The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

EXHIBIT 99.1

PRELIMINARY, SUBJECT TO COMPLETION, DATED APRIL 24, 2008

Prospectus

$[         ]

MacroShares $[100] Oil Up Shares

Issued by

MacroShares $[100] Oil Up Trust

MACRO Securities Depositor, LLC,

as Depositor

———————

The MacroShares $[100] Oil Up Trust, referred to as the “Up Trust,” intends to issue MacroShares $[100] Oil Up Shares, referred to as the “Up MacroShares,” on a continuous basis at the direction of authorized participants.

The assets of the Up Trust will consist of an income distribution agreement and settlement contracts entered into with MacroShares $[100] Oil Down Trust, the “Down Trust.” The Up Trust will also hold U.S. Treasuries and repurchase agreements on U.S. Treasuries to secure its obligations under the income distribution agreement and the settlement contracts. The Up Trust will make quarterly distributions of net income, if any, on the treasuries and a final distribution of all assets it holds on deposit on the final scheduled termination date, an early termination date or a redemption date. Quarterly distributions of net income, if any, will be made on distribution dates that are scheduled to occur in March, June, September and December of each year. Each quarterly and final distribution will be based on the settlement price of NYMEX light sweet crude oil futures contracts of a designated maturity, as established and reported by NYMEX on each price determination day, as well as on prevailing interest rates on U.S. Treasury obligations. This settlement price is the Applicable Reference Price of Crude Oil. The starting level for the Applicable Reference Price of Crude Oil for purposes of the transactions described in this prospectus is $[100].00. If the Applicable Reference Price of Crude Oil rises above its starting level on and after April [ ], 2008, which is referred to as the “closing date,” the Up Trust’s underlying value will increase to include all of its assets plus a portion of the assets of the paired Down Trust. Conversely, if the level of the Applicable Reference Price of Crude Oil falls below its starting level on and after the closing date, the Up Trust’s underlying value will decrease, because a portion of its assets will be included in the underlying value of its paired Down Trust.

The Up MacroShares may be redeemed on any business day only together with Down MacroShares (as defined herein) in MacroShares Units and only by holders who are authorized participants. “MacroShares Units” consist of a minimum of 50,000 Up MacroShares and 50,000 Down MacroShares. Up MacroShares will always be redeemed at their per share underlying value, as measured on the date on which the applicable redemption order was placed. Unless earlier redeemed on a redemption date or an early termination date, a final distribution will be made on the Up MacroShares on the distribution date occurring in December of 2013.

The Up MacroShares will trade on the American Stock Exchange (the “AMEX”) under the symbol “UOY.” The Up MacroShares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

AN INVESTMENT IN THE UP MACROSHARES INVOLVES SIGNIFICANT RISKS, INCLUDING THE RISK OF LOSS OF ALL OF YOUR INVESTMENT. YOU SHOULD REVIEW THE RISK FACTORS BEGINNING ON PAGE [23] OF THIS PROSPECTUS PRIOR TO INVESTING IN THE UP MACROSHARES. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UP TRUST DOES NOT HOLD OR TRADE IN COMMODITY FUTURES CONTRACTS OR OTHER INSTRUMENTS REGULATED BY THE COMMODITY FUTURES TRADING COMMISSION. NEITHER THE ADMINISTRATIVE AGENT NOR THE TRUSTEE, AS THE OPERATOR OF THE UP TRUST IS REGISTERED AS A COMMODITY POOL OPERATOR AND NONE OF THE TRUSTEE, THE ADMINISTRATIVE AGENT OR WE, AS DEPOSITOR, ARE SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION AS A COMMODITY POOL OPERATOR OR A COMMODITY TRADING ADVISOR.

Title of Class of Securities to be Purchased	Par Amount Per Share	Offering Price Per Share	Underwriting Discount	Offering Price Per Unit	Maturity Date
Up MacroShares	$25	$[25.oo to 25.85]	[0.00 to 3.00]%	$[1,000,000]	December 27, 2013

The Up MacroShares may be issued only in MacroShares Units consisting of a minimum of 50,000 Up MacroShares and 50,000 Down MacroShares.  The Up Trust and Down Trust will issue their shares in the minimum amounts that constitute a MacroShares Unit on a continuous basis only to persons who qualify as authorized participants at the per share underlying value of those shares on the business day on which a creation order for the shares is delivered to and accepted by the administrative agent. All Up MacroShares created on the closing date will be sold to authorized participants at their underlying value. The Up MacroShares will initially be sold to the public by authorized participants at a per share price that was determined by the Applicable Reference Price of Crude Oil at the time of each sale. The initial offering price per share is based upon  the starting level of the Applicable Reference Price of Crude Oil of $[100]. On the closing date, four Up MacroShares represent the equivalent of an investment in one $[100] barrel of oil. The initial sale of the Up MacroShares and Down MacroShares is expected to occur on or about the closing date. After the initial offering of the Up MacroShares, these shares will be sold will be offered continuously to authorized participants as part of MacroShares Units at their per share underlying value and may be sold by authorized participants to the public at the market price prevailing at the time of any such sale.

1

———————

The date of this prospectus is April [ ], 2008.

2

We are providing information to you about the MacroShares1 $[100] Oil Up Shares You should rely only on the information contained in this prospectus. We have not, and no authorized participant has, authorized any person to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, MacroShares $[100] Oil Up Shares only in states where such offers and sales are permitted.

TABLE OF CONTENTS

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS

iii

WHERE YOU CAN FIND MORE INFORMATION

iii

REPORTS TO SHAREHOLDERS

iii

FORWARD-LOOKING STATEMENTS

iv

TRANSACTION DIAGRAM

v

PROSPECTUS SUMMARY

1

RISK FACTORS

23

You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.

23

There is currently no market for the Up MacroShares, and no market may develop.

24

Fluctuations in the underlying value of the Up Trust and other factors may affect the market price of your Up MacroShares.

25

An investment in the Up MacroShares may not resemble a direct investment in oil.

26

The Up Trust will make distributions on the Up MacroShares solely from the assets deposited in the paired trusts.

27

Income on the treasuries may be insufficient to make quarterly distributions, if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the
Up Trust’s underlying value will decline.

28

The paired trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.

28

The return on your shares is uncertain.

29

The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend;
there are risks associated with investing in a product linked to this price.

32

A substitute price may be used as the Applicable Reference Price of Crude Oil.

33

The historical performance of the Applicable Reference Price of Crude Oil is not an
indication of its future performance.

33

The Up Trust is not regulated as a commodity pool and none of the Up MacroShares are regulated by the Commodity Futures Trading Commission.

33

Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.

33

If the Up Trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.

34

If the Up Trust were determined not to qualify as a securitization partnership, and the
Up Trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected.

34

You should be aware of the tax consequence of your investment in the Up MacroShares.
For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

34

The Up MacroShares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.

34

Potential conflicts of interests.

35

———————

1

MACRO® is a federally-registered service mark of MacroMarkets LLC. MacroMarkets LLC considers all references, singular or plural, to “MACRO®” or “MACRO” in this prospectus its service mark and reserves all rights to that service mark.

i

GLOSSARY 35
USE OF PROCEEDS 35
THE DEPOSITOR 35
MACROMARKETS LLC 36
FORMATION OF THE PAIRED TRUSTS 37
DESCRIPTION OF THE UP MACROSHARES 38
DESCRIPTION OF THE WORLD OIL MARKET 51
Oil Exploration, Extraction and Refining 51
Supply and Demand for Oil 51
Overview of Historical Trends in Oil Price Fluctuations 55
DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL 59
The NYMEX Division Light Sweet Crude Oil Futures Contract 59
The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract 61
Historical Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contract 63
Description of New York Mercantile Exchange, Inc. 63
Organization of NYMEX 63
NYMEX Rules and Procedures 64
DESCRIPTION OF THE UP TRUST ASSETS 64
DESCRIPTION OF THE TRUST AGREEMENTS 69
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES 78
STATE TAX CONSEQUENCES 83
CERTAIN ERISA CONSIDERATIONS 83
PLAN OF DISTRIBUTION 84
LEGAL OPINIONS 85
EXPERTS 85
GLOSSARY OF DEFINED TERMS 86

Appendix A: Hypothetical Scenarios A-1

Appendix B: Historical Performance of Light Sweet Crude Oil Futures Contracts and Treasury Rates B-1

Appendix C: Hypothetical Underlying Value Calculations C-1

Appendix D: Transactions With Affiliated Persons D-1

Report of Independent Registered Public Accounting Firm F-1
Financial Statements for the MacroShares $[100] Oil Up Trust F-2

Unless otherwise indicated, all references in this prospectus to the “depositor,” “we,” “us,” “our,” or similar terms refer to MACRO Securities Depositor, LLC.

We include cross-references in this prospectus to sections in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these sections begin.

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS

The information contained in the sections entitled “DESCRIPTION OF THE WORLD OIL MARKET” and “DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL” is based on information obtained from the New York Mercantile Exchange, Inc., the website maintained by the United States Energy Information Administration at eia.doe.gov and other sources that we believe to be reliable. However, we have not independently verified the accuracy and completeness of such information.

THE NEW YORK MERCANTILE EXCHANGE, INC. (i) DOES NOT IN ANY WAY PARTICIPATE IN THE OFFERING, SALE, OR ADMINISTRATION OF THE UP MACROSHARES OR DOWN MACROSHARES, OR ANY DISTRIBUTIONS TO BE MADE ON ANY OF THE FOREGOING SECURITIES, (ii) DOES NOT IN ANY WAY ENSURE THE ACCURACY OF ANY OF THE STATEMENTS MADE IN THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATED TO THE OFFERING, SALE OR ADMINISTRATION OF THE FOREGOING SECURITIES, (iii) IS NOT LIABLE FOR ANY ERROR OR OMISSION IN ANY SETTLEMENT PRICE USED IN CONNECTION WITH ANY OF THE FOREGOING SECURITIES, AND (iv) IS NOT IN ANY WAY AN OFFEROR OF ANY OF THE FOREGOING SECURITIES.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the “SEC,” a registration statement under the United States Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the shares offered in this prospectus. This prospectus contains summaries of the material terms of the documents it refers to, but does not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC’s public reference facilities are located at its Public Reference Section, One Station Place, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information that we file electronically with the SEC. You may access the website at http://www.sec.gov.

This is a prospectus for the offering of the MacroShares $[100] Oil Up Shares. We are only offering the MacroShares $[100] Oil Up Shares in this prospectus. This prospectus does not constitute an offer of shares to any person in any state or other jurisdiction in which such offer would be unlawful.

REPORTS TO SHAREHOLDERS

We will prepare and file with the Securities and Exchange Commission, in accordance with the requirements of the United States Securities Exchange Act of 1934, as amended, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K for the MacroShares $[100] Oil Up Trust. You may contact your broker to obtain paper copies of these reports.

FORWARD-LOOKING STATEMENTS

The SEC encourages issuers to disclose forward-looking information so that investors can better understand the future prospects of their investments and make informed investment decisions. This prospectus contains these types of statements. We make these statements directly in this prospectus. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of the future performance of the shares offered in this prospectus are forward-looking statements. All forward-looking statements reflect our present expectation of future events and the realization of these future events is subject to a number of important variables that could cause actual results to differ materially from those described in the forward-looking statements. The “RISK FACTORS” section of this prospectus provides examples of these variables. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. Except for our ongoing obligation to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

TRANSACTION DIAGRAM

The following diagram shows the relationship between the Up Trust and the Down Trust.

(1)

Under the income distribution agreement, as of any distribution date, the Up Trust will either (a) be required to pay a portion of its available income, as defined in this prospectus, to the Down Trust or (b) be entitled to receive all or a portion of the Down Trust’s available income, based, in each case, on the Applicable Reference Price of Crude Oil on each day during the preceding calculation period.

(2)

Under each settlement contract, in connection with the final scheduled termination date, an early termination date or any redemption date, the Up Trust will either (a) be required to make a final payment out of its assets to the Down Trust or (b) be entitled to receive a final payment from the Down Trust out of the assets of the Down Trust, based, in each case, on the Applicable Reference Price of Crude Oil on the last price determination day preceding the final scheduled termination day or early termination day or on the redemption order date preceding the relevant redemption date.

(3)

Treasuries include bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities.

v

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, but may not include all of the information that may be important to you. You should read this entire prospectus carefully, including the “RISK FACTORS” and “FORWARD-LOOKING STATEMENTS” sections, before making an investment decision.

This is a prospectus for the offering of the Up MacroShares. In this prospectus, we discuss matters relating to the Up Trust and also matters relating to the Down Trust to the extent that these matters are relevant to you, as a holder of Up MacroShares. Only the Up MacroShares are being offered by this prospectus.

Please note that when we refer in this summary to the “per share underlying value” that is represented by your Up MacroShares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired trusts were to settle the settlement contracts and the Up Trust were to make a final distribution on your Up MacroShares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Up MacroShares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Up MacroShares in order to liquidate your investment in those shares at any time prior to those dates.

The Issuer and the Securities Offered

On April 9, 2008, the MacroShares $[100] Oil Up Trust, which is referred to in this prospectus as the “Up Trust,” was established by us, in our capacity as depositor, under the laws of the State of New York. On April [ ], 2008, the trust agreement for the Up Trust was amended and restated to provide for the issuance of MacroShares $[100] Oil Up Shares, or the “Up MacroShares,” which will represent undivided beneficial interests in the Up Trust.

For more information about the Up Trust, see “FORMATION OF THE PAIRED TRUSTS.” For more information about us, see “THE DEPOSITOR.”

We are MACRO Securities Depositor, LLC and we are acting as “depositor” for the Up Trust, as well as the Down Trust described in the next section of this summary. We were established as a limited liability company in the State of Delaware on April 28, 2004, and are a wholly-owned, limited-purpose subsidiary of MacroMarkets LLC. In our capacity as depositor, our principal duties consist of forming the Up and Down Trusts, preparing and filing all periodic reports required to be filed by the trusts, and maintaining the listing of the Up and Down MacroShares on a national exchange.

The Paired Trusts

Concurrently with the formation of the Up Trust, we have also formed under New York law, and act as depositor for, the MacroShares $[100] Oil Down Trust, which is referred to in this prospectus as the “Down Trust.” We refer to the Up Trust and the Down Trust as the “paired trusts.” We also refer to the Down Trust as the “paired trust” with respect to the Up Trust and to the Up Trust as the “paired trust” with respect to the Down Trust. The Down Trust will issue the MacroShares $[100] Oil Down Shares, or the “Down MacroShares.” The Down MacroShares will each represent an undivided beneficial interest in the Down Trust. We refer to the Up MacroShares and the Down MacroShares as the “paired shares.”

The paired trusts entered into an income distribution agreement with each other on [      ], 2008, which is also referred to as the “closing date,” and intend to enter into one or more settlement contracts in connection with each paired issuance of paired shares.

At any time after the closing date, authorized participants may direct the issuance of paired shares by delivering a creation order for a paired issuance to MacroMarkets LLC, which is acting as the administrative agent for the two trusts, in accordance with the procedures described in this prospectus. Up and Down MacroShares will only be issued in the form of MacroShares Units composed of 50,000 Up MacroShares and 50,000 Down MacroShares. Paired shares will always be issued at the per share underlying value of those shares on the day on which the relevant creation order was received. Following delivery by the authorized participant to the trustee of funds equal to the aggregate underlying value of the shares being issued, the trustee will credit the authorized participant’s account at DTC with the number of paired shares created by that authorized participant in accordance with the procedures specified in the participants agreement and described in this prospectus.

The trustee for the paired trusts will deposit one-half of the net proceeds of each paired issuance into the Up Trust and one-half into the Down Trust in order to maintain the one-to-one proportion of funds in the paired trusts. The trustee will use these proceeds to acquire, in accordance with the directions of the administrative agent and on behalf of each paired trust, bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities, that are, in each case, scheduled to mature prior to each quarterly distribution date. We refer to these United States Treasury securities and repurchase agreements generically as “treasuries.”

The cash and treasuries on deposit in the paired trusts will be transferred between the trusts only in connection with the making of quarterly and final distributions on the paired shares, as specified by the terms of the income distribution agreement and the settlement contracts.

The Income Distribution Agreement and the Settlement Contracts

The paired trusts will enter into an income distribution agreement under which the trusts make quarterly payments to each other out of the income generated by their treasuries that remains available after each trust has paid its fees and expenses. Under the income distribution agreement, the Up Trust will, on each distribution date, either (1) be required to pay a portion of its available income to the Down Trust or (2) be entitled to receive a portion of the Down Trust’s available income, based, in each case, on the level of the Applicable Reference Price of Crude Oil during the preceding calculation period. On each distribution date, a quarterly distribution of all available income, if any, on deposit in the Up Trust will be made on the Up MacroShares after the Up Trust has made or received a payment under the income distribution agreement.

For more information about the income distribution agreement, see “DESCRIPTION OF THE UP MACROSHARES — Quarterly Distributions” and “DESCRIPTION OF THE UP TRUST ASSETS — The Income Distribution Agreement.”

The Up Trust will also enter into multiple settlement contracts with the Down Trust. In order to facilitate paired issuances and paired optional redemptions, the paired trusts will settle one settlement contract in connection with the paired optional redemption of each MacroShares Unit and will enter into a new settlement contract in connection with the paired issuance of each new MacroShares Unit, except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MacroShares Units. A “MacroShares Unit” will consist of 50,000 Up MacroShares and 50,000 Down MacroShares. Under each settlement contract, the Up Trust will either (1) be required to make a final payment out of its assets to the Down Trust or (2) be entitled to receive a final payment from the Down Trust out of the assets of the Down Trust. These settlement obligations are based on the change in the level of the Applicable Reference Price of Crude Oil from its starting level to its ending level (i) on the last price determination day preceding the final scheduled termination date, (ii) on the last price determination day preceding an early termination date or (iii) in the case of a redemption, on the relevant price determination day on which a redemption order is placed by an authorized participant. The final distribution made on the Up MacroShares will depend upon the final payment that the Up Trust was required to make or entitled to receive under the settlement contracts.

For more information about the settlement contracts, see “DESCRIPTION OF THE UP MACROSHARES — Final Distribution” and “DESCRIPTION OF THE UP TRUST ASSETS — The Settlement Contracts.”

The Trust Agreements

The Up Trust and the Down Trust have been formed and their activities are specified under the terms of two separate amended and restated trust agreements entered into by us, as depositor, State Street Bank and Trust Company, N.A., as the trustee for each of the trusts, MacroMarkets LLC, as administrative agent, and MACRO Financial, LLC, as marketing agent.  As a holder of Up MacroShares, your rights will be governed by the trust agreement for the Up Trust.  For a description of the terms of the trust agreement, see “DESCRIPTION OF THE TRUST AGREEMENTS.”

The Trustee

State Street Bank and Trust Company, N.A., a national bank chartered by the Office of the Comptroller of the Currency, will act as trustee for the Up Trust and the Down Trust.  The trustee will perform a number of duties on behalf of the trusts, of which the following are important to you, as a holder of Up MacroShares:

•

effecting paired optional redemptions and paired issuances of paired shares in accordance with the directions of the administrative agent;

•

making quarterly distributions and a final distribution to the holders of the Up MacroShares;

•

acting as the custodian for the treasuries and all other assets of each of the paired trusts;

•

settling purchase orders for treasuries that are placed on behalf of the Up Trust by the administrative agent, in accordance with the directions of the administrative agent;

•

for each price determination day, calculating and providing to the AMEX the variables needed by the AMEX to calculate indicative underlying value on that day;

•

for each price determination day, calculating the underlying value of the Up Trust and the per share underlying value of one Up MacroShare and providing these values to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com;

•

calculating, for each distribution date, the amount of available income on deposit in each of the paired trusts, the payment due under the income distribution agreement and the quarterly distributions to be made on the Up MacroShares;

•

calculating, in connection with each redemption date, an early termination date and/or the final scheduled termination date, the respective underlying values of the paired trusts, the final payment due under the settlement contracts being settled and the final distribution to be made on the Up MacroShares on the applicable redemption date, early termination date or final scheduled termination date; and

•

providing notification of the occurrence of certain termination triggers.

For performing its duties under the Up Trust agreement, the trustee will be compensated as described under “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.”

You may inspect the trust agreement and the records maintained by the trustee on behalf of the Up and Down Trusts at the office of the trustee during regular business hours upon two business days’ prior notice at Two World Financial Center, 225 Liberty Street, New York, New York 10281.

For more information about the trustee and its responsibilities under the trust agreement, see “DESCRIPTION OF THE TRUST AGREEMENTS.”

The Administrative Agent and the Marketing Agent

MacroMarkets LLC, a Delaware limited liability company, will act as the administrative agent for the Up Trust and the Down Trust and will be a party to the trust agreement for each of the trusts. Its rights and responsibilities will be specified in each trust agreement. For performing its duties as administrative agent under the trust agreement, MacroMarkets LLC will be compensated as described under “DESCRIPTION OF THE TRUST AGREEMENT — Fees and Expenses of the Paired Trusts.”

The administrative agent will perform or oversee the performance of a number of duties on behalf of the Up and Down Trusts, of which the following are important to you, as a holder of Up MacroShares:

•

directing the trustee in the acquisition of new treasuries for the paired trusts on each distribution date and each issuance date, including placing, or directing a designated service provider to place, the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in the trust agreements for the paired trusts and described in this prospectus under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations;”

•

processing redemption and creation orders for MacroShares from authorized participants;

•

directing the trustee in effecting redemptions and issuances;

•

selecting treasuries to be delivered between the paired trusts in connection with the settlement of the settlement contracts and treasuries to be delivered to redeeming authorized participants in connection with paired optional redemptions in accordance with the rules specified in the trust agreements;

•

performing certain calculations which it is required to provide to the trustee or to post on its website;

•

maintaining its website located at http://www.macromarkets.com, where you can obtain information about the performance of your Up MacroShares; and

•

providing notification of the occurrence of certain termination triggers.

For more information about the administrative agent and its responsibilities under the trust agreement, see “DESCRIPTION OF THE TRUST AGREEMENTS.”

MACRO Financial, LLC, a Delaware limited liability company, will act as the marketing agent for the Up and Down Trusts. The duties of the marketing agent will include developing a marketing plan for the paired trusts, preparing marketing materials and organizing investor presentations. For performing its duties as marketing agents for the Up Trust, MACRO Financial, LLC will be compensated as described under “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.”

Daily Reporting

The American Stock Exchange, or the “AMEX,” acts as a calculation agent for the Up Trust and the Down Trust. Throughout each price determination day, from the opening of trading on NYMEX at 10:00 a.m. New York City time to the close of trading of the Up MacroShares on the AMEX at 4:15 p.m. New York City time, the AMEX calculates and posts every fifteen (15) seconds, immediately following each transmission from NYMEX of the current market price of the light sweet crude oil futures contract of the designated maturity which is described in the next section of this summary, an indicative per share underlying value of one Up MacroShare to the Consolidated Tape Association, which oversees the dissemination of real time trade and quote information in AMEX-listed securities to institutions specializing in financial information which post such information through various media, including their websites, where it can be seen under the trading symbol “UOY.” At the end of each price determination day, the AMEX also calculates the premium or discount of the midpoint of the bid/offer for the Up MacroShares on the AMEX to the per share underlying value of those shares for such price determination day that is calculated and provided to the AMEX by the trustee and posts it, together with the end of day price information for the Up MacroShares, on its website located at http://www.amex.com/amextrader.

The trustee will provide the AMEX with the variables that are needed to calculate indicative underlying value not later than one-half hour before the open of trading on the AMEX.  The trustee will also calculate the underlying value of the Up Trust and the per share underlying value of one Up MacroShare at the end of each price determination day and provide such values to the administrative agent for posting on its website located at http://www.macromarkets.com.

The Assets of the Up Trust

The assets of the Up Trust will consist of:

•

U.S. treasury securities and what we refer to as “income” on those securities, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up Trust acquired that treasury security;

•

treasury repurchase agreements and what we refer to as “income” on those agreements consisting of the difference between the purchase price and the repurchase price for the treasuries borrowed under those agreements;

•

the Up Trust’s rights under the income distribution agreement;

•

the Up Trust’s rights under the settlement contracts;

•

the Up Trust’s rights under the licensing agreement with MacroMarkets LLC to use the patented MACROs structure;

•

the Up Trust’s rights under the NYMEX sublicensing agreement entered into with MacroMarkets LLC pursuant to which the trust is permitted to use the settlement prices of a light sweet crude oil futures contract of the designated maturity and the NYMEX name;

•

the Up Trust’s rights under its trust agreement to rely on the services provided by the administrative agent, the marketing agents and the trustee;

•

a securities account created under the Up Trust agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up MacroShares;

•

a distribution account created under the Up Trust agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used, first, to make a deposit to the fee payment account, second, to make payments to the Down Trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make quarterly and final distributions to the holders of the Up MacroShares;

•

a fee payment account created under the Up Trust agreement into which funds will be deposited on each distribution date for the purpose of paying the fees and expenses of the Up Trust; and

•

a netting account created under the Up Trust agreement to which the trustee will credit (1) Up MacroShares being redeemed in paired optional redemptions and net such shares against any shares being created in paired issuances on the same date, and (2) cash delivered by authorized participants in connection with paired issuances and net such cash against the final distributions to be made in connection with paired optional redemptions being effected on the same date.

The treasuries purchased on behalf of the Up Trust on each distribution date or in connection with each paired issuance of Up MacroShares may consist of bills, notes and bonds of varying maturities and repurchase agreements of varying terms that are fully collateralized by treasuries and entered into with counterparties that meet specified capital requirements or are deemed creditworthy by the administrative agent. Each treasury and treasury repurchase agreement must mature or terminate prior to the next scheduled distribution date. When we refer to “treasuries” in this prospectus, the term includes both treasuries and treasury repurchase agreements on treasuries. On each distribution date, except for the final scheduled termination date or an early termination date, the administrative agent will direct the trustee to reinvest the proceeds of the maturity of the paired trusts’ treasuries in new treasuries. The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each issuance of paired shares. The obligations of the paired trusts to each other under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in each of those trusts.

On each distribution date and each issuance order date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the paired trusts, treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each trust agreement and described in more detail in this prospectus under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations.” Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the paired trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each paired trust invested in treasuries, a portion of the assets of a paired trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between distribution dates. In addition, any treasuries delivered to authorized participants in connection with a paired optional redemption will be selected by the administrative agent on a “last in, first out” basis. If interest rates are increasing and funds received in connection with paired issuances by the paired trusts are being invested in higher-yielding treasuries, this method of selection may result in relatively higher-yielding treasuries being delivered to redeeming authorized participants and relatively lower-yielding treasuries remaining in the paired trusts, thereby causing a decrease in both trusts’ daily yield rates. Conversely, if interest rates are decreasing and funds received in connection with paired issuances are being invested in lower-yielding treasuries, the last in, first out method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming authorized participants. The treasuries selected by the administrative agent to be delivered as the final distribution in a paired optional redemption will be distributed ratably, by type, to each redeeming authorized participant. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

For more information about the assets of the Up Trust, see “DESCRIPTION OF THE UP TRUST ASSETS.”

The Applicable Reference Price of Crude Oil

The amount of each payment required to be made by the paired trusts under the income distribution agreement is based on the available income of each trust and on the daily level of the Applicable Reference Price of Crude Oil during the preceding calculation period and the amount of the settlement payment to be made under the settlement contracts is based on the Applicable Reference Price of Crude Oil at the time those payments are made.  When we refer to the “Applicable Reference Price of Crude Oil,” we are referring to the settlement price of the NYMEX Division light sweet crude oil futures contract of the designated maturity, as established and reported by NYMEX on a per barrel basis in U.S. dollars at the end of each price determination day.  When we refer to a NYMEX Division light sweet crude oil futures contract of the “designated maturity,” we mean the contract that matures (i) during the next succeeding calendar month if the date of determination is the first day of the current calendar month through and including the tenth business day of the current calendar month and (ii) during the second succeeding calendar month if the date of determination is the eleventh business day of the current calendar month through the last day of the current calendar month.  For example, from March 3 through March 14, 2008, which was the tenth business day in March, the Applicable Reference Price of Crude Oil would have reflected the price of the NYMEX Division light sweet crude oil futures contract that was scheduled to settle in April.  From March 17, which was the eleventh business day in March through and including March 28, the NYMEX contract of the designated maturity would have been the contract settling in May.  From April 1 through and including the tenth business day in April, the NYMEX contract designated month would have continued to be May.  The reason for this is that around the middle of each calendar month, the highest volume of trading in NYMEX Division light sweet crude oil futures contracts generally moves from the contract that settles in the following month to the contract that settles in the second following month.  Switching into the next month’s contract around the eleventh business day of each month is intended to minimize the reflection in the Applicable Reference Price of Crude Oil of factors related to the physical delivery of crude oil, such as physical storage and delivery costs.  If the eleventh business day of any month occurs later than the seventeenth calendar day of that month, then the switch to the second month’s contract will be made on the preceding business day that occurs on or prior to the seventeenth day of that calendar month.

The NYMEX Division light sweet crude oil futures contract, or the “light sweet crude oil futures contract,” trades in units of 1,000 barrels under the trading symbol “CL,” followed by a reference to the month and year in which such contract settles.  The delivery point for the light sweet crude oil futures contract is Cushing, Oklahoma and the primary deliverable is West Texas Intermediate crude oil, which is a high-grade oil that is generally considered to be the U.S. benchmark grade of oil.  The end-of-day “settlement price” or “closing price” for the light sweet crude oil futures contract for each delivery month is calculated by the NYMEX Settlement Price Committee and generally equals, if certain minimum trading volume criteria are met, the weighted average price, rounded to the nearest minimum fluctuation, of all outright transactions in that contract month that occurred during the last two minutes of the regular trading session ending at 2:30 p.m. New York City time or, for the last day on which a contract trades, during the last 30 minutes of trading.  If the minimum trading volume criteria are not met, the settlement price is determined by the NYMEX Settlement Price Committee by application of a different methodology.  For a description of how settlement prices are determined by NYMEX, see “DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL — The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract” in this prospectus.

MacroMarkets LLC has entered into a licensing agreement with NYMEX for the use of the settlement prices for certain of the commodity futures contracts that trade on the facilities of NYMEX, including the light sweet crude oil futures contracts. MacroMarkets LLC has sublicensed to us and to the paired trusts the use of the settlement prices for light sweet crude oil futures contracts. The license granted by NYMEX expires on November 21, 2011 and NYMEX has the right to terminate the license earlier, if it believes that MacroMarkets LLC or any of its sublicensees have misused the license. Upon termination of the NYMEX license, MacroMarkets LLC and we will seek to negotiate a new license agreement on mutually acceptable terms or, if NYMEX refuses to renew the license on acceptable terms, we will seek to obtain the NYMEX settlement prices from a source that is available and accessible to the general public. If no such source exists, we and MacroMarkets LLC will seek to negotiate a license with the Dow Jones Energy Service for its West Texas Intermediate crude oil spot price on terms comparable to the NYMEX license. If such a license is obtained, this spot price will become the new Applicable Reference Price of Crude Oil. The Dow Jones Energy Service has not consented as of the date of this prospectus to the use by us of its West Texas Intermediate crude oil spot price. “Dow Jones” is a registered trademark of Dow Jones & Company, Inc. If there is no publicly-accessible source of NYMEX settlement prices and if we are unable to obtain a license from the Dow Jones Energy Service, a termination trigger will occur and all outstanding paired shares will be redeemed on the ensuing early termination date. The Dow Jones Energy Service and any publicly-accessible source of NYMEX settlement prices is referred to in this prospectus as a “substitute oil price provider” and the price for West Texas Intermediate Crude Oil or Light Sweet Louisiana Crude Oil provided, generated or determined by that provider are each referred to as a “substitute reference oil price.” In the event that the substitute oil price provider is a publicly-accessible source of NYMEX settlement prices, the intra-day indicative per share underlying value of the Up Trust will be based upon a futures contract referencing crude oil that is selected by us based upon its similarity, in our commercially reasonable judgment, to NYMEX Division light sweet crude oil futures. However, the underlying value for each price determination day will continue to be calculated based upon the NYMEX settlement price for its light sweet crude oil futures contract.

When we refer to a “price determination day,” we are referring to each day on which trading of the NYMEX Division light sweet crude oil futures contract of the designated maturity occurs by open outcry on the trading floor of NYMEX, meaning trading by individuals on the physical facilities of NYMEX through the use of verbal or hand signals, rather than through electronic or other means.  If trading of the NYMEX Divisions light sweet crude oil futures ceases to occur by open outcry and is transferred by NYMEX to an electronic platform, a price determination day will be based upon trading on such electronic platform.  Price determination days are generally the same as business days – that is, any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close.  If NYMEX replaces its open outcry trading procedures with an electronic trading platform, then the settlement price that is determined on the basis of trading on that platform will be the Applicable Reference Price of Crude Oil and the “price determination day” will be each day on which trading occurs on that platform.  If a substitute reference oil price is being used, the “price determination day” will be each day on which this price is determined by, or in accordance with the rules of, the substitute oil price provider.

On each price determination day, the trustee will use the Applicable Reference Price of Crude Oil calculated and reported by NYMEX or the substitute oil price provider on that day to calculate the underlying value of the Up Trust.  If the level of the Applicable Reference Price of Crude Oil increases, the underlying value of the Up Trust will also increase by a proportionate amount.  Conversely, if the level of the Applicable Reference Price of Crude Oil decreases, the underlying value of the Up Trust will also decrease by a proportionate amount.

Calculation of Underlying Value

The final distribution made on the Up MacroShares on the final scheduled termination date, an early termination date or a redemption date is based upon the underlying value of the Up Trust (1) in the case of the final scheduled termination date, on the last price determination day that precedes that date, (2) in the case of an early termination date, also on the last price determination day that precedes that date, and (3) in the case of a redemption date, on the related redemption order date. The underlying value of the Up Trust on each price determination day is calculated by reference to the level of the Applicable Reference Price of Crude Oil on that day and represents the aggregate amount of the assets in the paired trusts to which the Up Trust would be entitled if the settlement contracts were settled on that day. The underlying value of the Up Trust on each day also represents the aggregate final distribution to which holders of the Up MacroShares would be entitled if those shares were redeemed on that day. The underlying value of the Up Trust on any day that is not a price determination day is equal to its underlying value on the last preceding price determination day.

An increase in the Applicable Reference Price of Crude Oil results in a proportionate increase in the underlying value of the Up Trust. A decrease in the Applicable Reference Price of Crude Oil results in a proportionate decrease in the underlying value of the Up Trust. After the closing date, the Applicable Reference Price of Crude Oil may fluctuate above or below a “starting level” of $[100].00. The proportion of the funds in the Up Trust and the Down Trust will initially be 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and issuances must be done in MacroShares units composed of an equal number of Up MacroShares and Down MacroShares. The underlying value formula described below and the requirement that Up MacroShares can only be issued and redeemed in paired optional redemptions and paired issuances and only in the form of MacroShares units, is intended to ensure that a $1 change in the settlement price in the Applicable Reference Price of Crude Oil will result in a $0.25 change in the per share underlying value of each Up MacroShare. Four Up MacroShares, each with a par amount of $[25] per share, are intended to represent one $[100] barrel of oil. The relationship between changes in the Applicable Reference Price of Crude Oil and the per share underlying value of an Up MacroShare will be as described only so long as the amount of cash and treasuries (not including income on the treasuries) on deposit in the Up Trust is equal to the aggregate par amount of all Up MacroShares that are outstanding from time to time. If the amount of cash and treasuries in the Up Trust is less than the aggregate par amount of the up MacroShares, because the fees and expenses of the Up Trust have exceeded its treasury income during one or more calculation periods, a specified change in the Applicable Reference Price of Crude Oil will still result in the same percentage change in per share underlying value, but not the same dollar amount, because each Up MacroShare represents, in effect, a smaller investment in oil.

Underlying value is calculated on any price determination day as follows:

If the “ending level” of the Applicable Reference Price of Crude Oil established and reported by NYMEX or the applicable substitute oil price provider on that date is above the starting level specified for the closing date, the “underlying value” of the Up Trust on that date will equal:

•

the sum of the Up earned income accruals for each day that has elapsed during the current calculation period, up to and including the current date plus

•

the Up investment amount on that date

plus

•

the Down investment amount on that date multiplied by the “price level percentage change,” which will equal, on any date, the absolute value of (i) the ending level of the Applicable Reference Price of Crude Oil on that date (or the last preceding price determination day if the date of determination is not a price determination day) minus the starting level of the Applicable Reference Price of Crude Oil divided by (ii) the starting level.

If the “ending level” of the Applicable Reference Price of Crude Oil on that price determination day is below the starting level, the “underlying value” of the Up Trust on that day will equal:

•

the sum of the Up earned income accruals for each day that has elapsed during the current calculation period, up to and including the current date of determination plus

•

the Up investment amount on that date

minus

•

that Up investment amount multiplied by the price level percentage change.

If the ending level of the Applicable Reference Price of Crude Oil on any price determination day is equal to its starting level, the “underlying value” of the Up Trust on that date will be equal to the Up investment amount plus the sum of the Up earned income accruals for each day that has elapsed during the current calculation period. We refer to the period between distribution dates, beginning on (but excluding) the second business day prior to the preceding distribution date and ending on (and including) the second business day prior to the current distribution date, as a “calculation period.”

The underlying value for any price determination day that is followed by one or more days that are not price determination days will include the Up earned income accruals for each of these days, calculated on the basis of the Applicable Reference Price of Crude Oil on the current price determination day. The underlying value for any day that is not a price determination day will be equal to the underlying value on the last preceding price determination day.

Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus.

The “Up investment amount” equals, on any distribution date, the amount of cash that was actually invested on behalf of the Up Trust in treasuries on that distribution date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that distribution date. The “Up investment amount” on any day during a calculation period (other than the distribution date) equals the aggregate par amount of the Up MacroShares that are outstanding on that day if the amount actually invested on the preceding distribution date was equal to the Up aggregate par amount on that date. If the amount actually invested on the last distribution date was less than the Up aggregate par amount, then the “Up investment amount” for each day of the ensuing calculation period will equal the amount that was actually invested divided by the number of Up MacroShares outstanding on that distribution date, multiplied by the number of Up MacroShares that are outstanding on the day on which the calculation is being made. Since the trust is required to invest an amount equal to the Up aggregate par amount in treasuries on each distribution date, the Up investment amount should be equal to the Up aggregate par amount, as increased and decreased by redemptions and paired issuances, throughout the ensuing calculation period. The only case in which this will not be true is if the Up Trust’s daily fee accrual rate exceeded the daily yield rate on its treasuries during one or more preceding calculation periods and the resulting deficiency was not made up with income realized by the Up Trust during other preceding calculation periods following a general rise in interest rates. If a deficiency does exist during a calculation period, this deficiency will be reflected in the per share underlying value at which authorized participants may create and redeem the Up MacroShares.

The “Down investment amount” is calculated in the same manner as the Up investment amount.

The “Up earned income accrual” equals, for each date of determination:

(1) the Up available income accrual for that date and either (x) if on such date the ending level of the Applicable Reference Price of Crude Oil is above the starting level, plus the Down available income accrual for that date multiplied by the price level percentage change on that date or (y) if on such date the ending level is below the starting level, minus such Up available income accrual multiplied by the price level percentage change on that date, plus

(2) if the date of determination is also an issuance date on which a net increase in the Up aggregate par amount has occurred after giving effect to all paired issuances and paired optional redemptions on that date, the product of the number of Up MacroShares created on such date constituting such net increase and the income component of the per share underlying value of each such Up MacroShare, representing the Up earned income accrual allocable to such share during the period from the last preceding distribution date to such issuance date, minus

(3) if the date of determination is also a redemption date on which a net decrease in the Up aggregate par amount has occurred after giving effect to all paired optional redemptions and paired issuances on that date, the product of the number of Up MacroShares redeemed on such date constituting such net decrease and the income component of the per share underlying value of each such Up MacroShare, representing the Up earned income accrual allocable to such share during the period from the last preceding distribution date to such redemption date.

The earned income accrual for each day that is not a price determination day is determined by reference to the Applicable Reference Price of Crude Oil on the last preceding price determination day.

The Up earned income accrual for each calculation period equals the sum of the Up earned income accruals for each day of that calculation period.

The “Up available income accrual” and the “Down available income accrual” for each day is (i) the sum of, for each treasury on deposit in the applicable trust on that day, the product of the purchase price at which the trust acquired that treasury (or the par amount of that treasury for any treasury that was not purchased at a discount) multiplied by the daily yield rate applicable to that treasury minus (ii) the daily fee accrual. If the Up or Down available income accrual is a negative number, then such accrual will be equal to zero.

For each day, the “daily fee accrual” for the Up or Down Trust is the Up or Down asset amount, as applicable, on each day multiplied by a “daily fee accrual rate” of 95 basis points plus a fixed annual amount divided by, in each case, 365 or 366, depending upon the number of days in the current year.  The sum of the daily fee accruals for each of the trusts for an entire calculation period will be equal to that trust’s fee deduction amount for that calculation period.  The Up asset amount and Down asset amount are defined in the glossary of this prospectus.  If actual expenses and fees on any distribution date exceed the fee deduction amount for the preceding calculation period, additional funds will be withdrawn from the assets on deposit in the applicable trust and its underlying value will be adjusted to reflect this additional withdrawal.  The fixed expenses of both the Up Trust and the Down Trust are expected to equal approximately $600,000 per year for each trust.  The fixed expenses portion of the fee deduction amount will be adjusted periodically based upon actual expenses incurred or expected to be incurred.

For purposes of calculating the Up available income accrual and the Down available income accrual, the “daily yield rate” for each treasury on deposit in the applicable trust is the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. The “yield rate” for each treasury is equal to its stated interest rate, if any, and/or any applicable discount rate, based on the date of purchase and the purchase price at which the applicable trust acquired that treasury, or, in the case of treasury repurchase agreements, the difference between its purchase price and its repurchase price, expressed as a percentage of such purchase price.

For more information about calculating the income and expenses of the paired trusts, see “DESCRIPTION OF THE UP MACROSHARES — Quarterly Distributions.”

The proportion of cash and treasuries on deposit in the Up Trust and the Down Trust will initially be 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and issuances must be effected in MacroShares Units composed of an equal number of Up and Down MacroShares. Maintaining this proportion insures that the underlying value formula and the yield on your Up MacroShares will not be affected by increases or decreases in the size of the paired trusts due to redemptions and subsequent issuances.

Quarterly Distributions

A “distribution date” is scheduled to occur for the Up MacroShares on the second business day preceding each record date, commencing in June of 2008.  On each distribution date, the Up Trust will declare a quarterly distribution on the Up MacroShares.  This quarterly distribution will be made out of the income that the Up Trust holds on deposit after it has deposited the fee deduction amount into the fee payment account, either made or received a payment under the income distribution agreement, and acquired treasuries with an aggregate purchase price equal to the aggregate par amount of the outstanding Up MacroShares on that distribution date.  Each shareholder who is a registered holder of Up MacroShares on the “record date,” which is the last business day of March, June, September and December of each year, commencing in June of 2008, will be entitled to receive the quarterly distribution.  The quarterly distribution will be paid out to shareholders on the third business day of the month immediately following the month in which the related distribution date occurred, on the date we refer to as the “distribution payment date.”

On each distribution date, the Up Trust’s entitlement under the income distribution agreement to its available income and the available income in the Down Trust will be based on the Applicable Reference Price of Crude Oil during the preceding calculation period.  For each day during the calculation period preceding each distribution date, the entitlement of the Up Trust under the income distribution agreement for that day, which we refer to as its “Up earned income accrual,” will be determined as follows:

•

If the ending level of the Applicable Reference Price of Crude Oil exceeds the starting level on that day, the Up Trust will become entitled to retain all of its available income accrual for that day and to receive all or a portion of the Down Trust’s available income accrual for that day.

•

If the ending level of the Applicable Reference Price of Crude Oil is below the starting level, the Up Trust will become obligated to pay all or a portion of its available income accrual for that day to the Down Trust.

•

On every day on which the ending level of the Applicable Reference Price of Crude Oil is the same as the starting level, neither an obligation to pay, nor an entitlement to receive, any payment under the income distribution agreement will accrue for the benefit of the Up Trust.

On any day that is not a price determination day, the Up earned income accrual will be determined by reference to the Applicable Reference Price of Crude Oil on the last preceding price determination day.

The underlying value of the Up Trust on each distribution date will be calculated before available income, if any, is deducted from that underlying value and set aside for payment as a quarterly distribution on the related distribution payment date. As a result, the underlying value of the Up Trust on the day following each distribution date will reflect a relative decrease from the underlying value on that distribution date which will be unrelated to any movement in the level of the Applicable Reference Price of Crude Oil.

On each distribution date, other than on the final scheduled termination date or an early termination date and other than with respect to any shares for which a redemption order was placed and settled prior to the related record date, the Up Trust will declare a “quarterly distribution” on each outstanding Up MacroShare equal to:

•

the sum of Up earned income accruals for each day of the preceding calculation period multiplied by

•

a fraction the numerator of which is one Up MacroShare and the denominator of which is the aggregate number of outstanding Up MacroShares on that distribution date.

On the distribution payment date that follows each distribution date, the Up Trust will distribute such amount on each outstanding Up MacroShare.

For a more detailed description of how payments under the income distribution agreement are calculated, see “DESCRIPTION OF THE UP TRUST ASSETS — The Income Distribution Agreement.”

Distributions of the Up earned income accruals on the final scheduled termination date, an early termination date or any redemption date will be made as part of the final distribution that is made on those dates, as described in the next section of this summary entitled “— Final Distribution,” and in greater detail in the section entitled “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.”

The annual fees and expenses of the Up Trust will consist of (1) the variable fees specified in this summary and also in the section entitled “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts,” which together represent a 95 basis point deduction from the assets of the Up Trust plus (2) fixed fees and expenses which are expected to equal approximately $600,000 per year. This fixed amount will be adjusted periodically based upon actual expenses incurred or expected to be incurred by the Up Trust in order to reflect accurately the accrual of fees and expenses in the underlying value calculation. The same variable and fixed fees and expenses are expected to be incurred by the Down Trust.

A daily fee accrual, based upon the variable fees and expenses of the Up Trust and its estimated annual fixed fees and expenses, as periodically adjusted based on actual fees and expenses incurred, will be deducted from each day’s treasury income accrual.  The sum of the Up Trust’s daily fee accruals for each calculation period is referred to as the “fee deduction amount.” If the fee deduction amount exceeds the Up Trust’s treasury income on any distribution date, the earned income component of underlying value will be equal to zero and the Up Trust will not make any quarterly distributions on that distribution date.  Moreover, the underlying value of the Up Trust will be further reduced by an amount equal to the difference between the Up Trust’s treasury income and its actual fees and expenses and this reduction will be permanent unless it can be made up out of treasury income on future distribution dates, net of fees and expenses on those distribution dates.  See RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.”

On each distribution date, the “available income” of the Up Trust will be equal to all funds on deposit in the Up Trust on that distribution date after the trust has (i) set aside an amount equal to the fee deduction amount to pay fees and expenses, (ii) made a payment to or received a payment from the Down Trust under the income distribution agreement and (iii) acquired treasuries with an aggregate purchase price equal to the aggregate par amount of the Up MacroShares as of that distribution date. The available income on each distribution date will equal the sum of the earned income accruals for the preceding calculation period.

If the available income of the Up Trust for any calculation period is a negative number, then the available income of the Up Trust on the related distribution date will be equal to zero and the Up Trust will not make any payments under the income distribution agreement or any quarterly distribution to its shareholders on that distribution date unless it was entitled to and received a portion of the Down Trust’s available income. However, since the administrative agent will be required to use commercially reasonable efforts to direct the acquisition of identical assets for each of the paired trusts, it is unlikely that there would be a significant difference in the income realized by each of the trusts during any calculation period.

We refer to the product of the aggregate number of outstanding shares issued by the Up Trust and a stated par amount of $[25] per share as the “Up aggregate par amount” and to the product of the aggregate number of outstanding shares issued by the Down Trust and a stated par amount of $[25] per share as the “Down aggregate par amount.”

If available, an amount equal to the Up aggregate par amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each distribution date unless that distribution date is the final scheduled termination date or an early termination date. If a redemption order is delivered on a distribution date or on the day preceding a distribution date, the Up aggregate par amount will first be reduced by the aggregate par amount of any Up MacroShares being redeemed. If, after depositing the fee deduction amount into the fee payment account, the funds remaining on deposit in the Up Trust on any distribution date are equal to or less than the Up aggregate par amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no available income on that date. If less than the Up aggregate par amount is invested in treasuries on any distribution date because the fee deduction amount exceeded the income on the Up Trust’s treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent distribution dates until the amount invested does equal the Up aggregate par amount.

The Up Trust may make minimal or no quarterly distributions to its shareholders on one or more distribution dates if treasury yield rates drop to and remain below the fee accrual rate of 0.95%, as such rate is effectively adjusted upward by the deduction of a fixed annual expense amount. However, assuming there are no deficiencies in the amount that was invested on behalf of each of the paired trusts during previous calculation periods and that actual fees and expenses did not exceed the fee deduction amount during the current calculation period, the portion of the daily income on the treasuries during that calculation period that is in excess of the fee deduction amount will be distributed to the holders of the paired shares as a quarterly distribution. The allocation of this yield as between the Up and the Down MacroShares will be determined under the income distribution agreement based on the Applicable Reference Price of Crude Oil on each day of the preceding calculation period. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions.”

The administrative agent will always use a “last in, first out” method for selecting which treasuries to deliver in a redemption of the shares. As a result, in both a rising and a falling interest rate environment, paired optional redemptions that are effected between distribution dates may result in a decrease in the daily yield rate on the treasuries in the paired trusts for the remaining shareholders. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

The available income of the Down Trust will be calculated in the same way as that of the Up Trust. If available, an amount equal to the Down aggregate par amount on each distribution date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such distribution date is the final scheduled termination date or an early termination date), but the amount actually invested may be less on one or more distribution dates if the fee deduction amount for the Down Trust exceeded the Down Trust’s income on those distribution dates.

If the Up Trust has no available income on any distribution date, then it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down Trust. Similarly, if on any distribution date the proceeds of the treasuries in the Down Trust minus its fee deduction amount are equal to or less than the Down aggregate par amount, the Down Trust will not have any available income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up Trust on that distribution date. If either of the paired trusts fails to make a payment under the income distribution agreement on any distribution date because it does not have any available income, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

If on any distribution date the Up Trust does not have any available income and does not receive any available income from the Down Trust, it will not make any quarterly distribution to its shareholders on that distribution date. The Up Trust is not required to make quarterly distributions in any stated amount and if no funds are available to make a quarterly distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date. See “RISK FACTORS — You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distribution

General

The Up Trust will declare a final distribution on all or a portion of the Up MacroShares, as applicable, on the earliest to occur of:

•

the distribution date scheduled to occur in December of 2013, which we refer to as the “final scheduled termination date;”

•

an “early termination date,” which is the next distribution date that follows the occurrence of a termination trigger; and

•

a “redemption order date,” which is any business day on which an authorized participant places an order for a paired optional redemption of all or a portion of the paired shares.

The final distribution declared by the Up Trust on the final scheduled termination date, an early termination date or any redemption order date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down Trust under the settlement contracts that are settled in connection with the redemption of shares. The final payment under the settlement contracts will, in turn, be determined by the underlying value of the Up Trust on (i) the last price determination day preceding the final scheduled termination date, (ii) the last price determination day preceding an early termination date and, (iii) in the case of a paired optional redemption, the relevant redemption order date.

The purpose of the final payment under the settlement contracts is to transfer assets between the paired trusts such that each trust has cash and treasuries in an amount equal to its underlying value at the time of settlement.

•

If the level of the Applicable Reference Price of Crude Oil on the relevant price determination day is above its starting level, the Up Trust will be entitled to receive a final payment from the Down Trust in an amount proportional to the increase in the level of that price.

•

If the level of the Applicable Reference Price of Crude Oil on the relevant price determination day is below its starting level, the Up Trust will be required to make a final payment to the Down Trust in an amount proportional to the decrease in the level of that price.

For a more detailed description of how the underlying value of the Up Trust and payments under the settlement contracts are calculated, see “DESCRIPTION OF THE UP MACROSHARES — Calculation of Underlying Value” and “DESCRIPTION OF THE UP TRUST ASSETS — The Settlement Contracts.”

On the final scheduled termination date or an early termination date, the Up Trust will declare a final distribution in redemption of its Up MacroShares in an amount equal to the underlying value of the Up Trust on the last price determination day preceding the final scheduled termination date or the last price determination day preceding the early termination date. On the distribution payment date that follows the final scheduled termination date or early termination date, the trustee will pay the final distribution to each holder of the outstanding Up MacroShares in redemption of those shares.

The redemption of all or a portion of the paired shares in a paired optional redemption may only be directed on any price determination day by one or more authorized participants who are the beneficial holders of those shares. As discussed in greater detail later in this section, unless you are an authorized participant, you will not have a right to direct a redemption of your Up MacroShares. Consequently, you will only be able to liquidate your investment in the Up MacroShares prior to the final scheduled termination date or an early termination date by selling them to an investor who is willing to purchase them from you, including any authorized participant who may wish to acquire those shares in order to direct a paired optional redemption. The market price that you are able to obtain for your Up MacroShares may be less than the price you paid for those shares and less than the per share underlying value that is represented by those shares for the reasons discussed in “RISK FACTORS — Fluctuations in the underlying value of the Up Trust and other factors may affect the market price of your Up MacroShares.”

If the fee deduction amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Up Trust exceeds the income of the Up Trust on the current distribution date or on one or more preceding distribution dates and the resulting deficiency in the Up investment amount has not been made up on subsequent distribution dates, the underlying value of the Up Trust and, consequently, the final distribution made by the Up Trust on the final scheduled termination date, an early termination date or any redemption date will reflect that resulting deficiency. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.”

Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

On the final scheduled termination date or an early termination date, the trustee will cause the paired trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on those dates. After the settlement contracts have been settled, the Up Trust will declare a final distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the distribution payment date that follows the final scheduled termination date or early termination date, the Up Trust will distribute on each outstanding Up MacroShare a “final distribution” in cash equal to:

•

the underlying value of the Up Trust on the last price determination date preceding that final scheduled termination date or that early termination date divided by

•

the aggregate number of Up MacroShares that have been issued but not yet redeemed as of that date.

A final distribution will be distributed by the Trustee on each outstanding Up MacroShare on the distribution payment date that follows the final scheduled termination date or early termination date. The final distribution will include the Up available income that would have been distributed as a quarterly distribution if the final scheduled termination date or early termination date had been an ordinary distribution date.

Upon receipt of a final distribution on the final scheduled termination date or an early termination date, your Up MacroShares will be considered to be redeemed in full and the Up Trust will have no further obligations with respect to those shares even if the amount of the final distribution is less than the aggregate par amount of your Up MacroShares or less than the purchase price you paid for those shares. See “RISK FACTORS — You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distributions in Paired Optional Redemptions

On any business day prior to the final scheduled termination date or an early termination date, the Up MacroShares and Down MacroShares may be redeemed concurrently at the direction of authorized participants in MacroShares Units in what we refer to as a “paired optional redemption.” A “MacroShares Unit” consists of 50,000 Up MacroShares and 50,000 Down MacroShares. A tender of paired shares for redemption will be irrevocable. The paired shares may only be redeemed by authorized participants. However, the discussion which follows describing paired optional redemptions and the final distribution that will be declared on the related redemption order date is relevant to you as a holder of Up MacroShares even if you are not an authorized participant, because it explains the rules that authorized participants must follow in order to effect paired optional redemptions and their ability to effect these redemptions may affect the demand for the Up MacroShares. See “RISK FACTORS — The return on your shares is uncertain — The right to redeem the Up MacroShares is limited.”

In order to be an “authorized participant,” an entity must (1) be a registered broker-dealer and a member in good standing with the Financial Industry Regulatory Authority (“FINRA”), or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of the FINRA in order to engage in securities transactions, (2) be a participant in DTC or have indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant, and (3) have entered into a “participants agreement” with us, the administrative agent and the trustee which specifies procedures for the issuance and redemption of paired shares. The participants agreement is described in this prospectus under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.”

Authorized participants must place redemption orders with the administrative agent at least thirty (30) minutes prior to the end of trading of light sweet crude oil futures contracts by open outcry on NYMEX on any price determination day or immediately upon the unanticipated close of trading of such contracts on NYMEX. Any redemption order that is not placed within the specified time prior to the close of trading on the NYMEX will be automatically rejected and may be resubmitted by the applicable authorized participant, if it so desires, on the next price determination day at the new prevailing per share underlying value. The date on which an authorized participant places a redemption order is referred to as the “redemption order date,” and the following business day on which the redemption is effected is referred to as the “redemption date,” except that, in the case of any redemption order that is delivered on a distribution date or on the business day following a distribution date, the “redemption date” will be the third business day following the redemption order date to ensure that any authorized participant who places a redemption order on these two days will still be considered a holder of record on the record date and, therefore, eligible to receive its quarterly distribution for the preceding calculation period. Each redeeming authorized participant must deliver to the administrative agent a redemption order with the following information:

•

the authorized participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the redemption order on behalf of the authorized participant; and

•

the number of MacroShares Units being redeemed.

Not later than 10:00 a.m. New York City time on the redemption date, the authorized participant who placed the redemption order must deliver to the trustee:

•

Up MacroShares and Down MacroShares that in the aggregate constitute the requisite number of MacroShares Units being redeemed by such authorized participant;

•

the applicable “redemption cash component,” if applicable, which are funds that must be delivered by the authorized participant in connection with any redemption in which treasuries are being delivered to make the final distribution if these treasuries, valued at their acquisition cost, represent a value in excess of the per share underlying value of the shares being redeemed; and

•

a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for services rendered in effecting the paired optional redemption.

If all conditions to effecting a paired optional redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming authorized participant by 3:00 p.m. New York City time on the redemption date. If the redemption order was placed on a distribution date, the redeeming authorized participant will receive cash. If there was a net increase in the aggregate par amount of the paired trusts on any redemption date that was also an issuance date, because more MacroShares Units were created than redeemed, redeeming authorized participants will also receive their final distribution from the paired trusts in cash out of the funds delivered to the trusts by the authorized participants who created shares on the same date. If any paired issuances were effected on the redemption date, even if there was a net decrease in the aggregate par amount of the paired trusts, redeeming authorized participants will receive a portion of their final distribution in cash out of the funds delivered to the trusts by the creating authorized participants. All or a portion of the final distribution may also be made out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the final distribution for which cash is not available will be made by delivering treasuries to the redeeming authorized participant.

The amount of cash and/or treasuries that will be delivered on the redemption date in a paired optional redemption will always be equal to the aggregate per share underlying values of the paired shares being redeemed, calculated as of the redemption order date. In the case of a paired optional redemption that is ordered on a distribution date or on the business day following a distribution date or on a redemption order date that is followed by one or more intervening non-business days, the amount delivered on the related redemption date will consist of the aggregate per share underlying value of the shares being redeemed plus the earned income accruals for all intervening days between the redemption order date and the redemption date, calculated on the basis of the Applicable Reference Price of Crude Oil as of the redemption order date.

Upon receipt of the final distribution in a paired optional redemption, the Up MacroShares presented for redemption will be considered to be redeemed in full and the Up Trust will have no further obligations with respect to those shares, even if the amount of the final distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the authorized participant. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Up and Down aggregate par amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both a redemption date and an issuance date. The trustee will cause the paired trusts to settle one new settlement contract for each MacroShares Unit that is redeemed in a paired optional redemption on any redemption date that is not also an issuance date.

In connection with the settlement of the settlement contracts and payment of a final distribution in the case of a redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a “last in, first out” basis such that the value of the segregated treasuries is equal to the product of the applicable redemption percentage and the aggregate value of all of the treasuries held by each trust. The “value” of each treasury will be equal to the purchase price at which the applicable paired trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date. The “redemption percentage” for the Up and Down MacroShares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Up or Down MacroShares that are being redeemed and the denominator of which is the aggregate number of Up or Down MacroShares that are outstanding prior to the redemption. The selection and delivery of treasuries must comply with the requirements and conditions specified in Appendix D to this prospectus. For a discussion of the potential risks associated with the delivery of treasuries instead of cash as a final distribution, see “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

After the settlement contracts have been settled, the paired trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming authorized participant as the final distribution on the shares being redeemed. The paired trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other trust to the redeeming authorized participant as the final distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the final distribution will be distributed ratably, by type, to each redeeming authorized participant.

Following a paired optional redemption, the trustee will record a reduction in the aggregate number of Up MacroShares and Down MacroShares that are outstanding. If MacroShares Units are being both redeemed and issued on the same day at the direction of several authorized participants, the trustee will record a reduction only if a net decrease in the aggregate par amount has occurred. For more information about paired optional redemptions, see “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.”

Paired Issuances

On any price determination day prior to the final scheduled termination date or an early termination date an authorized participant may effect a “paired issuance” by directing the paired trusts to issue additional shares in a minimum number of Up and Down MacroShares constituting at least one MacroShares Unit. If so directed by the authorized participant, the Up Trust and the Down Trust will issue additional paired shares to the authorized participant to satisfy its creation order. Paired shares will always be issued by each of the paired trusts at the per share underlying value of these shares on the date on which a creation order is delivered by an authorized participant.

Although the number of Up MacroShares will increase with each issuance and decrease with each redemption by an authorized participant, the Up MacroShares you hold will always represent the same entitlement to the distributions made by the Up Trust, even though your proportionate share of the assets of that trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up MacroShares that are outstanding on any specified date.

To create a new MacroShares Unit, an authorized participant must place a creation order with the administrative agent at least thirty (30) minutes before the end of trading of light sweet crude oil futures contracts by open outcry on NYMEX on any price determination day or immediately upon the unanticipated close of trading of such contracts on NYMEX. Any creation order that is not placed within the specified time prior to the close of trading on the NYMEX will be automatically rejected and may be resubmitted by the applicable authorized participant, if it so desires, on the next price determination day at the new prevailing per share underlying value. The day on which an authorized participant delivers a creation order is referred to as the “issuance order date” and the following business day on which the paired issuance is effected is referred to as the “issuance date,” except that, in the case of any creation order that is delivered on a distribution date or on the business day following a distribution date, the “issuance date” will be the third business day following the issuance order date to ensure that any authorized participant who places a creation order on these two days, when underlying value no longer reflects earned income accruals for the preceding calculation period, will not be eligible to receive a quarterly distribution on the distribution payment date that follows that distribution date. Each creating authorized participant must deliver to the administrative agent a creation order with the following information:

•

the authorized participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the creation order on behalf of the authorized participant; and

•

the number of MacroShares Units being created.

By 10:00 a.m. New York City time on the issuance date, the authorized participant must deposit immediately available funds in an amount equal to:

•

the aggregate per share underlying value of the Up MacroShares being created, as measured on the issuance order date;

•

the aggregate per share underlying value of the Down MacroShares being created, as measured on the issuance order date; and

•

a transaction fee of $2,000, payable directly to the trustee by the authorized participant to compensate the trustee for services rendered in effecting the paired issuance.

In the case of any paired issuance ordered on a distribution date or on the business day following a distribution date or on an issuance order date that is separated from the related issuance date by one or more intervening non-business days, the amount that must be delivered by the authorized participant must also include the earned income accruals for each intervening day between the issuance order date and the issuance date, as calculated on the basis of the Applicable Reference Price of Crude Oil on the issuance order date.

Creation orders for new MacroShares Units will be processed through a manual clearing process operated by DTC. By 3:00 p.m. New York City time on the issuance date, the administrative agent will instruct the trustee to deliver to the authorized participant’s account at DTC Up and Down MacroShares that were created in the paired issuance.

The trustee will deposit one-half of the aggregate funds received by it in connection with an issuance of paired shares into the Up Trust and the other half into the Down Trust, without regard to the per share underlying values at which the Up and Down MacroShares were issued, in order to preserve the one-to-one ratio of cash and treasuries on deposit in the paired trusts.

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Up and Down aggregate par amount and settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both an issuance date and a redemption date. The trustee will cause the paired trusts to enter into one new settlement contract for each new MacroShares Unit that is created in a paired issuance on any issuance date that is not also a redemption date.

Following a paired issuance, the trustee will record an increase in the aggregate number of Up MacroShares and Down MacroShares that are outstanding. If MacroShares Units are being both issued and redeemed on the same day at the direction of several authorized participants, the trustee will record an increase only if a net increase in the Up and Down aggregate par amount has occurred.

For more information about paired issuances, see “DESCRIPTION OF THE UP MACROSHARES — Paired Issuances.”

Termination Triggers

The occurrence of specified events, which we refer to as “termination triggers,” will cause an automatic termination of the income distribution agreement and the settlement contracts and an early redemption of the paired shares on the next distribution date that follows the termination trigger. Upon obtaining knowledge or receiving notice of the occurrence of a termination trigger, we will file a Form 8-K disclosing the termination trigger. The following events will constitute termination triggers:

•

any of the following circumstances persists for five (5) consecutive business days: (i) the Applicable Reference Price of Crude Oil is not established by NYMEX or the substitute oil price provider; and (ii) NYMEX or such substitute oil price provider refuses to make that price available to the administrative agent for the purpose of calculating underlying value;

•

the Applicable Reference Price of Crude Oil rises to or above $185.00 or falls to or below $15.00, and, in either case, the Applicable Reference Price of Crude Oil remains at or above that level or at or below that level, as applicable, for three (3) consecutive price determination days;

•

either of the paired trusts becomes required to register as an “investment company” under the Investment Company Act of 1940, as amended;

•

either of the paired trusts becomes a commodities pool that is subject to regulation under the Commodity Exchange Act, as amended;

•

DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of a depository for the paired trusts;

•

the administrative agent resigns or is unable to perform its duties under one or both trust agreements of the paired trusts, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the trust agreements;

•

we elect to terminate the Up Trust and 66 and 2/3% of the holders of the Up Trust and the Down Trust, each voting as a separate class, consent to such termination;

•

either of the paired trusts is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

•

either of the paired trusts becomes undercollateralized, as measured on any distribution date, prior to the making of any payments or distributions on that distribution date and without taking into account the rights and obligations of the paired trusts under the income distribution agreement and the settlement contracts, such that the amount of cash on deposit in the affected trust is equal to 90% or less of the cash on deposit in the other trust;

•

the amount of cash and treasuries on deposit in the Up Trust or the Down Trust is reduced to less than ten (10) million dollars on any business day; and

•

the amount of cash and treasuries on deposit in the Up Trust and/or the Down Trust is equal to less than fifty (50) million dollars per trust on any business day and we elect, in our discretion, to terminate the paired trusts.

The administrative agent will be responsible for notifying us and the trustee of the occurrence of the termination triggers that result from a specified increase or decrease in the Applicable Reference Price of Crude Oil, the failure by NYMEX or the applicable substitute oil price provider to calculate the Applicable Reference Price of Crude Oil or its refusal to make it available to the administrative agent, the resignation of the administrative agent or its bankruptcy, the consent of the Up and Down Trust shareholders to an early termination of the paired trusts following our election to effect such termination and our decision to terminate the trusts if the total assets of either or both trusts are reduced below $50 million. The trustee, upon obtaining knowledge of the occurrence of any of the other termination triggers described above, will be responsible for notifying us and the administrative agent of such occurrence.

On the next distribution date following the occurrence of a termination trigger, which we refer to as an “early termination date,” the trustee will cause the paired trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the underlying value of each paired trust on the price determination day preceding the early termination date. In the case of any termination trigger that occurs after the expiration of a specified number of days, if these days occur over the course of two different calculation periods, the early termination date will not occur until the distribution date that follows the second calculation period. In the case of the termination trigger related to the undercollateralization of one of the paired trusts, the termination trigger will not occur until the next distribution date that follows the distribution date on which the termination trigger occurred. The underlying value on the early termination date may be higher or lower than the underlying value at the time when the termination trigger occurred, as described under “RISK FACTORS — The return on your shares is uncertain — The paired trusts may terminate early.” The final distribution will be determined as described above under “— Final Distribution” and in greater detail under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.” Following this final distribution, the Up MacroShares will be considered to be redeemed in full and will cease to be outstanding.

Authorized participants may continue to direct paired optional redemptions and paired issuances at the per share underlying value of the shares being redeemed or created after the occurrence of a termination trigger related to a decrease in the Applicable Reference Price of Crude Oil to or below $15.00 or an increase in that price to or above $185.00. The last redemption order or creation order may be placed on the last price determination day prior to the early termination date that will follow the occurrence of the termination trigger.

Any payments under the income distribution agreement and the settlement contracts and any quarterly or final distribution to be made by either of the paired trusts may be subject to delays pending the resolution of bankruptcy proceedings if the relevant termination trigger was the voluntary or involuntary bankruptcy of either of the paired trusts.

For more information about termination triggers, see “DESCRIPTION OF THE UP MACROSHARES — Termination Triggers.”

Fees and Expenses

On each distribution date, the Up Trust is required to deposit the fee deduction amount into the fee payment account to be applied to the payment of the expenses and fees incurred by the trust during the preceding calculation period. The “fee deduction amount” will equal, for each calculation period, the sum of, for each day during that calculation period, (1) the Up asset amount as of that day multiplied by a daily fee accrual rate equal to an annual rate of 0.95% divided by 365 or 366, depending upon the number of days in the current year, and (2) an estimated fixed annual amount divided by 365 or 366, depending upon the number of days in the current year. The fees and expenses payable by the Up Trust will accrue during each calculation period and will be payable in arrears on each distribution payment date or, at the direction of the administrative agent, on any business day occurring during each calculation period.

On each distribution date, the fee deduction amount will be allocated to pay the following variable fees: (i) a fee payable to MacroMarkets LLC for acting as the administrative agent on behalf of the trust, which will accrue at an annualized rate of 0.25% of the Up asset amount, (ii) a fee payable to MACRO Financial, LLC for acting as the marketing agent for the trust, which will accrue at an annualized rate of 0.335% of the Up asset amount, (iii) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MacroShares structure, which will accrue at an annualized rate of 0.05% on the Up asset amount, (iv) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in this prospectus, which will accrue at an annualized rate of 0.10% on the Up asset amount, (v) a fee payable to the trustee for the custody, trust administration and trust accounting services it renders to the trust, which will accrue at an annualized rate of 0.12% on the Up asset amount, (vi) a sublicensing fee payable to MacroMarkets LLC for the right to reference the NYMEX light sweet crude oil futures contract, which will accrue at an annualized rate of 0.065% on the Up asset amount, and (vii) a fee payable to the AMEX for acting as a listing and calculation agent, which will accrue at an annualized rate of 0.03% on the Up asset amount. Each of the fees that accrue at an annualized rate will be calculated on the basis of the actual number of days in the current year. The amount of these variable fees will depend upon the aggregate amount of assets on deposit from time to time in the Up Trust.

On each distribution date, the fee deduction amount will also be allocated to pay the fixed fees and expenses of the trust, which will include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses, (iv) fees payable to the trust’s legal counsel, (v) fees payable to the independent registered public accounting firm engaged on behalf of the trust, (vi) all other fees and expenses of third-party providers incurred by or on behalf of the trust other than the variable fees listed above, and (vii) directors’ and officers’ insurance premiums. These fixed fees and expenses are expected to equal approximately $600,000 annually, which is expected to be allocated ratably to each calendar quarter to the extent that such allocation is commercially reasonable and not constrained by the Up Trust’s contractual obligations to its third-party service providers. The fixed portion of the fee deduction amount will be adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Up Trust.

On the distribution payment date that follows an early termination date or the final scheduled termination date, any portion of the fee deduction amounts on deposit in the fee payment account that are in excess of that needed to pay in full the expenses and fees of the Up Trust will be added transferred to us, in our capacity as depositor, and will be retained by us.

A fee deduction amount will be calculated for the Down Trust in the same manner as that described above for the Up Trust and will be applied on each distribution date to pay the fees and expenses of the Down Trust, which are expected to be comparable to those of the Up Trust.

For more information about the fees and expenses of the paired trusts, see “DESCRIPTION OF THE TRUST AGREEMENT — Fees and Expenses of the Paired Trusts.”

Form of the Shares

The Up MacroShares will be issued in the form of one or more global certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or “DTC,” and deposited with DTC in the United States or with Clearstream Banking, société anonyme or Euroclear Bank S.A./NV in Europe. If you are not a participant in DTC or in Clearstream or Euroclear, you may hold an interest in the Up MacroShares only by opening an account with a participant or with certain banks, brokers, dealers, trust companies and other parties that maintain a custodial relationship with a DTC participant. You will not receive a physical certificate and you will not be considered the registered holder of the global certificate representing your Up MacroShares.

The Up MacroShares may only be issued to, or redeemed at the direction of, authorized participants and only in MacroShares Units consisting of 50,000 Up MacroShares and 50,000 Down MacroShares. Once issued, the Up and Down MacroShares can be held and exchanged in the secondary market by investors. No minimum lot requirements are applicable to such shares.

For more information about the form of your shares, see “DESCRIPTION OF THE UP MACROSHARES — Book-Entry Registration.”

Listing

The Up MacroShares will trade on the AMEX under the symbol “UOY.” See “DESCRIPTION OF THE UP MACROSHARES — Listing.”

Federal Income Tax Considerations

Skadden, Arps, Slate, Meagher & Flom LLP will issue its opinion that for United States federal income tax purposes, the Up Trust will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation. Accordingly, holders of Up MacroShares will be required to include in income their distributive share of the income, gain, loss and deduction of the Up Trust regardless of any cash distributions on their shares; moreover, the ability of such holders to utilize those deductions and losses will be subject to limitations. In addition, gain or loss attributable to redemptions by holders of Up MacroShares will, to the fullest extent allowable, be attributed to such redeeming shareholders. See “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” for a more detailed discussion.

ERISA Considerations

We anticipate that the Up MacroShares will meet the criteria for “publicly-offered securities” under the Plan Assets Regulation issued by the Department of Labor.

Although no assurances can be given, we expect that:

•

there will be no restrictions imposed on the transfer of the Up MacroShares under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”;

•

the Up MacroShares will be held by at least 100 independent investors at the conclusion of this offering; and

•

the Up MacroShares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

If the Up MacroShares were to fail to meet the criteria of publicly-offered securities, the assets of the Up Trust could be deemed under ERISA to include the assets of any plans that invested in the Up Trust. In that event, transactions involving the Up Trust’s assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Internal Revenue Code of 1986, as amended, unless another exception to the Plan Assets Regulation or a statutory or administrative exception to the prohibited transaction rules applies.

For a detailed discussion of the ERISA-related considerations that apply to an investment in the Up MacroShares, see “CERTAIN ERISA CONSIDERATIONS.”

CUSIP Numbers

The CUSIP numbers assigned to the Up MacroShares and the Down MacroShares are as follows:

Up MacroShares	Down MacroShares

CUSIP No.: [ ]	CUSIP No.: [ ]

RISK FACTORS

An investment in the Up MacroShares involves significant risks. You should carefully review the information contained in this section before making an investment decision.

Please note that when we refer in this section to the “per share underlying value” that is represented by your Up MacroShares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired trusts were to settle the settlement contracts and the Up Trust were to make a final distribution on your Up MacroShares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Up MacroShares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, upon directing a redemption of those shares on any redemption date, and you must sell your Up MacroShares in order to liquidate your investment in those shares at any time prior to those dates.

You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.

The Up Trust will make the following distributions out of the funds to which it is entitled under the income distribution agreement and the settlement contracts: (i) quarterly distributions of the available income on deposit in the Up Trust on each distribution date after it has made or received the required payment under the income distribution agreement and (ii) a final distribution of the assets on deposit in the Up Trust after it has made or received the required final payment under the settlement contracts on the final scheduled termination date, an early termination date or any redemption date.

The amount of the quarterly distribution that the Up Trust will make on each distribution date will depend upon the amount of income realized by the paired trusts on their treasuries and on the level of the Applicable Reference Price of Crude Oil during the calculation period that preceded that distribution date, which will determine the Up Trust’s entitlements to that income. On the final scheduled termination date or an early termination date, any available income that the Up Trust would have distributed if those dates were ordinary distribution dates will instead be included in the final distribution made by the Up Trust on the Up MacroShares on those dates. On any redemption date, any available income to which the Up Trust has become entitled since the last distribution date will be included in the final distribution made by the Up Trust on that redemption date. The amount of the quarterly distribution on any distribution date or the available income included in the final distribution may be less than you expected or it may be eliminated entirely as a result of the following factors:

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if the ending level of the Applicable Reference Price of Crude Oil during the preceding calculation period is consistently below the starting level, the Up Trust will be required to pay all or a portion of its available income to the Down Trust under the income distribution agreement, instead of being able to distribute that income to its shareholders;

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in order to pay the fees and expenses of the Up Trust, a fee deduction amount equal to an annualized fee accrual rate of 95 basis points on the assets of the Up Trust plus a fixed amount equal to approximately $600,000 per year, as adjusted periodically based on actual fees and expenses incurred or expected to be incurred, will be deducted from the income of the Up Trust before the trust may distribute any portion of that income as a quarterly distribution or final distribution to shareholders. If the fee deduction amount exceeds the Up Trust’s treasury income, the trust will not have any available income for distribution to its shareholders. In addition, if the Up Trust was not able to invest an amount equal to the aggregate par amount of its shares in treasuries on any distribution date, because its fees and expenses exceeded its treasury income, it will be required to use income realized on subsequent distribution dates to make up the deficiency in the amount invested; and

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a fee deduction amount based on the same accrual rate of 95 basis points plus a fixed annual amount equal to approximately $600,000 per year, as periodically adjusted, must also be deducted from the income of the Down Trust to pay the fees and expenses of the Down Trust. If these deductions exceed the Down Trust’s treasury income, the Down Trust will not be required to make any payment out of that income to the Up Trust under the income distribution agreement or the settlement contracts, as applicable.

The final distribution on your Up MacroShares will depend upon the underlying value of the Up Trust on the last price determination day that precedes the final scheduled termination date or early termination date, or on the redemption order date that precedes a redemption date.

If the level of the Applicable Reference Price of Crude Oil declines, the underlying value of the Up Trust will also decline proportionately, while the underlying value of the paired Down Trust will increase. Conversely, if the level of the Applicable Reference Price of Crude Oil increases, the underlying value of the Up Trust will also increase proportionately, while the underlying value of the paired Down Trust will decrease. When the settlement contracts are actually settled on the final scheduled termination date, an early termination date, or any redemption date, one of the paired trusts will make a payment to the other trust such that the amount of funds on deposit in each trust is equal to that trust’s underlying value as of the last price determination day preceding such final scheduled termination date or early termination date, or as of the preceding redemption order date. The Up Trust will make a final distribution on the Up MacroShares after making or receiving the required final payment under the settlement contracts.

During any time when the price of oil is equal to $[100], the underlying value of the Up Trust will be equal to all of the cash and treasuries it holds on deposit. However, if oil prices decline, as reflected by a decline in the level of the Applicable Reference Price of Crude Oil, then the underlying value of the Up Trust will also decline proportionately. If the final scheduled termination date, an early termination date, or a redemption date occurs during a period of declining oil prices, the Up Trust will make a final distribution that will be equal to less than the funds it held on deposit before the settlement contracts were settled on that date. In this case, the final distribution made on your Up MacroShares will be below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose all or substantially all of your investment in the Up MacroShares. If the Applicable Reference Price of Crude Oil declines to or below fifteen dollars, the underlying value of the Up Trust will be equal to approximately 15% or less of the assets on deposit in that trust. If the Applicable Reference Price of Crude Oil remains at or below this level for three (3) consecutive price determination days, a termination trigger will occur and the paired trusts will automatically redeem all of their outstanding shares on the next scheduled distribution date, also referred to as an early termination date. In this case, the final distribution made on your Up MacroShares will be below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose all or substantially all of your investment in the Up MacroShares.

There is currently no market for the Up MacroShares, and no market may develop.

No market will exist for the Up MacroShares prior to their initial issuance. The Up MacroShares, as well as the Down MacroShares, will be listed on the AMEX and we will seek to maintain such listings while these shares are outstanding. However, we cannot guarantee that a secondary market will develop for your Up MacroShares or, if a secondary market does develop, that it will provide liquidity of investment or continue for the life of those shares. Any authorized participant may, but will not be obligated to, make a market in the Up MacroShares or the Down MacroShares. The Up MacroShares may experience price volatility due to the fact that there may be only a limited number of prospective buyers for the shares and the fact that there may be large-scale redemptions and a significant decrease in the size of the paired trusts as the rate of change in the Applicable Reference Price of Crude Oil approaches a level at which a termination trigger may occur. Price volatility may affect the price that you are able to obtain for your shares and your ability to resell the shares. The lack of a market for the Down MacroShares may adversely affect the development of a market for your Up MacroShares. Due to the foregoing considerations, you must be prepared to hold your Up MacroShares until their final scheduled termination date. The underlying value of the Up Trust on the final scheduled termination date may be significantly less than its original underlying value and you may, as a result, receive only a minimal or no final distribution on that date and lose all or substantially all of your investment in the Up MacroShares.

Fluctuations in the underlying value of the Up Trust and other factors may affect the market price of your Up MacroShares.

The market price of your Up MacroShares will be determined by a number of different factors, including the proportion of the current underlying value of the Up Trust that is represented by those Up MacroShares, also referred to as their “per share underlying value,” which will depend upon the level of the Applicable Reference Price of Crude Oil, as well as factors such as the prevailing interest rate environment, general macroeconomic conditions in the United States and, to a lesser extent, throughout the world, investor expectations about oil prices and the energy industry in general and the supply and demand for your shares. The market price of your shares on any date may differ from their per share underlying value as of that date for many reasons, including, but not limited to, the following:

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investors may expect that the Applicable Reference Price of Crude Oil will increase in the future, particularly in a contango environment during which the oil futures settlement prices for succeeding delivery months are higher than in the nearest delivery month, and this expectation may cause an increase in the market price of your shares above their per share underlying value as a result of the fact that the Up MacroShares are potentially a long-term investment while the Applicable Reference Price of Crude Oil references a short-term futures contract; for the same reason, an investor expectation that the Applicable Reference Price of Crude Oil will decrease in the future, particularly in a backwardation environment during which the oil futures settlement prices for succeeding delivery months are lower than in the nearest delivery month, may cause a decrease in the market price of your shares below their per share underlying value;

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the lack of availability of the Down MacroShares in the secondary markets may cause an authorized participant to have to pay a premium for those shares in order to be able to effect a paired optional redemption; and, as a result, the price which an authorized participant is willing to pay for your Up MacroShares may decline;

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as the per share underlying value of the Up MacroShares approaches its maximum or minimum value, the expectation is that a termination trigger will occur in the near future and that the paired trusts will terminate may result in increased trading volumes, increased creations and/or redemptions and market pricing that begins to diverge more significantly from underlying value as investors begin to attribute a value to the anticipated occurrence of the termination trigger that is independent of the underlying value of the paired trusts;

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the value of your Up MacroShares, as reflected in the quarterly and annual financial statements prepared by us on behalf of the Up Trust, may be more or less than the per share underlying value of those shares due to the application of accounting principles to the valuation of the settlement contracts held by the Up Trust, which may adversely affect the market price of your Up MacroShares;

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a significant trade of either the Up MacroShares or the Down MacroShares may occur near the end of a trading day and no corresponding sale or acquisition of the Down MacroShares or Up MacroShares, as applicable, which aligns their market price with such trade may occur on that same day, resulting in an apparent divergence of the price of the paired shares which may be remedied by trading on ensuing days;

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the MacroShares product structure is relatively new and may be unfamiliar to investors;

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the lack of an active trading market may decrease liquidity and depress the price of both the Up MacroShares and the Down MacroShares; and

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the supply of Up MacroShares may exceed demand for such shares or demand may exceed supply.

We note that MACROshares Oil Up Tradeable Shares and the MACROshares Oil Down Tradeable Shares, which were issued by trusts formed by us and which also reference oil futures contracts, have at times traded at prices that failed to track the underlying value of those shares for one or several of the reasons discussed above.

The Up MacroShares can only be redeemed by authorized participants and only as part of a MacroShares Unit consisting of at least 50,000 Up MacroShares and 50,000 Down MacroShares. Consequently, in order to liquidate your investment in the Up MacroShares, you may have to sell those shares at their prevailing market price, which may be below their per share underlying value for the reasons discussed above.

An investment in the Up MacroShares may not resemble a direct investment in oil.

The yield on your Up MacroShares depends primarily upon the relationship between the underlying value of the Up Trust and movements in the Applicable Reference Price of Crude Oil, and upon how long the Up MacroShares are outstanding and receiving quarterly distributions and either (1) the underlying value of the Up Trust on the date you receive the final distribution on your shares or (2) the price at which you sell those shares. However, the return on your shares may be affected by a number of factors unique to the MacroShares structure, including the following:

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one or both of the paired trusts may realize a low rate of income on their treasuries and such income may be insufficient to cover the fee deduction amount. In this case, the trustee will be required, on one or more distribution dates, to cover that amount using funds on deposit in the paired trusts that would otherwise have been reinvested in treasuries;

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the Down MacroShares may be trading at a premium and an authorized participant wishing to effect a paired optional redemption will have to pay this premium in order to acquire those shares, which may decrease the price that authorized participants and other investors are willing to pay for the Up MacroShares;

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once the underlying value of the Up Trust is equal to 100% of its assets plus 100% of the assets in the Down Trust, the value of an investment in the Up MacroShares cannot increase beyond this point, even if the Applicable Reference Price of Crude Oil continues to rise. If the price rises to or above [one hundred and eighty-five] dollars (at which price level the Up Trust would be entitled to receive 85% of the Down Trust’s assets) and remains at or above that level for three (3) consecutive price determination days, a termination trigger will occur and an early redemption of all paired shares will be effected. If this occurs, the Up Trust will make a final distribution on your Up MacroShares equal to the per share underlying value represented by these shares on the last price determination day prior to the early termination date. This per share underlying value may be greater than or less than the per share underlying value at which the termination trigger occurred. Further, following this early redemption, there is no guarantee that you will be able to invest the proceeds from your Up MacroShares in an investment with a comparable yield or an investment that will continue to allow you to realize comparable gains from the rising price of oil;

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if the Applicable Reference Price of Crude Oil rises to and stays at a level at which the underlying value of the Up Trust is almost equal to the underlying value at which a termination trigger will occur, but nevertheless slightly below that level, then unless you are able to sell your Up MacroShares, you must hold those shares until the termination trigger does occur or until the final scheduled termination date even though only minimal additional return can be realized on them, other than yield in the form of quarterly distributions; and

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as discussed in the risk factor entitled “The paired trusts may deliver treasuries instead of cash in a paired optional redemption,” if treasuries instead of cash are delivered to redeeming authorized participants, the market price of such treasuries has declined since they were acquired by the paired trusts, and the authorized participants choose to liquidate those treasuries rather than holding them to their maturity, the amount of the final distribution realized by those authorized participants will be less than the per share underlying value of the shares being redeemed.

As a result of the foregoing structural factors, the return on your Up MacroShares may not resemble the return that you may have achieved if you had invested directly in oil.

The Up Trust will make distributions on the Up MacroShares solely from the assets deposited in the paired trusts.

The Up Trust will not have any assets or sources of funds other than the treasuries purchased with the net proceeds of the sale of the Up MacroShares and its rights to receive payments from the Down Trust under the income distribution agreement and the settlement contracts. The Up Trust will be the only entity obligated to make distributions on the Up MacroShares. The Up MacroShares will not be insured or guaranteed by us, the authorized participants, the trustee, the administrative agent, the marketing agent, or any of their respective affiliates. Holders of Up MacroShares will have no contractual recourse to any of these persons or to any other person or entity if the Up Trust has insufficient assets to make any quarterly distributions or a final distribution. The Up MacroShares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

The entitlement of the Up Trust to its assets and a portion, if any, of the assets in the Down Trust will be based on, and will fluctuate with, its underlying value, which will, in turn, fluctuate based on the level of the Applicable Reference Price of Crude Oil, as described in this prospectus. Regardless of fluctuations in the respective underlying values of the paired trusts, no assets other than available income under the income distribution agreement will be transferred between the trusts until one or more settlement contracts are settled on a redemption date or until all of the settlement contracts are settled on an early termination date or the final scheduled termination date. The sole sources of the final distribution on the Up MacroShares on any of these dates will be:

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the portion of the cash and/or treasuries in the Up Trust, if any, which the Up Trust is entitled to retain under the settlement contracts, and

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the portion or all of the cash and/or treasuries in the Down Trust, if any, which the Up Trust is entitled to receive under the settlement contracts.

The Down Trust will satisfy its obligations under the settlement contracts only out of the assets that it holds on deposit, which will consist of cash and the treasuries that the trustee, at the direction of the administrative agent, purchased on its behalf with the net proceeds of the sale of the Down MacroShares. The Down Trust will satisfy its obligations under the income distribution agreement only out of the income that it receives on its treasuries during the relevant calculation period, after it has set aside a portion of that income equal to the fee deduction amount to pay its fees and expenses.

On any price determination date on which the Applicable Reference Price of Crude Oil is below its starting level, the Up Trust will be entitled to none of the assets or income in the Down Trust and only a portion of its own assets and income. As the Applicable Reference Price of Crude Oil approaches zero dollars, the underlying value of the Up Trust will also approach zero; at any underlying value of zero dollars, the Up Trust would be entitled to none of its own assets or income and none of the assets or income in the Down Trust. If the final scheduled termination date, an early termination date or a redemption order date occurs while the underlying value of the Up Trust is equal to zero, the final distribution made in redemption of your shares will be equal to only the earned income accruals, if any, that accrued to the benefit of the Up Trust on any days during the preceding calculation period during which the Applicable Reference Price of Crude Oil was at a level greater than zero dollars. In such circumstances, you will lose all or substantially all of your investment in your Up MacroShares. The Up Trust will automatically terminate once the Applicable Reference Price of Crude Oil has fallen to or below [fifteen] dollars for three consecutive price determination days. However, the underlying value of the Up Trust may continue to decline during the period from the occurrence of the termination trigger until the related early termination date.

Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.

The assets on deposit in the paired trusts will consist entirely of treasuries that mature prior to each distribution date and repurchase agreements that are collateralized by treasuries and that terminate within twenty-four hours of their execution and are then rolled over into new repurchase agreements with yield rates that are then prevailing in the market. Distribution dates will occur quarterly and, on these dates, each of the paired trusts must reinvest the proceeds of their matured treasuries in new treasuries that will be trading at a discount or earning interest at a stated rate, in each case, based on the rates prevailing at the time of reinvestment. If prevailing interest rates or the discount rates offered on the treasuries decline, the interest income realized by the paired trusts will decline and the aggregate amount of quarterly distributions made by the paired trusts will be reduced. Furthermore, because the paired trusts will be required to hold their treasuries to maturity, if interest rates increase or treasuries are being sold at higher discounts at any time during the period between distribution dates, you will not be able to benefit from these changes until the next distribution date. As a result you are exposed, as a holder of Up MacroShares, to interest rate risk on the treasuries and treasury repurchase agreements.

Each of the paired trusts must pay its fees and expenses on each distribution date out of its interest income, and if that income is insufficient, out of amounts that would otherwise be invested in treasuries on that distribution date. Fees and expenses are generally expected to accrue at an annual rate of 0.95% on the assets of the Up Trust plus a fixed annual expense amount that is expected to equal approximately $600,000 per year for each trust, as adjusted periodically based upon actual expenses incurred or expected to be incurred by the Up Trust. This accrual rate and fixed amount is based upon estimates of fees and expenses which will be incurred on a quarterly or annual basis, such as the fees and expenses of independent accountants and outside counsel incurred in connection with the filing of quarterly reports. If the estimates of these fees and expenses are inaccurate or if unexpected expenses are incurred, the quarterly distributions on your Up MacroShares may be reduced or eliminated. Furthermore, if these fees and expenses exceed the income realized by the Up Trust on its treasuries and the other assets on deposit in the Up Trust must be used to pay these fees and expenses, this will result in a decrease in the underlying value of the Up Trust and in the per share underlying value of your Up MacroShares that is unrelated to changes in the Applicable Reference Price of Crude Oil. This decrease in underlying value will be permanent unless treasury rates increase and, as discussed in the next paragraph, treasury income in subsequent calculation periods, net of fees and expenses for those periods, is sufficient to offset such decrease.

The trustee is required to reinvest on behalf of each of the paired trusts an amount equal to the aggregate par amount of that trust’s shares in treasuries on each distribution date, if that amount is available to be reinvested out of the trust’s assets (other than treasury income) on that date. If less than that amount is available, the resulting deficiency must be made up on subsequent distribution dates out of income available on those dates, if any, which will result in less income being distributed to you in the form of a quarterly distribution on those dates.

If prevailing interest rates remain low for an extended period of time, less income will be available to cover the fee deduction amount and, as a result, little or no quarterly distributions will be made by the Up Trust on the Up MacroShares. If the fee deduction amount exceeds the Up Trust’s treasury income, the per share underlying value of your Up MacroShares will be reduced by the amount of assets that need to be applied to pay in full such fees and expenses.

The paired trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.

The administrative agent will instruct the trustee to invest a portion of the funds on deposit in each of the paired trusts in repurchase agreements for U.S. Treasury obligations. In the event that the seller under a treasury repurchase agreement defaults on its obligation to repurchase from the applicable trust the U.S. Treasury securities that were transferred under that agreement, the trustee will be required to deliver a default notice to the seller. After delivery of that notice, the trustee will be entitled to exercise all of the remedies permitted to be taken under the repurchase agreement, including retaining the transferred treasuries, in which case the trustee, acting at the direction of the administrative agent, must liquidate these treasuries on behalf of the applicable trust. The seller in each repurchase agreement will be required to deliver treasuries with a market value, as measured on the date of transfer and discounted by the expected transaction costs which would be incurred if the trust had to liquidate such collateral following a default by the seller, that will be at least equal to the repurchase price specified in such repurchase agreement. However, in the event that the actual price that the trust is able to obtain for the treasuries is less than what those treasuries were valued at for purposes of the repurchase agreement, the amount of funds available to make quarterly and final distributions to you, as a holder of Up MacroShares, may be reduced.

The return on your shares is uncertain.

Your pre-tax return depends on several factors. Your pre-tax return on an investment in the Up MacroShares will depend upon:

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the purchase price you paid for your shares;

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the amount and timing of income realized by the paired trusts on their treasuries;

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the amount of quarterly distributions made by the Up Trust on the Up MacroShares;

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the length of time that your shares are outstanding; and

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the underlying value of the Up Trust on the redemption order date preceding the relevant redemption date or on the last price determination day preceding the final scheduled termination date or early termination date on which you receive the final distribution on your shares or, if you sell your shares, the price that you are able to obtain for your shares.

The underlying value of the Up Trust on any given date is uncertain. The underlying value of the Up Trust will be calculated on each price determination day by reference to the level of the Applicable Reference Price of Crude Oil established and reported by NYMEX or the substitute oil price provider on that day. The underlying value of the Up Trust on each day that is not a price determination day will be calculated using the Applicable Reference Price of Crude Oil on the last preceding price determination day. The formula for calculating the underlying value of the Up Trust is described in detail in the summary section of this prospectus and in “GLOSSARY OF DEFINED TERMS.” Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus. The underlying value on any price determination day will equal:

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if the level of the Applicable Reference Price of Crude Oil is equal to its starting level of 100.00 dollars, all of the treasuries, valued at their purchase price, on deposit in the Up Trust and all income accrued on those treasuries, net of the fee deduction amount;

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if the level of the Applicable Reference Price of Crude Oil is above its starting level, all of the treasuries on deposit in the Up Trust and all available income on those treasuries plus a portion of the treasuries and available income in the Down Trust; and

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if the Applicable Reference Price of Crude Oil is below its starting level, only that portion of the treasuries and available income in the Up Trust to which the Down Trust is not entitled.

On each date of determination, the underlying value of the Up Trust will represent the portion of the assets in the paired trusts to which the Up Trust would be entitled if the settlement contracts were settled on that date. The per share underlying value of your shares on any day represents the portion of the underlying value of the Up Trust that you would be entitled to receive as the final distribution on your shares if that day were the final scheduled termination date, an early termination date or a redemption date. If the Up Trust’s underlying value has declined significantly when the final distribution is made on your Up MacroShares on the final scheduled termination date, an early termination date or a redemption date, you will lose all or substantially all of your investment in the Up MacroShares. Although you can never lose more than the amount you invested in the Up MacroShares, your losses may be relatively greater if you purchased your shares at a premium over their per share underlying value.

Quarterly distributions are based on the level of the Applicable Reference Price of Crude Oil. The paired trusts will realize income on their treasuries in the form of accrued interest and/or discount received on those treasuries and in the form of yield realized on the treasury repurchase agreements. After each of the paired trusts has deducted an amount equal to the fee deduction amount to pay in full its fees and expenses, and reinvested an amount equal to the Up or Down aggregate par amount, as applicable, in new treasuries on each distribution date, one of the paired trusts will be required to pay all or a portion of its remaining or “available” income, if any, to the other paired trust under the income distribution agreement, based on the changes in the Applicable Reference Price of Crude Oil from its starting level to its ending level on each price determination day during the calculation period that precedes the relevant distribution date. If the level of the Applicable Reference Price of Crude Oil has generally been below its starting level, this will result in a reduction in the amount of quarterly distributions made by the Up Trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date. If the level of the Applicable Reference Price of Crude Oil has generally been above its starting level, this will result in an increase in the amount of quarterly distributions made by the Up Trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date.

The right to redeem the Up MacroShares is limited. The Up MacroShares may only be redeemed by authorized participants and only in paired optional redemptions in which paired Up and Down MacroShares constituting one or more MacroShares Units are tendered for redemption. Only authorized participants that participate in DTC and have signed a participants agreement with us, the administrative agent and the trustee will be entitled to present a MacroShares Unit for redemption. Unless you are an authorized participant and hold the requisite number of paired shares, you will not be able to effect a paired optional redemption. As a result, you must be prepared to hold your Up MacroShares until their final scheduled termination date or to sell them in the secondary market, if any exists, at the prevailing market price, which may be below their per share underlying value and below the rate that you paid for those shares. There may be no authorized participants who are willing to purchase your Up MacroShares when you desire to sell them, because, among other reasons, no authorized participant is able to satisfy the conditions for a paired optional redemption. Furthermore, if the Down MacroShares are trading at a premium over their share of the underlying value of the Down Trust, the market price of the Up MacroShares may be adversely affected, because authorized participants may be willing to acquire your shares only if you sell them at a discount from their proportionate share of the Up Trust’s underlying value. Due to the fact that shares are always redeemed at their per share underlying value, authorized participants would lose money in any paired optional redemption in connection with which they had to acquire the Up and/or Down MacroShares at a premium to their respective per share underlying values. If you are unable to sell your shares in the secondary market to an authorized participant or to another investor, you may be prevented from realizing gains on the shares or be forced to incur increasing losses as the level of the Applicable Reference Price of Crude Oil continues to decline and, as a result, the underlying value of the Up Trust continues to decrease.

The paired trusts may deliver treasuries instead of cash in a paired optional redemption. The paired trusts will always deliver cash in a paired optional redemption so long as the trusts have cash available from the maturity proceeds of their treasury repurchase agreements or from funds delivered by authorized participants who are directing paired issuances on the same date on which redemptions are also occurring. On each distribution date, the administrative agent will be required to adjust the amount of treasury repurchase agreements which it directs the trustee to acquire based on the actual redemption experience of the paired trusts during the preceding twelve-month period. However, if the paired trusts do not have sufficient cash available to effect all paired optional redemptions entirely in cash, then the paired trusts will satisfy all or a portion of their obligation to make the final distribution by delivering treasuries they hold on deposit to the redeeming authorized participant. Each of the paired trusts is required to deliver treasuries with a value equal to the underlying value of the applicable trust or the portion of that underlying value that is allocable to the shares that are being redeemed. The paired trusts will always value their treasuries at the acquisition cost of those treasuries. However, because the market price of the treasuries delivered in a paired optional redemption may have decreased since the time that they were acquired by the paired trusts, the redeeming authorized participant may receive less if it liquidates those treasuries immediately after it receives them than it would have realized had it received a final distribution in cash or if it were to hold the treasuries to their maturity. The market risk on the treasuries to which authorized participants may be exposed when they effect paired optional redemptions may adversely affect the price they are willing to pay for the Up MacroShares.

If the paired trusts deliver treasuries in a paired optional redemption, the remaining holders of Up MacroShares may realize somewhat reduced income accruals after the redemption, because the administrative agent will use the last in, first out method to select treasuries for delivery to redeeming authorized participants. As a result, if interest rates were to fall during a calculation period and several redemptions were followed by one or more issuances later during that same calculation period, the relatively higher-yielding treasuries that were acquired by the paired trusts on the preceding distribution date would be delivered to redeeming authorized participants and would be replaced with relatively lower-yielding treasuries following the paired issuances. Conversely, in a rising interest rate environment, during a calculation period in which issuances were followed by redemptions, the relatively higher-yielding treasuries acquired in connection with the issuances would be delivered to redeeming authorized participants in the redemptions.

Moreover, a falling interest rate environment during any calculation period between distribution dates could create an incentive for authorized participants to effect a paired optional redemption for the purpose of receiving a delivery of the paired trusts’ relatively higher-yielding treasuries, which would adversely affect the remaining holders of the Up MacroShares. Such an incentive would exist during a time when (1) the paired trusts had no more cash available to distribute in connection with redemptions, (2) authorized participants could obtain the Up MacroShares and the Down MacroShares at market prices that, when combined, were at least equal to or less than the combined per share underlying value of those shares, (3) the transaction costs associated with effecting a paired optional redemption were exceeded by the value of the treasuries that were delivered, and (4) authorized participants were prepared to hold the treasuries they received to their maturity in order to realize the full discount from par that was associated with those treasuries.

The paired trusts may terminate early. The Up Trust may terminate prior to the final scheduled termination date for the Up MacroShares as a result of the occurrence of one of the termination triggers described in this prospectus. Following the occurrence of any termination trigger, the paired trusts will settle all of the settlement contracts and make a final distribution on the paired shares. This early redemption may occur before you have had an opportunity to realize the maximum gain that you could have realized had the underlying value of the Up Trust risen to its highest possible level, or to reduce your existing losses resulting from declines in the level of the Applicable Reference Price of Crude Oil. If the Applicable Reference Price of Crude Oil moves in a direction that would have increased the underlying value of the Up Trust after the Up MacroShares have been redeemed, you will not be able to benefit from that rate movement.

We may, at our discretion, terminate the paired trusts and cause all of the Up and Down MacroShares to be redeemed at their per share underlying value at the end of the calculation period that precedes the resulting early termination date if the amount of assets on deposit in either trust is reduced to less than fifty ($50) million dollars.  In addition, in order to ensure that the paired trusts are not subject to regulation as commodity pools, an early termination date will also occur if the amount of assets on deposit in either trust drops below $10 million.  In either of these circumstances, the market for the Up MacroShares may be limited, making it difficult to liquidate the shares prior to the early termination date; further, once investors have received their final distribution following the occurrence of such a termination trigger, investors may not be able to identify a comparable investment referencing the price of crude oil.

An early termination is also triggered when the level of the Applicable Reference Price of Crude Oil rises to or above $185.00 for three (3) consecutive price determination days or falls to or below $15.00 for three (3) consecutive price determination days. This termination trigger occurs, because the gains of the holders of the Up MacroShares are limited to the amount of assets in the Down Trust, as discussed below in “— The return on the Up MacroShares is capped,” and their losses are limited to the amount of assets in the Up Trust. Once the underlying value of one of the paired trusts begins to approach zero, the market price of its shares could begin to diverge from their per share underlying value. Accordingly, the termination triggers have been set (1) at the level of the Applicable Reference Price of Crude Oil at which the underlying value of the Up Trust reflects its entitlement to approximately 15% of the assets it holds on deposit and (2) at the level of the Applicable Reference Price of Crude Oil at which the underlying value of the Down Trust reflects its entitlement to approximately 15% of the assets it holds on deposit. The volatility of the price of crude oil, as discussed below in “— The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price,” may result in the Applicable Reference Price of Crude Oil fluctuating up to or above $185.00 or down to or below $15.00 and remaining above or below that level long enough to trigger an early termination of the transaction. If this occurs, then your Up MacroShares will be subject to a mandatory redemption on the next scheduled distribution date and you will receive a final distribution that will be calculated based on the Applicable Reference Price of Crude Oil on the last price determination day preceding that distribution date, also known as the early termination date. The Applicable Reference Price of Crude Oil on this price determination day may be higher or lower than the level of that price which caused the termination trigger to occur. Unless you are able to sell your Up MacroShares prior to the early termination date, you will receive a final distribution in redemption of those shares that is based on the oil price on the last price determination day preceding the mandatory redemption that will occur on that early termination date.

The return on the Up MacroShares is capped. The return on the Up MacroShares is limited by the amount of assets in the Down Trust. Regardless of how high the Applicable Reference Price of Crude Oil rises, the Up Trust will not be entitled to receive an amount greater than 100% of the assets in the Down Trust. If the price rises to or above $185.00 dollars and remains at that level for three (3) consecutive price determination days, an early termination will occur and the paired shares will automatically be redeemed at their per share underlying value as of the price determination day that precedes the early termination date. Even if the price has risen above $200.00 at the time you receive your final distribution on the early termination date, the final distribution made by the Up Trust will be equal to its underlying value when the price was $200.00, which reflects the maximum underlying value that it can attain. After receiving this final distribution, you may not be able to reinvest it in an instrument that allows you to achieve the same return as the return you realized on your Up MacroShares or to benefit from any future increases in the Applicable Reference Price of Crude Oil.

The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price.

The price of oil, including the price of light sweet crude oil, can be affected, at times dramatically, by factors that impact the supply and demand for oil. The demand for crude oil is determined primarily by industrial demand for power, consumer demand for heating, and both industrial and consumer transportation needs. The supply of oil is affected primarily by the amount of oil that countries with significant oil reserves choose or are able to produce.

Worldwide demand for oil rises when countries or particular geographic regions industrialize or when the world’s major economies enter periods of growth and expansion. Demand for oil also depends on weather conditions. In particular, demand increases appreciably during cold weather seasons and during any period of extreme or unseasonable weather conditions. This rise in demand may cause a spike in the price of oil, contributing to volatility. Demand for oil, in particular the light sweet grades of crude oil from which gasoline is derived, is also affected by industrial and consumer transportation preferences and the volume of people and goods which are being transported from one destination to another during any specific period of time. The factors which may affect the demand for oil include consumer demand for automobiles with greater fuel efficiency, the rising or waning popularity of sport utility vehicles and light trucks, the availability and dependability of public transportation systems, the volume of air travel and consumer preferences relating to leisure travel. The elasticity of consumer demand for oil in response to price increases and decreases may also have a significant impact on the overall volume of that demand. In addition, technological advances and innovation may decrease the demand for oil by enabling the development of alternative fuel sources and by providing methods to use oil more efficiently. Demand for oil may also be impacted by public policy decisions made by the governments of the world’s wealthier and more populous countries, which consume the greatest amount of oil. For example, demand will generally fall in any country which enacts environmental laws that require decreased or more efficient uses of energy or which imposes taxes on oil or oil products.

Changes in the volume of oil produced in one or more oil-producing regions may significantly affect the global supply of oil. The volume of production may vary due to a governmental decision to increase or reduce production in order to manipulate oil prices. It may also be affected by production interruptions caused by political instability, natural disasters, acts of war or sabotage, labor problems, machinery failure, or human error. Production interruptions are a significant source of volatility in the price of oil. Finally, exhaustion of the oil reserves in existing oil fields will decrease the global oil supply, while the discovery of, or decision to exploit, new oil reserves will increase this supply, which increase will be aided further by technological advances which make exploration and drilling in new areas economically feasible.

The Applicable Reference Price of Crude Oil is equal to the daily settlement or “spot” price of the NYMEX Division light sweet crude oil futures contract, as calculated by NYMEX in accordance with its established rules. Futures markets are subject to temporary distortions due to various factors, including a lack of liquidity in the markets, the actions of traders and government regulation and intervention, which affect the market price of futures contracts, including the price of the NYMEX Division light sweet crude oil futures contract. Due to the fact that oil, as well as the NYMEX Division light sweet crude oil futures contracts are priced in U.S. dollars, these prices may be affected by changes in the value of the U.S. dollar relative to other currencies. Interest rate changes, which affect exchange rates, may also have an impact on the price of oil and, specifically, on the price at which the NYMEX Division light sweet crude oil futures contracts are trading.

All of these factors may adversely affect the level of the Applicable Reference Price of Crude Oil and may result in a significant degree of volatility in that price, which may have an adverse effect on the distributions on, and the market price of, your Up MacroShares. Moreover, if you intend to hold your Up MacroShares until the final scheduled termination date or if you are unable to liquidate your investment in the Up MacroShares, the return on your shares will depend upon the long-term price performance of crude oil, which is difficult if not impossible to predict since it may be dependent upon unforeseeable contingencies. For example, if new, as yet undeveloped technology permits the utilization of different energy sources which largely supplant crude oil, if new legal regulations make crude oil consumption prohibitively expensive, or a major and protracted military conflict envelops several oil-producing countries, the result may be a significant and irreversible increase or decrease in crude oil prices which cannot be predicted and the effect of which cannot be quantified at the time you purchase your shares.

A substitute price may be used as the Applicable Reference Price of Crude Oil.

In the event that MacroMarkets LLC’s licensing agreement with NYMEX terminates in accordance with its terms and MacroMarkets LLC and NYMEX are not able to enter into a new license on mutually-agreeable terms we will seek to obtain NYMEX settlement prices from a publicly-accessible source. If we are unable to do so, we will seek to obtain a license from the Dow Jones Energy Service for the spot price it calculates for West Texas Intermediate crude oil or, if that price is not available, for Light Louisiana Sweet crude oil. If we are able to obtain such license, one of these substitute prices will become the new Applicable Reference Price of Crude Oil and will be used to calculate the underlying value of the Up Trust and the per share underlying value of the Up MacroShares. The shareholders do not have rights to approve or consent to these changes in the Applicable Reference Price of Crude Oil. These substitute prices may be higher or lower than the market price of light sweet crude oil futures of the designated maturity at the time that the switch to one those prices is made, which may have an adverse effect on the per share underlying value of your Up MacroShares.

The historical performance of the Applicable Reference Price of Crude Oil is not an indication of its future performance.

It is impossible to predict whether the market price of Light Sweet Crude Oil will rise or fall from its current starting level following the closing date. The Applicable Reference Price of Crude Oil is affected by a large number of complex and interrelated factors. Past levels of the Applicable Reference Price of Crude Oil are not indicative of the levels to which the price may rise or fall in the future.

The Up Trust is not regulated as a commodity pool and none of the Up MacroShares are regulated by the Commodity Futures Trading Commission.

The Up Trust does not hold or trade in commodity futures contracts or other instruments regulated under the Commodity Exchange Act, as amended (the “CEA”), as administered by the Commodity Futures Trading Commission. The income distribution agreement and the settlement contracts held by the Up Trust constitute contracts, agreements and transactions which are generally excluded from regulation under the CEA, except that certain anti-fraud and anti-manipulation provisions of the CEA continue to apply to these transactions. Furthermore, the Up Trust is not a commodity pool for purposes of the CEA, and the operators and other service providers of the trusts are not subject to regulation as a commodity pool operator or a commodity trading advisor by the Commodity Futures Trading Commission. Moreover, neither the income distribution agreement and the settlement contracts, nor the Up MacroShares, are instruments subject to regulation by the Commodity Futures Trading Commission. Consequently, holders of Up MacroShares do not have the regulatory protections provided to investors in instruments or commodity pools that are regulated by the Commodity Futures Trading Commission and will not receive the disclosure document or financial reports that would otherwise be required to be delivered under the CEA.

Redemption and creation orders are subject to postponement, suspension or rejection in certain circumstances.

The administrative agent is required to suspend the right to effect a paired optional redemption or a paired issuance or postpone any redemption date or issuance date, (i) for any period during which the American Stock Exchange or the New York Mercantile Exchange  is closed or trading on the American Stock Exchange or the New York Mercantile Exchange is suspended or restricted, (ii) for any period during which an emergency exists as a result of which the delivery or acquisition of treasuries is not reasonably practicable, (iii) if such redemption would cause the amount of cash and treasuries on deposit in the Up Trust and the Down Trust to equal less than 10 million dollars or (iv) for such other period as we, the trustee or the administrative agent determine to be necessary for the protection of the shareholders.  In addition, the administrative agent may, in its discretion, reject any redemption order or creation order (i) that is not in the proper form required by the participants agreement, (ii) if insufficient shares, in the case of a redemption order, or insufficient funds, in the case of a creation order, are tendered to the trustee, (iii) if we or the administrative agent determined, based upon advice of counsel, that such order would have adverse tax or securities laws consequences for any of the shareholders or that the fulfillment of such order may be unlawful, or (iv) if circumstances outside of our control or of the control of the trustee or the administrative agent make it impractical or not feasible to process the order.  In addition, the administrative agent will reject any creation order if there are not sufficient paired shares registered pursuant to the Securities Act to fulfill the order.  Neither we nor the trustee or the administrative agent will be liable to any person in any way for any loss or damage that may result from any such suspension, postponement or rejection.  Any such postponement, suspension or rejection may adversely affect the ability of authorized participants to effect paired issuances or paired optional redemptions and the demand for and market price of the Up MacroShares.

If the Up Trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.

There is no authority directly on point dealing with securities such as the Up MacroShares or transactions of the type described. Nevertheless, our tax counsel is of the opinion that the Up Trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. These opinions, however, are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

If the Up Trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the IRS and this classification were upheld by the courts, the Up Trust’s taxable income would be subject to income tax at regular corporate rates before being distributed as quarterly and final distributions to holders of the Up MacroShares. Furthermore, the income of the Up Trust would not flow through to the holders of the Up MacroShares for reporting on their own returns. The imposition of tax on the Up Trust would reduce amounts available for distribution to a holder of Up MacroShares.

If the Up Trust were determined not to qualify as a securitization partnership, and the Up Trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected.

There is no authority directly on point dealing with the classification of partnerships as securitization partnerships. It is possible that the IRS could assert that the Up Trust does not qualify as a securitization partnership.

If the Up Trust does not qualify as a securitization partnership and has a built-in loss at the time a share is transferred in excess of $250,000, then the purchaser of the Up MacroShare would have its basis in its share of the Up Trust’s assets reduced by an amount equal to the difference between its basis in its Up MacroShare (as determined for federal income tax purposes) and its proportionate share of the Up Trust’s tax basis in its assets. It is unclear, however, given the publicly traded nature of the Up MacroShares and the nature of the Up Trust’s assets how such adjustments might be tracked and applied, and accordingly, how such shareholders might be affected. See “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” for more information.

You should be aware of the tax consequence of your investment in the Up MacroShares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

It is possible that as a holder of Up MacroShares you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to those shares. In addition, capital losses and deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees and other expenses associated with the Up Trust will be separately stated for you and you may deduct such losses and expenses only to the extent permitted by law. In that regard, you should be aware that deductions for capital losses are subject to limitations and, if you are a non-corporate holder, you will be subject to the “miscellaneous itemized” deduction rules of Section 67 of the Internal Revenue Code of 1986, which means that those deductions, taken together with all your other miscellaneous itemized deductions, are only deductible to the extent that they exceed 2% of your adjusted gross income. Furthermore, for all non-corporate holders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code of 1986 imposes a reduction in the total amount for most itemized deductions.

The Up MacroShares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.

The holders of the Up MacroShares are not entitled to many of the rights typically exercised by shareholders in a corporation. By acquiring Up MacroShares, you are not acquiring the right to elect directors, to vote on certain matters relating to the Up Trust, or to take other actions generally associated with the ownership of shares in a corporation. You will only have the limited rights described under “DESCRIPTION OF THE TRUST AGREEMENTS — Trustee Termination Events” and “— Modification and Waiver.”

Potential conflicts of interests.

We will act as depositor for the Down Trust and may from time to time act as depositor for other issuers of MacroShares offered in public and private offerings. MACRO Financial, LLC will act as a marketing agent for the Down Trust and may from time to time act as a marketing agent for other issuers of MacroShares offered in public and private offerings. Both we and MACRO Financial, LLC are affiliates of MacroMarkets LLC, which will act as the administrative agent for the Down Trust and from time to time act as administrative agent for other issuers of MacroShares offered in public and private offerings. The paired trusts will pay MacroMarkets LLC a licensing fee for the right to use the patented MacroShares structure and a structuring fee for assisting in the design and structuring of the Up MacroShares. We currently act as the depositor, MacroMarkets LLC acts as the administrative agent and MACRO Financial, LLC acts as the marketing agent, in each case, for the MacroShares Oil Up Trust, the MacroShares Oil Down Trust, the MacroShares Oil Up Tradeable Trust and the MacroShares Oil Down Tradeable Trust, each of which issue shares that reference light sweet crude oil futures and are otherwise substantively similar to the Up and Down MacroShares. Our interests and the interests of our affiliates may in certain circumstances be different from the interests of the holders of Up MacroShares.

GLOSSARY

This prospectus uses defined terms. You can find definitions of important terms used in this prospectus under “GLOSSARY OF DEFINED TERMS” beginning on page [79] in this prospectus.

USE OF PROCEEDS

The trustee for the Paired Trusts will use the net proceeds received by each trust (i) in connection with the Paired Issuances ordered on the Closing Date, to reimburse MacroMarkets LLC for all of its upfront expenses incurred in connection with the formation of the Paired Trusts and the registration of the Up and Down MacroShares, and (ii) in connection with each Paired Issuance, whether ordered on the Closing Date or at any time thereafter, to acquire, in accordance with the directions of the administrative agent and on behalf of each Paired Trust, bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities, that are, in each case, scheduled to mature prior to each Distribution Date. We refer to these obligations generically as “treasuries.”

The trustee will always deposit one-half of these treasuries into the Up Trust and one-half into the Down Trust, without regard to the respective Underlying Values of the trusts at the time of the Paired Issuance.

THE DEPOSITOR

We were established as a limited liability company in the State of Delaware on April 28, 2004, and are a wholly-owned, limited-purpose subsidiary of MacroMarkets LLC, the owner of the patent on the MACROs structure. Our address for notices is care of The Corporation Trust Company, at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Our telephone number is (888) MACROS1.

Our limited liability company agreement provides that we may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets and serving as depositor of one or more trusts that may issue and sell securities.

Our principal duties consist of:

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forming the Paired Trusts;

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preparing and filing all periodic reports required to be filed by the Paired Trusts; and

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maintaining the listing of the Up and Down MacroShares on a national exchange.

MACROMARKETS LLC

MacroMarkets LLC is a financial services company that has developed its patented MACRO® Securities, or “MACROs,” as a means of transforming various economic goods and aggregate economic measures into interests that can be acquired by individual investors in the form of publicly tradeable securities. MACROs are securities the value of which is linked to the performance of a reference index, rate or other economic variable.

The following are brief profiles of the principal managers and officers of MacroMarkets LLC:

Robert J. Shiller is a founding member of MacroMarkets LLC and also a member of its Board of Managers. Professor Shiller was a founder and director of Case Shiller Weiss, Inc. prior to joining MacroMarkets LLC, and participated in developing CSW’s products and services. He was also instrumental in helping to develop the MACROs (Proxy Assets) design and patent. He is the author of two books which developed some of the concepts of index-based risk management that helped lead to the development of MACROs: Macro Markets: Creating Institutions for Managing Society’s Largest Economic Risks, Oxford University Press, 1993, and The New Financial Order: Risk in the 21st Century, Princeton University Press, 2003. He is also the author of Market Volatility, MIT Press, 1989, and of Irrational Exuberance, Princeton University Press 2000, which was a New York Times Best Seller. Professor Shiller is currently the Stanley B. Resor Professor of Economics at the Cowles Foundation for Research in Economics and International Center for Finance at Yale University. He was elected fellow of the Econometric Society in 1980. Since 1982, he has been Research Associate of the National Bureau of Economic Research, and is co-director of its workshops in behavioral economics. He has received a Guggenheim Fellowship, an honorary doctorate and several honorary professorships. He is a member of the New York Philosophical Society and a fellow of the New York Academy of Arts and Sciences.

Samuel R. Masucci, III has been instrumental in the growth of MacroMarkets LLC. In 2001, he began serving as an independent consultant to the company and focused on converting MacroMarkets LLC’s patented ideas into tradeable products. In January 2002, he took on the role of Chief Operating Officer and daily management of the company. In September 2005, Mr. Masucci was appointed MacroMarkets LLC’s President and Chief Executive Officer. Mr. Masucci has more than 15 years of experience on Wall Street, and has held senior management positions at Bear Stearns, UBS and Merrill Lynch. In 1997, he was a leader in the development of property derivatives by creating structured products that allow pension funds, insurance companies and hedge funds to invest in U.K. home price appreciation. Mr. Masucci headed a group to develop, securitize and trade Shared Appreciation Mortgages in both Europe and the U.S. as a means for homeowners to share home price risk in exchange for below market interest rates. He worked on developing institutional interest in high LTV residential mortgages. In 2001, he founded Cobblestone Consulting to bridge the gap between mortgage trade desks and small to medium-sized mortgage banks and lenders. During that time he developed pricing, insurance and exit strategies for more than $1 billion of high LTV residential mortgages.

Larry Larkin is a Managing Director of MacroMarkets LLC and a member of its Board of Managers. Mr. Larkin has spent 20 years at Goldman Sachs creating equity options, futures, program trading, and over-the-counter derivatives. He has held senior positions at First Boston, Leland O’Brien and Rubenstein, ING-Barings, and the American Stock Exchange. At the American Stock Exchange, he was responsible for New Product Development and the development of Exchange Traded Funds (ETFs). Mr. Larkin has served on the Board of Directors of the New York Futures Exchange, committees for the S.I.A., and the Chicago Mercantile Exchange. Mr. Larkin is a Chartered Financial Analyst (CFA).

MacroMarkets LLC has licensed the use of its patent on the MACROs structure to each of the Paired Trusts. For a description of the licensing fee payable by the Paired Trusts, see “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts.” MACRO® is a federally registered service mark of MacroMarkets LLC. MacroMarkets LLC considers all references, singular or plural, to “MACRO®” or “MACRO” in this prospectus its service mark and reserves all rights to that service mark.

FORMATION OF THE PAIRED TRUSTS

We have created the Up Trust pursuant to the Up Trust Agreement. The Up Trust will issue the Up MacroShares offered by this prospectus.

We have also concurrently created the Down Trust pursuant to the Down Trust Agreement. The Down Trust will issue the Down MacroShares.

The Up Trust and the Down Trust were formed by us under the laws of the State of New York.

The Paired Trusts entered into an income distribution agreement on the Closing Date and will enter into one or more settlement contracts with each other in connection with each Paired Issuance. The income distribution agreement and the settlement contracts are described under “DESCRIPTION OF THE UP TRUST ASSETS — The Income Distribution Agreement” and “— The Settlement Contracts.” Payments under the income distribution agreement and the settlement contracts will be calculated on the basis of the level of the Applicable Reference Price of Crude Oil. The payments that are made or received by the Up Trust under the income distribution agreement will determine Quarterly Distributions on the Up MacroShares, which are described under “DESCRIPTION OF THE UP MACROSHARES — Quarterly Distributions.” The final payment made or received by the Up Trust under the settlement contracts will determine the Final Distribution on the Up MacroShares, which is described under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.”

The assets of the Up Trust will consist of:

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treasuries of the type described under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations” and what we refer to as “income” on those treasuries, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Up Trust acquired that treasury, or interest paid on amounts borrowed under treasury repurchase agreements;

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the trust’s rights under the income distribution agreement, as described under “DESCRIPTION OF THE UP TRUST ASSETS — The Income Distribution Agreement;”

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the trust’s rights under the settlement contracts, as described under “DESCRIPTION OF THE UP TRUST ASSETS — The Settlement Contracts;”

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the trust’s rights under the MacroShares Licensing Agreement with MacroMarkets LLC to use the patented MACROs structure, as described under “DESCRIPTION OF THE UP TRUST ASSETS — The MacroShares Licensing Agreement;”

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the trust’s rights under the NYMEX Sublicensing Agreement entered into with MacroMarkets LLC pursuant to which the trust is permitted to use the settlement prices of the Light Sweet Crude Oil Futures Contract and the NYMEX name, as described under “DESCRIPTION OF THE UP TRUST ASSETS — The NYMEX Sublicensing Agreement;”

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the trust’s rights under its Trust Agreement to rely on the services provided by the administrative agent, the marketing agents and the trustee, as described under “DESCRIPTION OF THE TRUST AGREEMENTS;”

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a securities account created under the Up Trust Agreement into which all of the treasuries will be deposited for the benefit of the holders of the Up MacroShares;

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a distribution account created under the Up Trust Agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used first, to make a deposit to the fee payment account, second, to make payments to the Down Trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make Quarterly and Final Distributions to the holders of the Up MacroShares;

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a fee payment account created under the Up Trust Agreement into which the Fee Deduction amount will be deposited on each Distribution Date and applied to pay the expenses and fees of the Up Trust; and

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a netting account created under the Up Trust Agreement to which the trustee will credit (1) Up MacroShares being redeemed in Paired Optional Redemptions and nets such shares against any shares being created in Paired Issuances on the same date, and (2) cash delivered by Authorized Participants in connection with Paired Issuances and nets such cash against the Final Distributions to be made in connection with Paired Optional Redemptions being effected on the same date.

The assets of the Down Trust will be identical to those described above for the Up Trust.

For more information about the assets of the Paired Trusts, see “DESCRIPTION OF THE UP TRUST ASSETS.”

DESCRIPTION OF THE UP MACROSHARES

General

The Up Investment Amount will always be equal to the Up Aggregate Par Amount of the outstanding Up MacroShares, assuming that fees and expenses in preceding calculation periods did not exceed the Up Trust’s treasury income. Although the Underlying Value of the Up Trust will fluctuate based upon fluctuations in the Applicable Reference Price of Crude Oil, these periodic increases and reductions in the Underlying Value of the Up Trust will have no effect on the Up Investment Amount or on the Up Aggregate Par Amount. The Up Aggregate Par Amount will be increased only by Paired Issuances of additional Up MacroShares and reduced only by redemptions of Up MacroShares. Similarly, the Up Investment Amount will increase only when additional assets are deposited into the Up Trust in connection with a Paired Issuance and will be reduced only when one or more settlement contracts are settled in connection with a redemption of Up MacroShares. The Up Investment Amount will be lower than the Up Aggregate Par Amount only if the fees and expenses of the Up Trust have exceeded the Up Trust’s income on any Distribution Date and, as a result, a portion of the proceeds of the treasuries which would otherwise be reinvested were instead used to cover such fees and expenses, as described under “— Quarterly Distributions.”

Each Up MacroShare will have a stated par amount of $[25] per share. The entitlement of each holder of Up MacroShares to any Quarterly Distributions and the Final Distribution made by the Up Trust will be based on the number of Up MacroShares held by that holder and the proportion that this number bears to the aggregate number of Up MacroShares issued by the Up Trust and outstanding on the relevant Distribution Payment Date.

The Up MacroShares will be issued by the Up Trust pursuant to the terms of the Up Trust agreement. Each Up MacroShare represents an undivided beneficial interest in the Up Trust. The Up MacroShares do not represent interests in or obligations of us, the trustee, the administrative agent, any Authorized Participant, the marketing agent, or any of our or their affiliates.

The Up MacroShares are denominated in, and all distributions with respect to the shares will be payable in, United States dollars. There are no holding or transfer restrictions or minimum lot requirements applicable to the Up MacroShares.

The Up MacroShares will be delivered in book-entry form only through DTC.

Calculation of Underlying Value

The Final Distribution made on the Up MacroShares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date will be based upon the Underlying Value of the Up Trust:

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in the case of the Final Scheduled Termination Date, on the last Price Determination Day that precedes that date;

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in the case of an Early Termination Date, also on the last Price Determination Day that precedes that date; and

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in the case of a Redemption Date, on the related Redemption Order Date.

The Underlying Value of the Up Trust on any Price Determination Day equals all, a portion or none of the value of the assets in the Up Trust and all, a portion or none of the value of the assets in the Down Trust. The Underlying Value of the Up Trust on each Price Determination Day is calculated by reference to the level of the Applicable Reference Price of Crude Oil on that day and represents the aggregate amount of the assets in the paired trusts to which the Up Trust would be entitled if the settlement contracts were settled on that day. The Underlying Value of the Up Trust on each day also represents the aggregate final distribution to which holders of the Up MacroShares would be entitled if those shares were redeemed on that day. The Underlying Value of the Up Trust on any day that is not a Price Determination Day is equal to its Underlying Value on the last preceding Price Determination Day.

The Underlying Value of the Up Trust will be calculated on each Price Determination Day and is based on the level of the Applicable Reference Price of Crude Oil on that day relative to the Starting Level of the Applicable Reference Price of Crude Oil on the Closing Date. On each Price Determination Day, the trustee will use the Applicable Reference Price of Crude Oil established and reported by NYMEX or the Substitute Oil Price Provider on that day to calculate the Underlying Value of the Up Trust. An increase in the Applicable Reference Price of Crude Oil results in a proportionate increase in the Underlying Value of the Up Trust. A decrease in the Applicable Reference Price of Crude Oil results in a proportionate decrease in the Underlying Value of the Up Trust. After the Closing Date, the Applicable Reference Price of Crude Oil may fluctuate above or below the Starting Level. See “GLOSSARY OF DEFINED TERMS” for the formula for calculating Underlying Value on any Price Determination Day. The proportion of the funds in the Up Trust and the Down Trust will initially be 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and Paired Issuances must be done in MacroShares Units composed of an equal number of Up MacroShares and Down MacroShares. The formula for calculating Underlying Value set forth in “GLOSSARY OF DEFINED TERMS” and the requirement that Up MacroShares can only be issued and redeemed in Paired Optional Redemptions and Paired Issuances and only in the form of MacroShares Units, ensures that a $1 change in the settlement price of the Applicable Reference Price of Crude Oil will always result in a $0.25 change in the Per Share Underlying Value of each Up MacroShare. Four Up MacroShares, each with a par amount of $[25] per share, are intended to represent one $[100] barrel of oil. The relationship between changes in the Applicable Reference Price of Crude Oil and the Per Share Underlying Value of an Up MacroShare will be as described only so long as the Up Investment Amount on deposit in the Up Trust is equal to the Aggregate Par Amount of all Up MacroShares that are outstanding from time to time. If the Up Investment Amount in the Up Trust is less than the Aggregate Par Amount of the up MacroShares, because the fees and expenses of the Up Trust have exceeded its treasury income during one or more Calculation Periods, a specified change in the Applicable Reference Price of Crude Oil will still result in the same percentage change in Per Share Underlying Value, but not the same dollar amount, because each Up MacroShare represents, in effect, a smaller investment in oil.

Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus.

Quarterly Distributions

On each Distribution Date, the Up Trust will declare a Quarterly Distribution on the Up MacroShares. This Quarterly Distribution will be made out of the income that the Up Trust holds on deposit after it has:

•

deposited the Fee Deduction Amount into the fee payment account;

•

either made or received a payment under the income distribution agreement on that Distribution Date; and

•

acquired treasuries with an aggregate purchase price equal to the Up Aggregate Par Amount.

Each shareholder who is a registered holder of Up MacroShares on the Record Date will be entitled to receive the Quarterly Distribution, as calculated below. The Quarterly Distribution will be paid out to shareholders on the Distribution Payment Date that follows each Distribution Date.

On each Distribution Date, the Up Trust’s entitlement under the income distribution agreement to its Available Income and the Available Income in the Down Trust will be based on the Applicable Reference Price of Crude Oil on each day during the preceding Calculation Period. For each day during the Calculation Period preceding each Distribution Date, the entitlement of the Up Trust under the income distribution agreement, which we refer to as its “Up Earned Income Accrual,” for that day is determined as follows:

•

If the Ending Level of the Applicable Reference Price of Crude Oil exceeds the Starting Level on that day, the Up Trust will become entitled to retain all of its Available Income accrual for that day and to receive all or a portion of the Down Trust’s Available Income accrual for that day.

•

If the Ending Level of the Applicable Reference Price of Crude Oil is below the Starting Level, the Up Trust will be obligated to pay all or a portion of its Available Income accrual for that day to the Down Trust.

•

On every day on which the Ending Level of the Applicable Reference Price of Crude Oil is the same as the Starting Level, neither an obligation to pay, nor an entitlement to receive, any payment under the income distribution agreement will accrue for the benefit of the Up Trust.

On any day that is not a Price Determination Day, the Up Earned Income Accrual will be determined by reference to the Applicable Reference Price of Crude Oil on the last preceding Price Determination Day.

The Underlying Value of the Up Trust on each Distribution Date will be calculated before Available Income, if any, is deducted from that Underlying Value and set aside for payment as a Quarterly Distribution on the related Distribution Payment Date. As a result, the Underlying Value of the Up Trust on the day following each Distribution Date will reflect a relative decrease from the Underlying Value on that Distribution Date which will be unrelated to any movement in the level of the Applicable Reference Price of Crude Oil.

On each Distribution Date, other than on the Final Scheduled Termination Date or an Early Termination Date and other than with respect to any shares for which a redemption order was placed and settled prior to the related Record Date, the Up Trust will declare a “Quarterly Distribution” on each outstanding Up MacroShare equal to:

•

the sum of Up Earned Income Accruals for each day of the preceding Calculation Period multiplied by

•

a fraction the numerator of which is one Up MacroShare and the denominator of which is the aggregate number of outstanding Up MacroShares on that Distribution Date.

On the Distribution Payment Date that follows each Distribution Date, the Up Trust will distribute such amount on each outstanding Up MacroShare.

For a more detailed description of how payments under the income distribution agreement are calculated, see “DESCRIPTION OF THE UP TRUST ASSETS — The Income Distribution Agreement.”

Distributions of the Up Earned Income Accruals on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date will be made as part of the Final Distribution that is made on those dates, as described below under “— Final Distribution.”

The annual fees and expenses of the Up Trust will consist of (1) the variable fees specified under “DESCRIPTION OF THE TRUST AGREEMENTS — Fees and Expenses of the Paired Trusts,” which together represent a 95 basis point deduction from the assets of the Up Trust plus (2) fixed fees and expenses which are expected to equal approximately $600,000 per year. This fixed amount will be adjusted periodically based upon actual expenses incurred or expected to be incurred by the Up Trust in order to reflect accurately the accrual of fees and expenses in the underlying value calculation. All periodic adjustments will be reflected in the Fee Deduction Amount. The same variable and fixed fees and expenses are expected to be incurred by the Down Trust.

If the Fee Deduction Amount exceeds the Up Trust’s treasury income on any Distribution Date, the earned income component of Underlying Value will be equal to zero and the Up Trust will not make any Quarterly Distributions on that Distribution Date. Moreover, the Underlying Value of the Up Trust will be further reduced by an amount equal to the difference between the Up Trust’s treasury income and its actual fees and expenses and this reduction will be permanent unless it can be made up out of treasury income on future Distribution Dates, net of fees and expenses on those Distribution Dates. See RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.”

If available, an amount equal to the Up Aggregate Par Amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each Distribution Date unless that Distribution Date is the Final Scheduled Termination Date or an Early Termination Date.  If a redemption order is delivered on a Distribution Date or on the day preceding a Distribution Date, the Up Aggregate Par Amount will first be reduced by the aggregate par amount of any Up MacroShares being redeemed.  If, after depositing the Fee Deduction Amount into the fee payment account, the funds remaining on deposit in the Up Trust on any Distribution Date are equal to or less than the Up Aggregate Par Amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no Available Income on that date.  If less than the Up Aggregate Par Amount is invested in treasuries on any Distribution Date because the Fee Deduction Amount exceeded the income on the Up Trust’s treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent Distribution Dates until the amount invested does equal the Up Aggregate Par Amount.

The Up Trust may make minimal or no quarterly distributions to its shareholders on one or more Distribution Dates, if treasury yield rates drop to and remain below the fee accrual rate of 95%, as such rate is effectively adjusted upward by the deduction of an estimated fixed annual amount.  However, assuming there are no deficiencies in the amount that was invested on behalf of each of the Paired Trusts during previous Calculation Periods and that actual fees and expenses did not exceed the Fee Deduction Amount during the current Calculation Period, the portion of the daily income on the treasuries during that Calculation Period that is in excess of the Fee Deduction Amount will be distributed to the holders of the Paired Shares as a Quarterly Distribution.  The allocation of this yield as between the Up and the Down MacroShares will be determined under the income distribution agreement based on the respective Underlying Values of each of the Paired Trusts on each day of the preceding Calculation Period.  See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions.”

If available, an amount equal to the Down Aggregate Par Amount on each Distribution Date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such Distribution Date is the Final Scheduled Termination Date or an Early Termination Date), but the amount actually invested may be less on one or more Distribution Dates if the Fee Deduction Amount for the Down Trust exceeded the Down Trust’s income on those Distribution Dates.

On each Distribution Date and each Issuance Order Date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Trusts, treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each of the Up and Down Trust Agreements and described in more detail in this prospectus under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations.” Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each Paired Trust invested in treasuries, a portion of the assets of a Paired Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates.

The administrative agent will always use a “last in, first out” method for selecting which treasuries to deliver in a redemption of the shares. As a result, in both a rising and a falling interest rate environment, Paired Optional Redemptions that are effected between Distribution Dates may result in a decrease in the Daily Yield Rate on the treasuries in the Paired Trusts for the remaining shareholders. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

If the Up Trust has no Available Income on any Distribution Date, then the Up Trust will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down Trust.  Similarly, if on any Distribution Date the proceeds of the treasuries in the Down Trust minus its Fee Deduction Amount are equal to or less than the Down Aggregate Par Amount, the Down Trust will not have any Available Income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up Trust on that Distribution Date.  If either of the Paired Trusts fails to make a payment under the income distribution agreement on any Distribution Date because it does not have any Available Income, that trust will not be required to make up that payment on any subsequent Distribution Date, even if it has funds available to do so.

If on any Distribution Date the Up Trust does not have any Available Income and does not receive any Available Income from the Down Trust, it will not make any Quarterly Distribution to its shareholders on that Distribution Date. The Up Trust is not required to make Quarterly Distributions in any stated amount and if no funds are available to make a Quarterly Distribution on any Distribution Date, no amounts will be payable with respect to that Distribution Date on any subsequent date. See “RISK FACTORS — You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distribution

General

The Up Trust will declare a Final Distribution on all or a portion of the Up MacroShares on the earliest to occur of:

•

the Final Scheduled Termination Date;

•

an Early Termination Date; and

•

a Redemption Order Date.

The Final Distribution declared by the Up Trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Order Date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Down Trust under the settlement contracts that are settled in connection with the redemption of shares. The final payment under the settlement contracts will, in turn, be based on the Underlying Value of the Up Trust on:

•

the last price determination day preceding the Final Scheduled Termination Date;

•

the last price determination day preceding the Early Termination Date; and

•

in the case of a Paired Optional Redemption, the relevant Redemption Order Date.

The purpose of the final payment under the settlement contracts is to transfer assets between the Paired Trusts such that each trust has cash and treasuries in an amount equal to its Underlying Value at the time of settlement. If the level of the Applicable Reference Price of Crude Oil on the relevant Price Determination Day is above its Starting Level, the Underlying Value of the Up Trust will be equal to all of the cash and treasuries that it holds on deposit plus a portion of the Down Trust’s cash and treasuries. If the level of the Applicable Reference Price of Crude Oil on the relevant Price Determination Day is below its Starting Level, the Underlying Value of the Up Trust will be equal to only that portion of the cash and treasuries that it holds on deposit which it is not required to deliver to the Down Trust. For a more detailed description of how the Underlying Value of the Up Trust and payments under the settlement contracts are calculated, see “— Calculation of Underlying Value” and “DESCRIPTION OF THE UP TRUST ASSETS — The Settlement Contracts.”

On the Final Scheduled Termination Date or an Early Termination Date, the Up Trust will declare a Final Distribution in redemption of its Up MacroShares in an amount equal to the Underlying Value of the Up Trust on the last Price Determination Day preceding the Final Scheduled Termination Date or the last Price Determination Day preceding the Early Termination Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the trustee will pay the Final Distribution to each holder of the outstanding Up MacroShares in redemption of those shares.

The redemption of all or only a portion of the Paired Shares in a Paired Optional Redemption may only be directed on any price determination day by one or more Authorized Participants who are beneficial holders of those shares. As discussed in greater detail later in this section, unless you are an Authorized Participant, you will not have a right to direct a redemption of your Up MacroShares. Consequently, you will only be able to liquidate your investment in the Up MacroShares prior to the Final Scheduled Termination Date or an Early Termination Date by selling them to an investor who is willing to purchase them from you, including any Authorized Participant who may wish to acquire those shares in order to direct a Paired Optional Redemption. The market price that you are able to obtain for your Up MacroShares may be less than the price you paid for those shares and less than the Per Share Underlying Value that is represented by those shares for the reasons discussed in “RISK FACTORS — Fluctuations in the underlying value of the Up Trust and other factors may affect the market price of your Up MacroShares.”

If the Fee Deduction Amount that is required to be deposited into the fee payment account and made available for the payment of the fees and expenses of the Up Trust exceeds the income of the Up Trust on the current Distribution Date or on one or more preceding Distribution Dates and the resulting deficiency in the Up Investment Amount has not been made up on subsequent Distribution Dates, the Underlying Value of the Up Trust and, consequently, the Final Distribution made by the Up Trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date will reflect that resulting deficiency.  See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.”

Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

On the Final Scheduled Termination Date or an Early Termination Date, the trustee will cause the Paired Trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries on those dates. After the settlement contracts have been settled, the Up Trust will declare a Final Distribution in redemption of its outstanding shares using all of the funds it then holds on deposit, which Final Distribution will include the Available Income of the Up Trust that would have been distributed as a Quarterly Distribution if the Final Scheduled Termination Date or Early Termination Date had been an ordinary Distribution Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the Up Trust will distribute on each outstanding Up MacroShare, a “Final Distribution” in cash equal to:

•

the Underlying Value of the Up Trust on the last price determination day preceding that Final Scheduled Termination Date or that Early Termination Date divided by

•

the aggregate number of Up MacroShares that have been issued but not yet redeemed as of that date.

Upon receipt of a Final Distribution on the Final Scheduled Termination Date or an Early Termination Date, your Up MacroShares will be considered to be redeemed in full and the Up Trust will have no further obligations with respect to those shares even if the amount of the Final Distribution is less than the aggregate par amount of your Up MacroShares or less than the purchase price you paid for those shares. See “RISK FACTORS — You may lose your entire investment in the Up MacroShares that you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.”

Final Distributions in Paired Optional Redemptions

On any business day prior to the Final Scheduled Termination Date or an Early Termination Date, the Up MacroShares and Down MacroShares may be redeemed concurrently at the direction of Authorized Participants in MacroShares Units in what we refer to as a “Paired Optional Redemption.” Only Authorized Participants may direct the redemption of Paired Shares. However, the discussion which follows describing Paired Optional Redemptions and the Final Distribution that will be declared on the related Redemption Order Date is relevant to you as a holder of Up MacroShares even if you are not an Authorized Participant, because it explains the rules that Authorized Participants must follow in order to effect Paired Optional Redemptions and their ability to effect these redemptions may affect the demand for your Up MacroShares. See “RISK FACTORS — The return on your shares is uncertain — The right to redeem the Up MacroShares is limited.”

Authorized Participants must place redemption orders with the administrative agent at least thirty (30) minutes prior to the end of trading of Light Sweet Crude Oil Futures Contracts by open outcry on NYMEX on any price determination day (typically, 2:30 p.m. New York City time) or immediately upon the unanticipated close of trading of such contracts on NYMEX. Any redemption order that is not placed within the specified time prior to the close of trading on the NYMEX will be automatically cancelled and may be resubmitted by the applicable Authorized Participant, if it so desires, on the next price determination day at the new prevailing Per Share Underlying Value. A tender of Paired Shares for redemption will be irrevocable.

The Authorized Participant will place its redemption order on the Redemption Order Date and the Paired Optional Redemption will be effected on the related Redemption Date. Each redeeming Authorized Participant must deliver to the administrative agent a redemption order with the following information:

•

the Authorized Participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the creation order on behalf of the Authorized Participant; and

•

the number of MacroShares Units being redeemed.

Not later than 10:00 a.m. New York City time on the Redemption Date, the Authorized Participant who placed the redemption order must deliver to the trustee:

•

Up MacroShares and Down MacroShares that in the aggregate constitute the requisite number of MacroShares Units being redeemed by such Authorized Participant;

•

the applicable Redemption Cash Component, if applicable; and

•

a transaction fee of $2,000, payable directly to the trustee by the Authorized Participant to compensate the trustee for services rendered in effecting the Paired Optional Redemption.

If all conditions to effecting a Paired Optional Redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming Authorized Participant by 3:00 p.m. New York City time on the Redemption Date. If the redemption order was placed on a Distribution Date, the redeeming Authorized Participant will receive cash. If there was a net increase in the aggregate par amount of the Paired Trusts on any Redemption Date that was also an Issuance Date, because more MacroShares Units were created than redeemed, redeeming Authorized Participants will also receive their Final Distribution from the Paired Trusts in cash out of the funds delivered to the trusts by the Authorized Participants who created shares on the same date. If any Paired Issuances were effected on the Redemption Date, even if there was a net decrease in the aggregate par amount of the Paired Trusts, redeeming Authorized Participants will receive a portion of their Final Distribution in cash out of the funds delivered to the trusts by the creating Authorized Participants. All or a portion of the Final Distribution may also be made out of the cash proceeds of any treasury repurchase agreements that are on deposit in the distribution account of each trust. Any remaining portion of the Final Distribution for which cash is not available will be made by delivering treasuries to the redeeming Authorized Participant.

The amount of cash and/or treasuries that will be delivered on the Redemption Date in a Paired Optional Redemption will always be equal to the aggregate Per Share Underlying Values of the Paired Shares being redeemed, calculated as of the Redemption Order Date. In the case of a Paired Optional Redemption that is ordered on a Distribution Date or on the business day following a Distribution Date or on a Redemption Order Date that is followed by one or more intervening non-business days, the amount delivered on the related Redemption Date will consist of the aggregate Per Share Underlying Value of the shares being redeemed plus the Up and Down Earned Income Accruals for all intervening days between the Redemption Order Date and the Redemption Date, calculated on the basis of the Applicable Reference Price of Crude Oil on the Redemption Order Date.

Upon receipt of the Final Distribution in a Paired Optional Redemption, the Up MacroShares presented for redemption will be considered to be redeemed in full and the Up Trust will have no further obligations with respect to those shares, even if the amount of the Final Distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the Authorized Participant. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Up and Down Aggregate Par Amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts on any day that is both a Redemption Date and an Issuance Date. The trustee will cause the Paired Trusts to settle one settlement contract for each MacroShares Unit that is redeemed in a Paired Optional Redemption on any Redemption Date that is not also an Issuance Date.

In connection with the settlement of the settlement contracts and payment of a Final Distribution in the case of a redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a “last in, first out” basis such that the value of the segregated treasuries is equal to the product of the applicable Redemption Percentage and the aggregate Value of all the treasuries held by each trust. The selection and delivery of treasuries as a Final Distribution must comply with all of the conditions specified in Appendix D to this prospectus. For a discussion of the potential risks associated with the delivery of treasuries instead of cash as a Final Distribution, see “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

After the settlement contracts have been settled, the Paired Trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The Paired Trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other trust to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the Final Distribution will be distributed ratably, by type, to each redeeming Authorized Participant.

Following a Paired Optional Redemption, the trustee will record a reduction in the aggregate number of Up MacroShares and Down MacroShares that are outstanding. If MacroShares Units are being both redeemed and issued on the same day at the direction of several Authorized Participants, the trustee will record such reduction only if a net decrease in the aggregate par amount has occurred.

Paired Issuances

On any Price Determination Day prior to the Final Scheduled Termination Date or an Early Termination Date, an Authorized Participant may effect a “Paired Issuance” by directing the Paired Trusts to issue additional shares in a minimum number of Up and Down MacroShares constituting at least one MacroShares Unit. If so directed by the Authorized Participant, the Up Trust and the Down Trust will issue additional Paired Shares to the Authorized Participant to satisfy its creation order. Paired Shares will always be issued by each of the Paired Trusts at the Per Share Underlying Value of these shares on the date on which a creation order is delivered by an Authorized Participant.

Although the number of Up MacroShares will increase with each issuance and decrease with each redemption by an Authorized Participant, the Up MacroShares you hold will always represent the same entitlement to the distributions made by the Up Trust, even though your proportionate share of the assets of that trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Up MacroShares that are outstanding on any specified date.

To create a new MacroShares Unit, an Authorized Participant must place a creation order with the administrative agent at least thirty (30) minutes prior to the end of trading of Light Sweet Crude Oil Futures Contracts by open outcry on NYMEX on any Price Determination Day or immediately upon the unanticipated close of trading of such contracts on NYMEX. Any creation order that is not placed within the specified time prior to the close of trading on the NYMEX will be automatically cancelled and may be resubmitted by the applicable Authorized Participant, if it so desires, on the next price determination day at the new prevailing Per Share Underlying Value. The Authorized Participant will place its creation order on the Issuance Order Date and the Paired Issuance will be effected on the related Issuance Date. Each creating Authorized Participant must deliver to the administrative agent a creation order with the following information:

•

the Authorized Participant’s e-mail address and telephone number and the name and personal identification number of the authorized person who is submitting the creation order on behalf of the Authorized Participant; and

•

the number of MacroShares Units being created.

By 10:00 a.m. New York City time on the Issuance Date, the Authorized Participant must deposit immediately available funds in an amount equal to:

•

the aggregate Per Share Underlying Value of the Up MacroShares being created, as measured on the Issuance Order Date;

•

the aggregate Per Share Underlying Value of the Down MacroShares being created, as measured on the Issuance Order Date; and

•

a transaction fee of $2,000, payable directly to the trustee by the Authorized Participant to compensate the trustee for services rendered in effecting the Paired Issuance.

In the case of any Paired Issuance ordered on a Distribution Date or on the business day following a Distribution Date or on an Issuance Order Date that is separated from the related Issuance Date by one or more intervening non-business days, the amount that must be delivered by the Authorized Participant must also include the Up and Down Earned Income Accruals for each intervening day between the Issuance Order Date and the Issuance Date, as calculated on the basis of the Applicable Reference Price of Crude Oil on the Issuance Order Date.

Creation orders for new MacroShares Units will be processed through a manual clearing process operated by DTC. By 3:00 p.m. New York City time on the Issuance Date, the administrative agent will instruct the trustee to deliver to the Authorized Participant’s account at DTC Up and Down MacroShares equal to the number of shares that were created in the Paired Issuance.

The trustee will deposit one-half of the aggregate funds received by it in connection with an issuance of Paired Shares into the Up Trust and the other half into the Down Trust, without regard to the Per Share Underlying Values at which the Up and Down MacroShares were issued, in order to preserve the one-to-one ratio of cash and treasuries on deposit in the Paired Trusts.

In order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MacroShares Unit, new settlement contracts will be entered into if there is a net increase in the Up and Down Aggregate Par Amount and settlement contracts will be settled if there is a net decrease in these Aggregate Par Amounts on any day that is both an Issuance Date and a Redemption Date. The trustee will cause the Paired Trusts to enter into one new settlement contract for each new MacroShares Unit that is created in a Paired Issuance on any Issuance Date that is not also a Redemption Date.

Following a Paired Issuance, the trustee will record an increase in the aggregate number of Up MacroShares and Down MacroShares that are outstanding. If MacroShares Units are being both issued and redeemed on the same day, at the direction of several Authorized Participants, the trustee will record an increase only if a net increase in the Up and Down Aggregate Par Amount has occurred.

In connection with any Paired Issuance, any Authorized Participant that creates a MacroShares Unit will be deemed to be an underwriter of the Paired Shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act. See “PLAN OF DISTRIBUTION.”

Book-Entry Registration

The Up MacroShares will be evidenced by one or more global certificates. We will deposit each global certificate representing the Up MacroShares with The Depository Trust Company in the United States or with Clearstream Banking, société anonyme or Euroclear Bank S.A./NV in Europe. We refer to The Depository Trust Company as “DTC,” Clearstream Banking, société anonyme as “Clearstream” and the Euroclear system operated by Euroclear Bank S.A./NV as “Euroclear.” Each global certificate will be registered in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global certificate may be held directly or indirectly through DTC, Clearstream or Euroclear. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Bank) will act as the relevant depositary for Euroclear. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global certificate to those persons may be limited.

Shareholders who are not participants may beneficially own interests in a global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as “indirect participants.” So long as Cede & Co., as the nominee of DTC, is the registered owner of a global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificates. Except as provided below, owners of beneficial interests in a global certificate will:

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not receive physical delivery of certificates in definitive registered form; and

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not be considered holders of the global certificate.

The trustee will make distributions on the shares to Cede & Co., as the registered owner of the global certificate, by wire transfer of immediately available funds on each Distribution Payment Date and on each settlement date for Paired Optional Redemptions. We and the trustee will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to the book-entry certificates. We and the trustee will not be responsible or liable for errors in payments made on account of the book-entry certificates, unless such error in payment was caused by an instruction error originating from us or the trustee.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant global certificate in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream participants may not deliver instructions directly to depositaries for Euroclear or Clearstream.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global certificates among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. DTC has advised us that it will take any action permitted to be taken by a holder of shares, including the presentation of shares for redemption or exchange, only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited, and only in respect of those shares represented by the global certificates as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

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a limited purpose trust company organized under the laws of the State of New York and a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream Banking, société anonyme, Luxembourg, has advised us that it is:

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incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository; and

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subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.

Clearstream holds certificates for its participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in the accounts of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream, will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear Bank S.A./NV has advised us that it is:

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licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis; and

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regulated and examined by the Belgian Banking and Finance Commission.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery and payment. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in a global certificate among participants. However, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures and may discontinue these procedures at any time.

We will issue the shares in definitive certificated form, which we refer to as “Definitive Certificates,” if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global certificate may be exchanged for Definitive Certificates upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that shares shall no longer be represented by global certificates, in which case we will issue shares in definitive form in exchange for the global certificates.

Termination Triggers

Following the occurrence of specified events, which we refer to as “Termination Triggers,” the income distribution agreement and the settlement contracts will automatically terminate and the trustee will redeem all of the Paired Shares on the next scheduled Distribution Date. Upon obtaining knowledge or receiving notice of the occurrence of a Termination Trigger, we will file a Form 8-K disclosing the Termination Trigger pursuant to Regulation FD. The following events will constitute Termination Triggers:

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any of the following circumstances persists for five (5) consecutive business days: (i) the Applicable Reference Price of Crude Oil is not calculated by NYMEX or the Substitute Oil Price Provider; or (ii) NYMEX or such Substitute Oil Price Provider refuses to make that price available to the administrative agent for the purpose of calculating Underlying Value;

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the Applicable Reference Price of Crude Oil rises to or above $185.00 or falls to or below $15.00, and, in either case, the Applicable Reference Price of Crude Oil remains at or above that level or at or below that level, as applicable, for three (3) consecutive price determination days;

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either of the Paired Trusts becomes required to register as an “investment company” under the Investment Company Act of 1940, as amended;

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either of the Paired Trusts becomes a commodities pool that is subject to regulation under the Commodity Exchange Act, as amended;

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DTC becomes unwilling or unable to act as depository and no suitable replacement is willing or able to assume the duties of a depository for the Paired Trusts;

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the administrative agent resigns or is unable to perform its duties under one or both Trust Agreements of the Paired Trusts, or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the administrative agent under the Trust Agreements;

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we elect to terminate the Up Trust and 66 and 2/3% of the holders of the Up Trust and the Down Trust, each voting as a separate class, consent to such termination;

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either of the Paired Trusts is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days;

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either of the Paired Trusts becomes undercollateralized, as measured on any Distribution Date prior to the making of any payments or distributions on that Distribution Date and without taking into account the rights and obligations of the Paired Trusts under the income distribution agreement and the settlement contracts, such that the amount of cash on deposit in the affected trust is equal to 90% or less of the cash on deposit in the other trust;

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the amount of cash and treasuries on deposit in the Up Trust or the Down Trust is reduced to less than ten (10) million dollars on any business day; and

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the amount of cash and treasuries on deposit in the Up Trust and/or the Down Trust is less than fifty (50) million dollars per trust on any business day and we elect, in our discretion, to terminate the Paired Trusts

The administrative agent will be responsible for notifying us and the trustee of the occurrence of the Termination Triggers that result from a specified increase or decrease in the Applicable Reference Price of Crude Oil, the failure by NYMEX or the applicable Substitute Oil Price Provider to calculate the Applicable Reference Price of Crude Oil or its refusal to make it available to the administrative agent, the resignation of the administrative agent or its bankruptcy, the consent of the Up and Down Trust shareholders to an early termination of the Paired Trusts following our election to effect such termination and our decision to terminate the trusts if the total assets of either or both Paired Trusts are less than $50 million. The trustee, upon obtaining knowledge of the occurrence of any of the other Termination Triggers described above, will be responsible for notifying us and the administrative agent of such occurrence.

On the Early Termination Date, the trustee will cause the Paired Trusts to terminate the income distribution agreement and settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the Underlying Value of each Paired Trust on the Price Determination Day preceding the Early Termination Date. In the case of any Termination Trigger that occurs after the expiration of a specified number of days, if these days occur over the course of two different calculation periods, the Early Termination Date will not occur until the Distribution Date that follows the second calculation period. In the case of the Termination Trigger related to the undercollateralization of one of the Paired Trusts, an Early Termination Date will occur on the same Distribution Date on which the Termination Trigger occurred. The Underlying Value on the last Price Determination Day preceding the Early Termination Date may be higher or lower than the Underlying Value at the time when the Termination Trigger occurred, as described under “RISK FACTORS — The return on your shares is uncertain — The paired trusts may terminate early.” This Final Distribution will be determined as described above under “— Final Distribution.” Upon receipt of this Final Distribution, all of the Up and Down MacroShares will be considered to be redeemed. After all funds on deposit in the Paired Trusts have been distributed to the holders of the Paired Shares, the trustee will liquidate the Paired Trusts.

Authorized Participants may continue to direct Paired Optional Redemptions and Paired Issuances at the Per Share Underlying Value of the shares being redeemed or created after the occurrence of a Termination Trigger related to a decrease in the Applicable Reference Price of Crude Oil to or below $15.00 or an increase in that price to or above $185.00. The last creation or redemption order may be placed on the last business day prior to the Early Termination Date that will follow the occurrence of the Termination Trigger.

Any payments under the income distribution agreement and the settlement contracts and any Quarterly or Final Distribution to be made by either of the Paired Trusts may be subject to delays pending the resolution of bankruptcy proceedings if the relevant Termination Trigger was the voluntary or involuntary bankruptcy of either of the Paired Trusts.

Listing

On the Closing Date, the Up MacroShares will be listed and eligible for trading on the AMEX under the symbol “UOY.” However, there is no assurance that the shares will continue to be eligible for trading on the AMEX during the entire time they remain outstanding.

DESCRIPTION OF THE WORLD OIL MARKET

The information in this section, as well as general information relating to the oil industry that is contained in the “RISK FACTORS” section of this prospectus, is primarily derived from information made available by the Energy Information Administration, or the “EIA,” which operates under the auspices of the United States Department of Energy.

Oil Exploration, Extraction and Refining

Crude oil is composed of compressed hydrocarbons and is found deep in the earth’s crust in sedimentary rock reservoirs. The natural occurrence of crude oil is the result of a geological process that occurs over millions of years. Oil is found as concentrated pools or is diffused throughout the reservoir rocks. The same geological process also produces natural gas, which is a gas form of hydrocarbon, and coal, which is a solid form of hydrocarbon.

In the form in which it is ultimately consumed, oil is the product of exploration, drilling, extraction, production and refining. Geologists determine that a site is ripe with oil either by using a seismic test where an artificial shockwave is sent through a cross-section of rock and subsequently measured and calibrated, or by extracting a rock or sediment sample and running tests on that sample. Often times, a site will contain both liquid and gas forms of hydrocarbons, because the gas will be integrated with the oil. In such cases, the natural gas must first be extracted from the oil. Once an oil site is identified, additional testing occurs to determine the boundaries of the reservoir and whether conditions are favorable for production. Upon that determination, production wells, tanks, pipelines and processing plants are installed at the site so that the oil can be extracted.

Crude oil must go through a refining process before it can be consumed. The refining process involves “simple distillation,” a heating process which effectively separates the crude oil into its various hydrocarbon components. Light products, such as naphtha, a product known as “straight-run gasoline” and liquid petroleum gases, separate from the oil at the lowest temperatures. Jet fuel, kerosene and distillates such as home heating oil and fuel follow. The heavier products, called “residuum” or “residual fuel oil,” are removed at temperatures over 1000 degrees Fahrenheit. According to the EIA, refineries in the United States continue to process the heavier products into lighter products, because demand for oil products in the United States is primarily for lighter, premium forms of oil products such as gasoline.

The quality of the crude oil determines the extent of processing necessary to achieve the desired product, which also affects the pricing of the crude. The lighter the crude oil, the more expensive it is because it is easier to refine. For example, West Texas Intermediate (WTI) crude oil and other light sweet crude oils are more expensive than other grades of oil because they are easier to refine than heavier grades of oil.

Supply and Demand for Oil

The supply of crude oil in the world market is driven by worldwide oil inventories, or “oil stock levels,” which are a function of successful exploration, feasibility of drilling, production levels, transportation costs and the ability of producers to refine the crude oil into consumable products. Technological advances have a significant impact on the crude oil supply by making exploration and drilling more economically feasible. Supply for crude oil is also impacted by production interruptions, which may be caused by political instability, natural disasters, acts of war or sabotage, labor problems, machinery failure or human error. Supply is also impacted when an oil-producing country or region makes a decision to increase or reduce its volume of production, usually as a means of manipulating prices. For example, the Organization of the Petroleum Exporting Countries, also known as “OPEC,” has throughout its history directed its member states to restrict or expand production in an effort to control oil prices. Furthermore, government programs and policies affect both the supply and the demand for crude oil. When governments act to restrict or to permit oil drilling in given areas, supply is affected.

The demand for crude oil is driven by the consumption of energy for transportation, industrial consumption of power and the demand for sources of energy to be used for heating and cooling. Prosperous economies influence demand for oil as consumers seek more goods and services. Demand can be impacted by public policy. For example, the imposition of taxes on oil or oil products, or environmental laws that require decreased or more efficient use of energy, may affect demand. Demand will also be impacted by international trade agreements, which establish oil price levels among trading partners or trading blocs. Because oil is priced in U.S. dollars, the price of crude oil is affected by changes in exchange rates associated with the U.S. dollar. Interest rate changes, which affect exchange rates, also have an impact on prices. Technology also affects demand for oil by enabling the exploitation of alternative fuel sources and by providing methods to use oil more efficiently.

Sources of Supply. Most of the world’s oil production occurs in the Persian Gulf, Russia, West Africa and South America. According to the EIA, OPEC countries produced approximately 41 percent of the world’s oil in 2004.  The OPEC countries consist of Algeria, Angola, Indonesia, Iran, Iraq, Kuwait, Libya, Nigeria, Qatar, United Arab Emirates, Venezuela and Saudi Arabia. In 2006, 15 countries produced more than 2 million barrels of crude per day. Eight of the 15 countries were OPEC countries, and the other seven consist of the United States, Russia, Mexico, China, Canada, Norway and Brazil.

The EIA notes that the world supply of oil was affected by various events in 2004, 2005, 2006 and 2007 including:

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strong worldwide economic growth;

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lower worldwide oil inventories;

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uncertainty about the volume of Iraqi oil exports as the country faced political and economic turmoil;

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damage inflicted on the U.S. Gulf Coast and offshore oil installations following the 2004 hurricanes Charley, Frances and Ivan;

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leaks at pipelines in Nigeria and Russia, as well as a pipeline leak in Alaska that has led to a partial shutdown of the Prudhoe Bay oil field;

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constraints on the oil industry’s ability to explore, drill, refine and transport oil; and

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the decision by OPEC at the end of 2006 and in February of 2007 to cut output by a total of 1.7 million barrels per day.

Furthermore, political instability in Venezuela, labor strikes in Nigeria, internal conflict between the Russian government and the Yukos Oil Company, and fear of possible economic sanctions against Iran all contributed to the increase in oil prices in 2004, 2005, 2006 and 2007.

According to the EIA, non-OPEC countries produced approximately 58 percent of the world’s oil in 2006, with the United States as the world’s third largest producer after Saudi Arabia and Russia. The EIA notes that most major non-OPEC countries (except Mexico) have private oil sectors and that their governments have little control over the production of oil. Companies react to international price expectations, exploring and drilling more and in higher cost areas when prices are high, and focusing on lower-cost production when prices are low.

The EIA found that as of January 2005, approximately 89 percent, or 73.4 million barrels per day of the world’s 82.4 million barrels per day, of crude oil refinery capacity was located in non-OPEC countries. Countries with high petroleum demand tend to have large refinery capacity, or the ability and resources to refine large quantities of crude oil. The United States, for example, had far more refinery capacity than any other country, with 149 of the world’s 691 refineries, and a crude oil refinery capacity of about 16.9 million barrels per day; this capacity has increased to 17.4 million barrels per day in 2006. Russia’s refinery capacity in 2006 stands at an estimated 5.4 million barrels per day. The EIA lists China and Japan’s refinery capacity as 6.2 million and 4.7 million barrels per day, respectively. All other countries have a refinery capacity that is below three million barrels per day.

The table that follows shows the countries that were the leading producers of crude oil in 2006 and 2007:

Top World Oil Producers, 2006 and 2007(1)

(OPEC members in italics)

Country	Total Oil Production in 2006(2) (million barrels per day)	Total Oil Production in 2007(2) (million barrels per day)
Saudi Arabia	10.7	8.8
Russia	9.7	12.8
United States	8.3	7.5
Iran	4.1	4.0
China	3.8	3.9
Mexico	3.7	3.5
Canada	3.3	3.3
United Arab Emirates	2.9	2.5
Venezuela	2.8	2.4
Norway	2.8	2.6
Kuwait	2.7	2.8
Nigeria	2.4	2.1
Brazil	2.2	2.2
Algeria	2.1	1.4
Iraq	2.0	2.3

Source: Energy Information Administration

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(1)

Table includes all countries with total oil production exceeding two million barrels per day in 2006 (for a total of 63.5 million barrels per day) and in 2007 (for a total of 62.1 million barrels per day).

(2)

Total oil production includes crude oil, natural gas liquids, condensate, refinery gain, and other liquids.

Sources of Demand. According to the EIA, most of the world’s oil is consumed by the United States and the People’s Republic of China. In industrialized economies, demand for oil is largely a function of demand for products such as gasoline, jet fuel and diesel fuel. The EIA finds that oil consumption is higher in highly industrialized countries which have greater demands for energy for transportation; two-thirds of oil consumption in these countries is related to transportation. The United States and Canada, whose populations rely largely on private vehicles for transportation, have the highest oil consumption per capita, more than twice that of other industrialized nations. However, in developing or non-industrialized countries, demand for oil increases with the demand for heat and power, which is the case in China.

China is the world’s most populous country and, according to the EIA, as of January 2006, it is second only to the United States in its demand for oil. China’s economy is evolving, as more state-owned firms privatize and the government encourages foreign investment activity. Between 2000 and 2002, China’s three largest oil and gas firms—China Petroleum and Chemical Corp. (Sinopec), China National Petroleum Corporation (CNPC) and CNOOC Limited—carried out initial public offerings which resulted in an influx of billions of U.S. dollars in foreign capital. According to the EIA, China was the source of 40 percent of the growth in demand for crude oil between 2001 and 2005, and was projected to be the source of 38 percent of the growth in demand for 2006. The EIA believes that China’s continued demand is a significant factor in the world oil markets.

The table that follows shows the countries with the greatest demand for crude oil in 2006:

Top World Oil Consumers, 2006(1)

Country	Total Oil Consumption (million barrels per day)
United States	20.7
China	7.3
Japan	5.2
Russia	2.9
Germany	2.7
India	2.6
Canada	2.3
Brazil	2.2
South Korea	2.2
Saudi Arabia	2.1
Mexico	2.0
France	2.0

Source: Energy Information Administration

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(1)

Table includes all countries that consumed more than two million barrels per day in 2006.

Overview of Historical Trends in Oil Price Fluctuations

The price of crude oil has experienced significant fluctuations in the past due to a number of complex economic and political factors. In this section, we present an overview of historical trends in oil price fluctuations and related influences on those fluctuations consisting of notable international events and domestic energy policy during the past 35 years. We note, however, that historical movements in the price of oil may not provide any indication of future movements in the price of oil and the forces which determined supply and demand in the past may not have a similar effect in the future if they are negated by countervailing forces. Our sources for data for the information and analysis contained in this section are the EIA report of May 2002, “Petroleum Chronology of Events 1970 – 2000,” as well as the EIA “Annual Oil Market Chronology” last updated in May of 2006, and the “Current Monthly Energy Chronology” last updated in November of 2006.

The following chart prepared by the EIA illustrates the movement in the price of a barrel of crude oil and notable domestic or world events between 1970 and 2000.

From the 1970s through the year 2000, a combination of U.S. domestic policy and political events in the Middle East have been the dominant factors impacting the price of oil. Domestically, the Clean Air Act Amendments of 1970 and 1990 and other legislation resulted in the steady upward trend of prices. The Arab oil embargo in 1973, the revolution in Iran in 1978-1979, and the Persian Gulf conflict in 1990 contributed to price volatility. Most recently, the war in Iraq and the devastation to the U.S. Gulf Coast by hurricanes in 2004 and 2005, as well as fears of possible U.N. sanctions against Iran stemming from that country’s nuclear program, have stimulated a dramatic upward trend in the price of crude oil.

The Clean Air Act Amendments of 1970—The beginning of regulation

Since the 1920s, lead was a significant component in gasoline. However, the Clean Air Act Amendments of 1970 were the beginning of the move toward unleaded gasoline and emission standards for sulfur dioxide, nitrous oxides, carbon monoxide, oxidants (ozone), non-methane hydrocarbons, and total suspended particulates. By July 1, 1974, the amendments required that most gasoline stations offer unleaded gasoline, with a minimum 87 octane, and by 1996, all grades of gasoline were required to be completely unleaded. The requirement to produce low-lead or unleaded gasoline required more advanced refining techniques, such as the use and construction of downstream conversion units, or catalytic converters, to produce high-octane blending components to replace lost lead. These changes resulted in increased production costs that influenced increases in the price of oil.

The Arab Oil Embargo of 1973

In 1973, the oil embargo by certain Arab nations against the United States, which was accompanied by a decrease in production by OPEC, resulted in a sudden shortage of oil and dramatic increases in world prices of oil. Once the embargo was lifted six months later, crude oil prices had tripled from the 1973 average to $12 per barrel. In the United States, refiners began changing the refining technology and processing methods to reduce fuel consumption and to increase operating efficiency. However, 1973-1974 marked the beginning of the U.S. import of foreign oil at historic high levels.

U.S. Domestic Policy in the 1970s

Domestically, the 1970s were a time of significant government intervention. Legislation was enacted to help manage what was deemed an energy crisis. The Emergency Petroleum Allocation Act of 1973 (EPAA) was enacted to facilitate the equitable distribution of a short supply of oil. The EPAA established a two-tier system for pricing domestic crude oil. Crude oil was separated into two variations, “old oil” and “new oil,” which included “stripper oil” and “released oil.” Old oil was crude oil that produced at or below the 1972 production levels and was subject to below-market prices. New oil was sold at market prices. Subsidies and entitlements that arose from the EPAA and other legislation in the 1970s, such as the Department of Energy Organization Act of 1977, the Airline Deregulation Act of 1978 and the Power Plant and Industrial Fuel Use Act of 1978, influenced the development of a fragmented domestic oil industry that operated inefficiently. Throughout the 1970s, crude oil imports more than doubled, reaching 6.6 million barrels per day by 1977.

Iranian Revolution of 1978-1979

The revolution in Iran caused production in that country to be dramatically reduced. Furthermore, after the Iran-Iraq War began in 1980, OPEC production, led by Saudi Arabia, dropped from nearly 30 million barrels per day to 22.8 million barrels per day. This disruption in production caused oil prices to rise dramatically from about $14 per barrel to a peak price of $35 per barrel. The drop in OPEC production caused non-OPEC countries to boost their production of oil. OPEC, however, responded with further cuts in production, which deceased to 16.6 million barrels per day. During this time, as the U.S. began importing more non-OPEC oil, oil consumption began to drop as energy conservation and efficiency were promoted. In 1981, due to what the U.S. government perceived to be an oil crisis, the U.S. government removed export restrictions as well as the price controls put into effect in the 1970s and allowed the market’s supply and demand dynamics to dictate prices. The result was that small domestic refineries, which were the source for unrefined/unfinished oil products, were unable to compete and closed. U.S. refiners, therefore, began importing unrefined oils to compensate for the loss. Furthermore, domestic oil prices rose and became aligned with foreign prices.

The Crude Oil Collapse of 1986

After peaking in 1981, oil prices responded to supply and demand forces and exhibited a steady decline through the early 1980s. In 1985, Saudi Arabia dramatically reversed its position and increased its output of crude oil. Saudi Arabia also implemented a pricing model which tied crude oil prices to the value of refined products. Other OPEC countries followed Saudi Arabia’s lead and increased production. This resulted in supply levels that exceeded demand. Prices dropped dramatically and suddenly in early 1986, which then caused the U.S. to resume its import of foreign crude oil. U.S. crude imports rose from 3.2 million barrels per day in 1986 to 9.1 million per day in 2000.

Persian Gulf Crisis of 1990-1991

In August 1990, following Iraq’s invasion of Kuwait and the U.N. approved embargo on crude oil and refined products from Iraq and Kuwait, crude oil prices suddenly and dramatically rose from slightly over $16 per barrel to a new high since 1981 of about $40 per barrel. These price increases were triggered by market’s supply concerns. However, the modern petroleum markets had controls in place intended to keep the logistics of world supply and demand balanced. Non-OPEC countries increased production to offset the seven percent shortfall in world supplies, which in its turn, caused the global prices to drop back to a low of $20 per barrel.

U.S. Domestic Policy in 1990-2000

During the early 1990s, movements in the price of crude oil were not as dramatic as previously seen. Fluctuations occurred within a range of the high teens to low $20s per barrel. U.S. domestic policy focused on the impact that the production and use of petroleum products had on the environment. The U.S. government and individual states imposed various legislation that introduced energy efficiency programs, the use of alternative fuels and renewable energy, requirements for gasoline formulas, and various tax credits and exemptions. The mid-1990s to 2000 was also a time of restructuring within the energy industry, with mergers and acquisitions consolidating market share among a handful of companies.

The end of the 1990s marked the beginning of another period of volatility when the price of crude oil began rising from the low $20s per barrel to over $30 per barrel in early 2000. As illustrated in the following graph, the price of oil in the last six years has steadily increased, with smaller fluctuations in both directions during this period.

Source: EIA Petroleum Navigator, Cushing, OK WTI Spot Price FOB (Dollars per Barrel)

West Texas Intermediate crude oil prices spike in February 2003

In December 2002, a strike at the national oil company of Venezuela, Petróleos de Venezuela, S.A., resulted in the immediate loss for nearly 3 months of 3 million barrels per day of heavy, sour quality crude oil. The loss to the world market was substantial, and the impact to refining in the U.S. was great, because the U.S. imported more than half of Venezuela’s crude oil and product exports. Thus, the U.S. and other countries that depended on the heavy, sour Venezuelan crude oil had to seek an alternative source for crude oil. World prices for crude oil rose with this disruption of heavy crude production, including the price of the light sweet West Texas Intermediate crude oil which rose to $37 per barrel at the end of February 2003 from about $27 per barrel at the end of November 2002.

The impact on the price of light sweet crude oil was a function of (i) the shift in demand to alternative sources for oil due to the sudden and dramatic imbalance in supply, (ii) low inventories in the U.S. at the time of the strike, and (iii) the close relationship between the price of light and heavy crude oils. After the strike, heavy crude oil refiners increased the import of light and intermediate crude oil, even as the production of such oils was declining, in order to meet the existing demand for products. In the U.S., below average crude oil and refined product inventories exacerbated those dynamics. The West Texas Intermediate price spike in February 2003, for example, reflected pressure from the market to continue supplying crude oil and refined products in the midst of low reserves and a supply imbalance. Furthermore, the light crude price increase reflected the relationship between general crude oil price increases and the differential between light and heavy crude oils. In a tight market, the price of light sweet products increases even more than that of the heavy crude, which means that light product margins are higher. Thus, the light crude oil becomes more valuable as against the heavy crude. With the strike in Venezuela, significant volumes of heavy crude oil were lost, making the light sweet variety more valuable, and therefore affecting the light-heavy price differential.

WTI prices reach unprecedented high of over $100 per barrel

The year 2000 through 2008 has been a period of dramatic increases in the price of crude oil. Toward the end of 2004, the price of crude oil reached more than $50 per barrel, increased to the high $60s by the end of 2005, and eventually reached the high $70s in July of 2006. The price of oil remained volatile, falling into the $40s in both January and April of 2005, and, from July to November of 2006, beginning a decline that reached the low $60s in September and the high $50s in early November of that year. The price returned to the high $60s by the middle of 2007 and then began rising again, reaching levels of over $100 per barrel at the end of February 2008. The trend toward higher oil prices reflects:

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increased world demand driven by strong economic growth, particularly from the U.S. and China;

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geopolitical uncertainty regarding the production of crude oil as well as the status of reserves due to continued tension in the Middle East and the war in Iraq, a country that has the third largest oil reserves behind Saudi Arabia and Canada, which has significantly disrupted the production of oil, as well as the lasting effects of the 2002 oil strike in Venezuela, attacks by militants on production facilities in Nigeria beginning in February of 2006, and potential supply disruptions in Iran, stemming from that country’s dispute with the West over its nuclear program;

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OPEC’s tightening of production, which exacerbated price volatility and added to the uncertainty regarding supply and the status of reserves in the Middle East (in October of 2006, OPEC decided to reduce its output by 1.2 million barrels a day, its first production cut in over two years, and then again reduced its output by half a million barrels a day in February of 2007);

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infrastructural damage caused by hurricanes Ivan in 2004 and Rita and Katrina in 2005 which devastated the U.S. Gulf Coast, resulting in the disruption of production and the shortage of supply;

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moderate growth in supply from non-OPEC countries that is not keeping pace with worldwide growth in demand;

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limits in OPEC surplus production capacity, leaving the market unable to respond to surprises in supply and demand;

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lower commercial inventories in OECD countries; and

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worldwide refining bottlenecks stemming from lack of excess refining capacity.

DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL

The Up Trust makes payments under the income distribution agreement and the settlement contracts and Quarterly and Final Distributions on its shares based on the Applicable Reference Price of Crude Oil.  The Applicable Reference Price of Crude Oil on the closing date will be the settlement price of the Light Sweet Crude Oil Futures Contract.  Once the license to use and sublicense certain NYMEX futures settlement prices that has been granted to MacroMarkets LLC by NYMEX expires on November 21, 2011, or on such earlier date as NYMEX may choose to exercise its rights to terminate the license if it believes that MacroMarkets LLC has violated the terms of the license, and MacroMarkets LLC is unable to negotiate a new license with NYMEX on mutually-acceptable terms, we and MacroMarkets LLC will seek to identify a publicly-accessible source of NYMEX settlement prices as a Substitute Oil Price Provider.  If no such source exists, we and MacroMarkets LLC will seek to negotiate a license with the Dow Jones Energy Service for their WTI spot price.  If no Substitute Oil Price Provider is identified or if a license if not successfully negotiated with the Dow Jones Energy Service, a Termination Trigger will occur, which will result in an early redemption of the paired shares, as discussed in greater detail under “DESCRIPTION OF THE UP MACROSHARES — Termination Triggers.”

The NYMEX Division Light Sweet Crude Oil Futures Contract

The NYMEX Division Light Sweet Crude Oil Futures Contract, or the “Light Sweet Crude Oil Futures Contract,” is traded on the physical facilities of NYMEX. The Light Sweet Crude Oil Futures Contract is quoted on a per barrel basis and traded in units of 1,000 barrels (42,000 gallons) under the trading symbol “CL,” followed by a reference to the month and year in which such contract settles. Prices are quoted for delivery at Cushing, Oklahoma, which is a major crude oil transshipment point with extensive pipeline connections to oil producing areas and refining centers in the Southwestern United States and along the U.S. Gulf Coast. According to NYMEX, their Light Sweet Crude Oil Futures Contract is used as an international pricing benchmark for oil because of its excellent liquidity and price transparency.

Each Light Sweet Crude Oil Futures Contract traded on NYMEX has a specific delivery month and year in which such contract is scheduled to terminate. This month is referred to as that contract’s “delivery month“ or “contract month.” For example, if one purchases the November 2006 Light Sweet Crude Oil Futures Contract, the delivery month and year would be November 2006, and such contract would obligate the seller to deliver 1,000 barrels of light sweet crude oil to the buyer at Cushing, Oklahoma during November 2006. In order to determine the price that the buyer has to pay on delivery, NYMEX terminates trading in a specific contract month for the Light Sweet Crude Oil Futures Contract on the third business day prior to the 25th day of the preceding month or, if the 25th day is not a business day, on the third business day prior to the business day that precedes the 25th day of the preceding month. For example, the November 2006 futures contract stopped trading on October 22, 2006, which is three business days prior to October 25, 2006.

When we refer to a NYMEX Division Light Sweet Crude Oil Futures Contract of the “Designated Maturity,” we mean the contract that matures (i) during the next succeeding calendar month if the date of determination is the first day of the current calendar month through and including the tenth Business Day of the current calendar month and (ii) during the second succeeding calendar month if the date of determination is the eleventh Business Day of the current calendar month through the last day of the current calendar month. For example, from March 3 through March 14, which was the tenth business day in March, the Applicable Reference Price of Crude Oil would have reflected the price of the NYMEX Division light sweet crude oil futures contract that was scheduled to settle in April. From March 17, which was the eleventh business day in March through and including March 28, the NYMEX contract of the designated maturity would have been the contract settling in May. From April 1 through and including the tenth business day in April, the NYMEX contract designated month would have continued to be May. The reason for this is that around the middle of each calendar month, the highest volume of trading in Light Sweet Crude Oil Futures Contracts generally moves from the contract that settles in the following month to the contract that settles in the second following month. Switching into the next month’s contract around the eleventh business day of each month is intended to minimize the reflection in the Applicable Reference Price of Crude Oil of factors related to the physical delivery of crude oil, such as physical storage and delivery costs. If the eleventh business day of any month occurs later than the seventeenth calendar day of that month, then the switch to the second month’s contract will be made on the preceding business day that occurs on or prior to the seventeenth day of that calendar month.

Under NYMEX’s rules governing the Light Sweet Crude Oil Futures Contract, only certain types of oil meeting specified quality criteria may be delivered under the Light Sweet Crude Oil Futures Contract. NYMEX’s rules specify the levels of sulfur, gravity, viscosity, vapor pressure, impurity levels and pour points for different grades of oil that can be delivered under the Light Sweet Crude Oil Futures Contract. This specificity serves as the definition of “light sweet crude oil” under the contract and ensures the quality of the oil to be delivered. The following domestic grades of oil may be delivered by the seller without any discount from the final futures price of the futures contract: West Texas Intermediate, Low Sweet Mix, New Mexican Sweet, North Texas Sweet, Oklahoma Sweet and South Texas Sweet crude oil. Foreign grades of oil may also be delivered by a seller with a specific discount or premium from the futures price. Specifically, U.K. Brent and Forties may be delivered at a 30¢-per-barrel discount from the final futures price; Norwegian Oseberg Blend may be delivered at a 55¢-per-barrel discount from the final futures price; and Nigerian Bonny Light, Qua Iboe and Colombian Cusiana may each be delivered at a 15¢-per-barrel premium to the final futures price. These price differentials are subject to annual review and amendment. The primary deliverable grade of oil under the contract is West Texas Intermediate crude oil, which is the U.S. benchmark grade of oil.

Trading in the Light Sweet Crude Oil Futures Contract occurs by open outcry on the trading floor at NYMEX from 10:00 a.m. until 2:30 p.m. (New York City time) on each Business Day. We refer to this session as the “regular trading session.” All prices are quoted in U.S. dollars. Trading also occurs after hours via the NYMEX ACCESS® internet-based trading platform. The daily settlement price established by NYMEX for each Light Sweet Crude Oil Futures Contract is based only on trading that occurs during the regular trading session. At the commencement of each trading day, there is a price fluctuation limit in effect for each contract month of the Light Sweet Crude Oil Futures Contract of $10.00 per barrel above or below the previous day’s settlement price for such contract month. If a market for any contract month is traded or is bid in the case of upward price moves or is offered in the case of downward price moves, for five (5) minutes consecutively at the upper or lower price limit, as applicable, then a “triggering event“ will be deemed to have occurred. As a result of such triggering event, the market will be immediately halted for a five (5) minute temporary trading halt in all contract months. Following the end of the 5-minute temporary trading halt, the market shall reopen simultaneously in all contract months. When trading resumes, price fluctuation limits for each contract month shall be expanded to $20.00 per barrel above and below the previous day’s settlement price for such contract month. This procedure will be repeated for each triggering event that occurs during any one regular trading session, with each temporary trading halt being followed by an expansion of the price fluctuation limit for each contract month by an additional $10.00 per barrel above and below the previous day’s settlement price for that contract month. There is no maximum price fluctuation limit for any one session.

Regardless of any prior action concerning price limits during the regular trading session, commencing fifteen (15) minutes before the close of that session, there will be no price fluctuation limits on any contract month in the Light Sweet Crude Oil Futures Contract and, accordingly, no further trading halts may occur for the remainder of the regular trading session. In addition, there will be no limitations on price fluctuations for any contract month of the Light Sweet Crude Oil Futures Contract during the final trading day for that contract.

The NYMEX Board of Directors may provide at any time that there shall be no trading during any one Business Day or trading session day in any commodity for future delivery in any specified month or months at prices more than a fixed limit above or below the settlement price for the preceding Business Day. At the discretion of the Board, any limitation so imposed by it may be changed or suspended or temporarily modified from time to time and without prior notice.

The Light Sweet Crude Oil Futures Contract may be settled physically. Delivery must begin on or after the first calendar day of the delivery month and must be completed by the last calendar day of that month. All deliveries are made ratably over the course of the month. The seller’s delivery obligation is fulfilled upon the delivery of the oil to any pipeline or storage facility in Cushing, Oklahoma with pipeline access to the Cushing storage facilities of Equilon Pipeline Company LLC or Texas Eastern Products Pipeline Company. In practice, the Light Sweet Crude Oil Futures Contract is usually settled in cash by means of the futures and clearing procedures of NYMEX.

Futures markets are subject to temporary distortions due to various factors, including but not limited to a lack of liquidity in the markets, the actions of traders, war, geopolitical instability, supply decisions and policies instituted by OPEC and other non-OPEC, oil-producing countries such as Russia, increased demand in developing countries, weather conditions, new environmental policies, government regulation and government intervention. These factors may cause dramatic fluctuations, or volatility, in the Applicable Reference Price of Crude Oil. Other factors, related specifically to the price of oil, may also add to volatility in the Applicable Reference Price of Crude Oil. All of these factors may adversely affect the Applicable Reference Price of Crude Oil and therefore adversely affect the distributions on the Up MacroShares.  See “RISK FACTORS — The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price.”

The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract

The Underlying Value of the Up Trust on each Price Determination Day will be determined by reference to the settlement price on that day of the Light Sweet Crude Oil Futures Contract of the Designated Maturity. At the close of each day’s regular trading session, the NYMEX “Settlement Price Committee“ establishes the settlement price of the Light Sweet Crude Oil Futures Contract for each delivery month that trades on NYMEX. The Settlement Price Committee was formed and operates under NYMEX’s bylaws and its rules governing floor trading. It is generally composed of NYMEX members and representatives of such members. The Settlement Price Committee is divided into subcommittees for each futures and options contract traded on NYMEX. To the extent possible, each subcommittee consists of at least six members, at least one of whom must be a floor broker, one of whom must be a floor trader and one of whom must represent trade interests. A NYMEX employee is a voting member of the Settlement Price Committee and has the right and authority to veto and override any decision by the committee in conformance with the rules outlined below regarding settlement price determinations.

Under NYMEX rules, members of the Settlement Price Committee are restricted from using or disclosing, for any purpose other than the performance of such member’s official duties, any material non-public information obtained as a result of such member’s participation on the Settlement Price Committee. Moreover, federal securities law prohibits the use of material non-public information in connection with the purchase and sale of any MACRO securities. However, members of the Settlement Price Committee are not prohibited from purchasing or selling Light Sweet Crude Oil Futures Contracts or Up MacroShares or Down MacroShares.

The settlement prices determined by the Settlement Price Committee for each contract month are the official prices used by the clearinghouse in determining net gains or losses and margin requirements on the Light Sweet Crude Oil Futures Contracts. The clearinghouse is a body associated with NYMEX that acts as the buyer to all sellers and the seller to all buyers.

If two specified criteria are satisfied with respect to a particular contract month for the Light Sweet Crude Oil Futures Contract, then the settlement price of that contract month will be equal to the weighted average price (rounded to the minimum price fluctuation of $0.01) of all outright transactions that occurred in the closing range. “Outright transactions” mean contracts in which one of the parties has taken a position which is not offset by the opposite position taken by that party under another contract, thereby exposing that party to actual risk with respect to the settlement price of the futures contract. The “closing range“ is defined under NYMEX rules as the last two minutes of the regular trading session or, for the final day of trading of the expiring Light Sweet Crude Oil Futures Contract, the last thirty (30) minutes of the regular trading session. The two specified criteria for each contract month and each Price Determination Day are as follows: the contract month must (1) have, as of the opening of business for that day, more than 10% of the total open interest for all contract months and (2) represent at least 10% of the closing range volume of all contract months traded on NYMEX on that day. For purposes of calculating total volume, “TAS volume,” which is volume from limit orders placed prior to the close in which a buyer indicates that he or she is willing to take the settlement price, will be included, but trading volume done during the closing range in an expiring contract on its last day of trading will be excluded from the total volume. “Open interest“ means the number of open or outstanding contracts for which an individual or entity is obligated to NYMEX because that individual or entity has not yet made an offsetting sale or purchase or for which an actual contract delivery has not yet occurred. “Closing range volume“ is the volume of executed trades in the Light Sweet Crude Oil Futures Contract for a particular contract month that occurred on any given day of trading during the last two minutes of the regular trading session or, with respect to the last day of trading for that contract month, during the last thirty (30) minutes of the regular trading session. More than thirty (30) different Light Sweet Crude Oil Futures Contracts with delivery months ranging from one month to several years in the future trade on NYMEX.

NYMEX determines the settlement prices for delivery months of the Light Sweet Crude Oil Futures Contract that represented 10% or less of the total open interest or in which less than 10% of trading volume occurred during the closing range based upon spread relationships determined in the judgment of the Settlement Price Committee by reference to spread transactions. “Spread transactions“ refers to the simultaneous purchase and sale of futures contracts with different expirations. The Settlement Price Committee determines spread relationships by giving the greatest weight to spreads executed late in the trading day in large volumes and lesser weight to spreads traded in smaller volumes executed earlier in the trading day. In any circumstance where the Settlement Price Committee is considering bids and offers for spreads, it must consider the mid-point of the best bid and best offer, not the actual best bid or best offer.

On occasion, a price spike may occur in the closing range. A “price spike“ in the closing range is deemed to have occurred if, in the sole discretion of the Settlement Price Committee, a significant change in the spread relationships between a given month, known as the “spiked month,” and the contract months immediately preceding and following such month occurred during the closing range. If a price spike in the closing range occurs in a Light Sweet Crude Oil Futures Contract for a contract month with respect to which the open interest and volume criteria are met and the settlement price is therefore determined by weighted average price, the Settlement Price Committee may disregard the settlement price for the spiked month in considering spread relationships for the other months where the open interest and volume criteria were not met.

The Settlement Price Committee may not establish a settlement price that would be lower than the best bid or higher than the best offer that had been posted with NYMEX and remained available for execution and unfilled for the final fifteen minutes of trading and was for at least 100 outright contracts in the relevant delivery month or at least 200 spread contracts involving that delivery month and a different delivery month.

If any settlement price determined with respect to the relevant delivery month, either by calculation of the weighted average price or by reference to spread relationships, is inconsistent with transactions that occurred during the closing range in other delivery months of the Light Sweet Crude Oil Futures Contract or with market information known to the Settlement Price Committee (such as bids or offers for outright transactions and spreads that were unfilled during the closing range, or bids, offers or transactions in strips or outright transactions executed prior to the closing range), the Settlement Price Committee may, in its discretion, establish a settlement price at a level consistent with such other transactions or market information.

In the event that the Settlement Price Committee establishes a settlement price as described in the preceding paragraph, or if it determines that a price spike in the closing range occurred or if it determines a settlement price by a majority rather than by unanimous agreement of its six members, the rules of NYMEX provide that the Settlement Price Committee must prepare a written record describing the basis upon which it established the relevant settlement price.

Historical Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contract

The following table shows the monthly settlement prices for the Light Sweet Crude Oil Futures Contract for the period from January 2000 through [March] 2008. The settlement price of the contract, reported on a per barrel basis fluctuated widely from day to day during this period and the table below may not capture this intra-day volatility. The results shown should not be considered representative of the Applicable Reference Price of Crude Oil in the future nor should the results be viewed as being indicative of the future performance of the Up MacroShares.

Monthly Settlement Prices of the Light Sweet Crude Oil Futures Contracts
(as reported by NYMEX on a per barrel basis)

Month	2000	2001	2002	2003	2004	2005	2006	2007	2008
January	27.64	28.66	19.48	33.51	33.05	48.20	67.92	58.14	91.75
February	30.43	27.39	21.74	36.60	36.16	51.75	61.41	61.79	101.84
March	26.90	26.29	26.31	31.04	35.76	55.40	66.63	65.87
April	25.74	28.46	27.29	25.80	37.38	49.72	71.88	56.73
May	29.01	28.37	25.31	29.56	39.88	51.97	71.29	63.60
June	32.50	26.25	26.86	30.19	37.05	56.50	73.93	64.97
July	27.43	26.35	27.02	30.54	43.80	60.57	74.40	68.19
August	33.12	27.20	28.98	31.57	42.12	68.94	70.26	74.04
September	30.84	23.43	30.45	29.20	49.64	66.24	62.91	81.66
October	32.70	21.18	27.22	29.11	51.76	59.76	58.73	94.53
November	33.82	19.44	26.89	30.41	49.13	57.32	63.13	88.71
December	26.80	19.84	31.20	32.52	43.45	61.04	61.05	95.98

The table above shows, for each month, the settlement price determined on the last Business Day of that month, which reflects the closing price of the Light Sweet Crude Oil Futures Contract of the Designated Maturity, which is the contract that matures during the second succeeding calendar month.

Description of New York Mercantile Exchange, Inc.

Settlement contracts for crude oil and natural gas, as well as other energy products and precious metals, are bought and sold on the trading floor of New York Mercantile Exchange, Inc., or “NYMEX,” located in New York City, New York. After the NYMEX trading floor closes, trading occurs electronically by way of the NYMEX’s internet-based electronic trading system. According to NYMEX, it is the world’s largest physical commodity futures exchange. NYMEX was founded in 1872 as the Butter and Cheese Exchange of New York. The exchange changed its name to the New York Mercantile Exchange in 1882 as the commodities traded at the exchange shifted away from agriculture toward industrial products. The exchange was incorporated in 2000.

Organization of NYMEX

NYMEX is a self-regulatory organization. This means that NYMEX promulgates rules and procedures to regulate and oversee the activities of its members. NYMEX’s self-regulatory authority is derived from the Commodity Exchange Act, or the “CEAct,” which was enacted in 1922 and is regulated by the Commodity Futures Trading Commission, known as the “CFTC,” which is a government agency whose five commissioners are appointed by the President of the United States. NYMEX does not trade futures or options, take positions in the market, or give investment advice to others regarding their positions. Rather, NYMEX serves as a forum where members, on behalf of their customers, their employers, or the members themselves, can trade settlement contracts, the terms of which have been standardized by NYMEX.

NYMEX is owned by NYMEX Holdings, Inc., a Delaware for-profit corporation. NYMEX is governed by an elected board of directors who set policy and establish the future direction and scope of NYMEX’s activities. Members of NYMEX need to be approved by its board and must meet strict standards for business integrity and financial solvency. Clearing members are subject to rigid capitalization requirements which NYMEX monitors on a daily basis.

On August 3, 1994, NYMEX merged with the Commodity Exchange, Inc. or the “COMEX.” As a result of the merger, two divisions were created—the NYMEX Division, where crude oil, heating oil, gasoline, natural gas, propane, coal, electricity, platinum and palladium products are traded, and the COMEX Division, where gold, silver, copper and aluminum are traded. The NYMEX Division consists of 816 seats held by approximately 600 individual members who can trade energy and platinum group metals futures and options and have proprietary electronic rights for all COMEX Division contracts. The COMEX Division is composed of 772 seats, which are held by approximately 615 individuals, who can trade futures and options on gold, silver, copper and aluminum, as well as the NYMEX Division platinum group metal contracts.

NYMEX Rules and Procedures

Trading on NYMEX is subject to rules and procedures governing position and price limits, margin requirements, and delivery procedures. The NYMEX compliance department, which is composed of the trade group, the market group and the financial surveillance and risk management group, enforces the rules and procedures. NYMEX rules apply to both sides of a transaction, requiring NYMEX to maintain absolute neutrality toward the markets. Trade surveillance focuses on the trading activity of NYMEX members and member firms. Market surveillance reviews large trader data and surveys activity in the various physical markets underlying the settlement contracts. Financial surveillance and risk management monitors the fiscal suitability of participants in NYMEX markets and conducts periodic audits of certain member firms.

THE NEW YORK MERCANTILE EXCHANGE, INC. (i) DOES NOT IN ANY WAY PARTICIPATE IN THE OFFERING, SALE, OR ADMINISTRATION OF THE UP MACROSHARES OR DOWN MACROSHARES, OR ANY DISTRIBUTIONS TO BE MADE ON ANY OF THE FOREGOING SECURITIES, (ii) DOES NOT IN ANY WAY ENSURE THE ACCURACY OF ANY OF THE STATEMENTS MADE IN THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATED TO THE OFFERING, SALE OR ADMINISTRATION OF THE FOREGOING SECURITIES, (iii) IS NOT LIABLE FOR ANY ERROR OR OMISSION IN ANY SETTLEMENT PRICE USED IN CONNECTION WITH ANY OF THE FOREGOING SECURITIES, AND (iv) IS NOT IN ANY WAY AN OFFEROR OF ANY OF THE FOREGOING SECURITIES.

DESCRIPTION OF THE UP TRUST ASSETS

General

The assets of the Up Trust will consist of cash and the treasuries and repurchase agreements on treasuries in which it will invest its cash from time to time, the trust’s rights under the income distribution agreement, the settlement contracts, the Up Trust Agreement, the MacroShares Licensing Agreement, the NYMEX Sublicensing Agreement and trust accounts established and held by the trustee for the benefit of the Up Trust. The Up Trust’s rights under its trust agreement and under the MacroShares Licensing Agreement will be valued at zero for purposes of calculating the Underlying Value of the Up Trust.

United States Treasury Obligations

On each Distribution Date, each Issuance Date, and any other date on which there is cash on deposit in the Paired Trusts that is not required to make payments under the income distribution agreement or the settlement contracts or to make Quarterly or Final Distributions to shareholders, all such cash will be invested by the trustee, acting in accordance with the directions of the administrative agent and on behalf of each Paired Trust, in bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which mature prior to the next scheduled Distribution Date, and which we refer to as “eligible treasuries.” Cash will also be invested in agreements for the sale and repurchase of, and collateralized by, U.S. Treasury securities, which qualify as “eligible repos,” because (i) they are entered into with a seller that is bank with at least one billion U.S. dollars in assets or a registered securities dealer that is deemed creditworthy by the administrative agent, (ii) they terminate within 24 hours following their execution, (iii) they are denominated in U.S. dollars, and (iv) they are “collateralized fully,” meaning that (A) the value of the assets collateralizing the repo (less transaction costs, including loss of interest, that the trusts reasonably could expect to incur if the seller were to default) is, and during the entire term of the repo remains, at least equal to the resale price payable by the seller under the repo, (B) title to the underlying collateral assets passes to the trust or, if the asset transfer is recharacterized as a secured loan, the trust will have a perfected first priority security interest in the assets securing the seller’s obligations, (C) such assets are held by a custodian bank for the benefit of the trusts during the term of the repo, (D) such assets consist entirely of U.S. Treasury obligations, and (E) upon the insolvency of the seller, the repo would qualify under a provision of applicable insolvency law providing an exclusion from any automatic stay of creditors’ rights against the seller. We collectively refer to eligible treasury securities and eligible repos as “treasuries” in this prospectus.

The Paired Trusts will invest their cash in eligible treasuries and eligible repos in order to generate income to pay the fees and expenses of each of the Paired Trusts and to generate income to shareholders from cash on deposit in each of the Paired Trusts that is not immediately needed for other purposes. The Paired Trusts will hold a portion of their trust assets in eligible overnight repos, because these agreements mature and convert to cash within one day, which will make it possible for the Paired Trusts to have sufficient cash available on each day to be able to effect any Paired Optional Redemptions ordered on that day in cash rather than by delivering treasuries. The administrative agent will initially direct the trustee to invest a maximum of 35% of the assets of each Paired Trust in eligible repos. On every other Distribution Date, the administrative agent will be required to use commercially reasonable efforts to direct the investment of the trust’s funds in such a manner that the percentage of assets held in eligible repos will be equal to 10% plus the highest actual percentage of Up MacroShares that was redeemed on any one Redemption Date, relative to the total number of outstanding Up MacroShares on that Redemption Date, during the preceding twelve months.

The eligible sale and repurchase agreements which the administrative agent will select on behalf of the Paired Trusts will be entered into by the trustee, on behalf of the applicable trust, acting as the “buyer,” and a bank or securities dealer that will act as the “seller.” The seller will transfer U.S. Treasury securities to the applicable trust in exchange for a cash payment by the trust and such seller will promise to repurchase these securities within 24 hours of the execution of the agreement. The seller must deliver to the trust U.S. Treasury securities with a market value, as measured on the date of transfer and discounted by the expected transaction costs which would be incurred if the trust had to liquidate such collateral following a default by the seller, that is at least equal to the repurchase price specified in such repurchase agreement. The repurchase price for the U.S. Treasury securities will be equal to the purchase price paid by the trust plus an additional amount, which will constitute the implicit interest that will be earned by the trust on the repo. Upon payment of the repurchase price, legal title to the underlying U.S. Treasury securities will be transferred back to the seller. However, the administrative agent expects to “roll-over” the cash proceeds of each day’s repos into new overnight repos if these proceeds are not needed to effect redemptions. Accordingly, the U.S. Treasury securities that collateralize the repos will remain in the possession of the Paired Trusts until the repo arrangement with a particular seller is terminated. In the event that a seller were to default on its obligation to repurchase the U.S. Treasury securities from a trust, the trustee, acting on behalf of the applicable trust would be required to deliver a notice of default to the seller and, following the delivery of that notice, the trustee would be entitled to pursue any remedies permitted under the terms of the eligible repo, including retaining the U.S. Treasury securities that were transferred under the eligible repo. Following a seller default, the trust will have to liquidate these securities and will incur transaction costs and be exposed to market risk in connection with such liquidation. See “RISK FACTORS — The paired trusts may incur losses in connection with treasuries delivered upon the default of a repurchase agreement counterparty.”

The principal terms of the eligible repos will be set forth in the Global Master Repurchase Agreement (September 1996 version) prepared and updated from time to time by The Bond Market Association. These terms will include (1) the delivery obligations of the seller, (2) the method of valuation of the U.S. Treasury securities that will collateralize the repo, and (3) rights and obligations of each party in the event of a default by the seller. The master agreement will be supplemented by a written confirmation setting forth the pricing terms for the repo which will be negotiated on behalf of the Paired Trusts by the administrative agent. The pricing terms will consist of the term of the repo, which will always be overnight, and the repurchase price or implicit yield to be earned by the applicable trust on the repo. Yield rates on repos are determined by the supply and demand for money, as reflected in the Federal funds rate, as well as the term of the repo and the creditworthiness of the seller; these rates do not depend upon the rates on the underlying U.S. Treasury securities. The administrative agent will enter into eligible repos in accordance with the acquisition guidelines described below.

On each Distribution Date, except for the Final Scheduled Termination Date or an Early Termination Date, the administrative agent will direct the trustee to reinvest the proceeds received upon the maturity of the Up and Down Trust’s treasuries in new treasuries in the amount described under “DESCRIPTION OF THE UP MACROSHARES — Quarterly Distributions.” The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each Paired Issuance and the maturity proceeds of any treasuries that mature during the Calculation Period. On the Final Scheduled Termination Date or an Early Termination Date, all of the proceeds of the treasuries in the Paired Trusts will be used to make final payments under the settlement contracts and a Final Distribution on each Paired Share. On any Redemption Date for all or any portion of the outstanding Paired Shares that is also a Distribution Date, all or the allocable portion of the cash in the Paired Trusts will be used to make final payments under the settlement contracts being settled and these proceeds will then be delivered to the Authorized Participants who are redeeming Paired Shares as a Final Distribution on those shares. On any Redemption Date for all or any portion of the outstanding Paired Shares that is not a Distribution Date, all or the allocable portion of the cash and/or treasuries held by the Paired Trusts will be used to make final payments under the settlement contracts being settled and these treasuries and/or cash will then be delivered to the Authorized Participants who are redeeming Paired Shares as a Final Distribution on those shares. The administrative agent will select treasuries for delivery to Authorized Participants in accordance with the requirements and conditions specified for transactions with affiliated persons set forth in Appendix D to this prospectus.

The assets in the Down Trust will be invested in treasuries with the same maturity profiles as the treasuries on deposit in the Up Trust. The obligations of the Down Trust to the Up Trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Down Trust, and the obligations of the Up Trust to the Down Trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Up Trust.

On each Distribution Date and each Issuance Order Date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Trusts, eligible treasuries with the same maturities or terms, stated or implied interest rates, if any, and applicable discount rates, and eligible repos with the same yield rates, in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select eligible treasuries and eligible repos for acquisition by the trustee in accordance with the following acquisition guidelines which are contained in each of the Up and Down Trust agreements:

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dealers from whom the Paired Trusts will purchase eligible treasuries will be selected based on best execution;

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counterparties with whom the Paired Trusts will enter into eligible repos will be selected based on best execution;

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no eligible repo may be entered into with, and no eligible treasury may be purchased from, any person who is an Affiliated Person (as defined in Section 2(a)(3) of the Investment Company Act of 1940, as amended) with respect to us, either of the Paired Trusts, the trustee, the administrative agent, the marketing agents or any Authorized Participant who qualifies as a statutory underwriter for the Paired Trusts; provided, that eligible repos and eligible treasuries may be entered into with such Authorized Participants if they fall within a specified rate range of the best available yield and otherwise comply with the requirements and conditions specified for transactions with affiliated persons in Appendix D to this prospectus;

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eligible treasuries and eligible repos must be allocated as between the Up Trust and the Down Trust in such a manner that each of the Paired Trusts will hold an identical portfolio of these treasuries and repos, or as close to an identical portfolio as is commercially feasible; and

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a minimum of 65% of the funds of each of the Paired Trusts during any Calculation Period will be invested in eligible treasuries and a maximum of 35% of such funds may be invested in eligible repos; provided, that the administrative agent will use its commercially reasonable efforts on every other Distribution Date to adjust this allocation so that the amount invested in eligible repos is equal to 10% plus the highest percentage of Up MacroShares that were redeemed on any one Redemption Date during the preceding twelve-month period.

Eligible treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each Paired Trust invested in treasuries, a portion of the assets of a Paired Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates. In addition, any treasuries delivered to Authorized Participants in connection with a Paired Optional Redemption will be selected by the administrative agent on a “last in, first out” basis and in accordance with the requirements set forth in Appendix D to this prospectus. If interest rates are increasing and funds received in connection with Paired Issuances are being invested in higher-yielding treasuries, the last in, first out method of selection may result in the relatively higher-yielding treasuries being delivered to redeeming Authorized Participants and relatively lower-yielding treasuries remaining in the Paired Trusts, thereby causing a decrease in both trusts’ Daily Yield Rates. Conversely, if interest rates are decreasing and funds received in connection with Paired Issuances are being invested in lower-yielding treasuries, the last in, first out method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming Authorized Participants. The treasuries selected by the administrative agent to be delivered as the Final Distribution in a Paired Optional Redemption will be distributed ratably, by type, to each redeeming Authorized Participant. In addition, the treasuries will always be valued at their acquisition cost plus accrued interest. In the event that the market value of the treasuries being delivered has declined since their acquisition by the applicable trust, an Authorized Participant will receive a Final Distribution that is less than the Per Share Underlying Value of the shares it is redeeming, unless it holds the treasuries delivered to it to their maturities. See “RISK FACTORS — The return on your shares is uncertain — The paired trusts may deliver treasuries instead of cash in a paired optional redemption.”

The Income Distribution Agreement

On the Closing Date, the Up Trust will enter into a master ISDA agreement, referred to as the “Master ISDA,” with the Down Trust. The trustee will also be a party to the Master ISDA and all of the schedules and confirmations executed as part of the Master ISDA. The Paired Trusts will also execute on the Closing Date a confirmation to the Master ISDA which we refer to in this prospectus as the “income distribution agreement.” Under the income distribution agreement, if the Up Earned Income Accrual is less than the Up Available Income Accrual, the Up Trust will be required to make a payment to the Down Trust on that Distribution Date; if the Down Earned Income Accrual is less than the Down Available Income Accrual, the Up Trust will be entitled to receive a payment from the Down Trust on that Distribution Date.

Payments under the income distribution agreement will be calculated as follows:

With respect to any Distribution Date, an amount equal to:

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if the Up Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Up Trust on that Distribution Date, the Up Trust must make a payment to the Down Trust under the income distribution agreement in an amount equal to the positive difference between the Up Available Income and the Up Earned Income Accrual for such Calculation Period; and

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if the Down Earned Income Accrual for the preceding Calculation Period is less than the Available Income of the Down Trust on that Distribution Date, the Up Trust will be entitled to receive a payment from the Down Trust under the income distribution agreement in an amount equal to the positive difference between the Down Available Income and the Down Earned Income Accrual for such Calculation Period.

The trustee will calculate the Underlying Value of each of the Paired Trusts, as well as the Up Available Income Accrual and Down Available Income Accrual, and the Up Earned Income Accrual and Down Earned Income Accrual on each Distribution Date and the trustee will use those calculations to determine the required payment to be made under the income distribution agreement and then cause the Up Trust or the Down Trust, as applicable, to make that payment to the other Paired Trust.

The Settlement Contracts

In connection with each Paired Issuance, the Paired Trusts will also execute a number of identical confirmations to the Master ISDA, which we refer to in this prospectus as the “settlement contracts.” Each settlement contract will have a notional amount equal to the aggregate par amount of one MacroShares Unit. A new settlement contract will be entered into by the Paired Trusts upon the Paired Issuance of each new MacroShares Unit of Paired Shares, and upon the redemption of one or more MacroShares Units in a Paired Optional Redemption, an equal number of settlement contracts will be settled, except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MacroShares Units. All of the settlement contracts will terminate and be settled on the earliest to occur of the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date for all of the outstanding Paired Shares. Under each settlement contract, the Up Trust will be required to transfer a portion of its assets to the Down Trust if the Applicable Reference Price of Crude Oil is below its Starting Level on the Price Determination Day preceding the applicable Final Scheduled Termination Date, Early Termination Date or Redemption Date, and the Down Trust is required to transfer a portion of its assets to the Up Trust if the Applicable Reference Price of Crude Oil is above its Starting Level on the relevant date. On the Final Scheduled Termination Date or an Early Termination Date, the applicable Paired Trust must make a final payment out of the proceeds of the treasuries which it holds on deposit on that date to settle all of the settlement contracts. On each Redemption Date that occurs between Distribution Dates, the applicable Paired Trust must transfer all or a portion of its cash and/or treasuries to the other Paired Trust in order to settle one or more of the settlement contracts. A portion of the amount delivered on a Redemption Date may be in the form of cash, in the case of mismatches between the minimum denominations on the treasuries and the payment to be made under the settlement contracts. If the settlement payment date for any settlement contract is not a Distribution Date, the Down Trust or the Up Trust, as applicable, will instead of cash deliver treasuries with a Value equal to any Down settlement payment or Up settlement payment, as applicable, owed on such date.

In order to settle the settlement contracts being terminated on the applicable Redemption Date or in connection with an Early Termination Date or the Final Scheduled Termination Date:

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if the Underlying Value of the Down Trust on the relevant Redemption Order Date, the last Price Determination Day preceding the Final Scheduled Termination Date or the last Price Determination Day preceding the Early Termination Date is less than the Down Asset Amount on such date, the Down Trust will pay a settlement payment to the Up Trust in an amount equal to (i) the excess of such Down Asset Amount over such Underlying Value multiplied by (ii) the applicable Redemption Percentage; and

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if the Underlying Value of the Up Trust on the relevant Redemption Order Date or the relevant Price Determination Day is less than the Up Asset Amount on such date, the Up Trust will pay a settlement payment to the Down Trust in an amount equal to (i) the excess of such Up Asset Amount over such Underlying Value multiplied by (ii) the applicable Redemption Percentage.

The MacroShares Licensing Agreement

The Up Trust and Down Trust have entered into a licensing agreement with our affiliate, MacroMarkets LLC, which we refer to as the “MacroShares Licensing Agreement.” The MacroShares Licensing Agreement grants to each of the Paired Trusts a limited, U.S.-based, non-exclusive, non-transferable, fee-based license to utilize (i) MacroMarkets LLC’s patents and patent applications to employ the MacroShares structure for the issuance of the shares; and (ii) the trade names “MACRO” and “MacroMarkets” in connection with the offering, issuance and marketing of the shares. The licensing fee payable under the MacroShares Licensing Agreement is equal to an annual rate of 0.10% on the Up Asset Amount and will be payable in arrears on each Distribution Date out of the Fee Deduction Amount.

The MacroShares Licensing Agreement expires upon the termination of both the Up Trust Agreement and the Down Trust Agreement and contains customary representations, warranties and covenants of the type found in third-party arms-length transactions. In addition, MacroMarkets LLC and each of the Paired Trusts have agreed to indemnify each other for breaches of their respective representations and warranties. MacroMarkets LLC has further agreed to indemnify each of the Paired Trusts in the event that the licenses granted under the MacroShares Licensing Agreement infringe on the intellectual property rights of a third party. Each of the Paired Trusts have agreed to further indemnify MacroMarkets LLC from liability arising from the offering of the Up and Down MacroShares.

MacroMarkets LLC may assign the MacroShares Licensing Agreement without consent from the Paired Trusts, but MacroMarkets LLC is required to give each of the trusts notice of such assignment. Assignment by either of the Paired Trusts is prohibited without the prior written consent of MacroMarkets LLC. The MacroShares Licensing Agreement may be amended only if the amendment is in writing and signed by authorized representatives of all parties to that agreement.

The NYMEX Sublicensing Agreement

MacroMarkets LLC has entered into a licensing agreement with NYMEX for the use of the settlement prices for certain of the commodity futures contracts that trade on the facilities of NYMEX, including the Light Sweet Crude Oil Futures Contracts. The Up Trust, together with the Down Trust, have collectively entered into a licensing agreement with MacroMarkets LLC, which we refer to as the “NYMEX Sublicensing Agreement.” Under the NYMEX Sublicensing Agreement, MacroMarkets LLC grants to each trust a royalty-free, worldwide, non-exclusive, non-transferable sublicense under the license agreement between MacroMarkets LLC and NYMEX. Under this sublicense, each trust receives (i) certain rights to use NYMEX’s proprietary settlement prices for the Light Sweet Crude Oil Futures Contracts for the front (or spot) month and the month immediately thereafter and (ii) the rights to use the service marks and trade names “NEW YORK MERCANTILE EXCHANGE” and “NYMEX.” The licensing fee payable under the NYMEX Sublicensing Agreement is equal to an annual rate of 0.065% on the Up Asset Amount and will be payable in arrears on each Distribution Date out of the Fee Deduction Amount and, to the extent necessary, the Additional Deduction Amount.

The NYMEX Sublicensing Agreement contains customary representations, warranties and covenants. In addition, each of the Paired Trusts has agreed to indemnify MacroMarkets LLC and NYMEX from liability arising from (i) the offering, issuance, marketing, promotion, sale or redemption of, respectively, the Up MacroShares, the Down MacroShares, or any distributions of payments made by the applicable trust on such shares, and (ii) use of or inability to use the proprietary settlement prices or trade or service marks. The Paired Trusts are prohibited from assigning or sublicensing the NYMEX Sublicensing Agreement without the prior written consent of MacroMarkets LLC and NYMEX. The NYMEX Sublicensing Agreement may be amended by written consent of all parties to the agreement.

The term of the license granted by NYMEX is five years and upon the termination of the license agreement between MacroMarkets LLC and NYMEX, the NYMEX Sublicensing Agreement will expire. NYMEX has the right to terminate the license earlier, if it believes that MacroMarkets LLC or any of its sublicensees have misused the license. Upon termination of the NYMEX license, MacroMarkets LLC and we will seek to negotiate a renewal of the license on terms comparable to those of the existing license or, if NYMEX refuses to renew the license on acceptable terms, we will seek to negotiate a license with the Dow Jones Energy Service for its West Texas Intermediate crude oil spot price on terms comparable to the NYMEX license. If such a license is obtained, this spot price will become the new Applicable Reference Price of Crude Oil. The Dow Jones Energy Service has not consented as of the date of this prospectus to the use by us of its West Texas Intermediate crude oil spot price. “Dow Jones” is a registered trademark of Dow Jones & Company, Inc. If we are unable to obtain a license from the Dow Jones Energy Service, the holders of the Paired Shares may vote to select a different crude oil price provider. If the shareholders are not able to agree unanimously on a new price provider or we are unable to negotiate a license with the provider selected by the shareholders, a Termination Trigger will occur and all outstanding shares will be redeemed on the ensuing Early Termination Date.

DESCRIPTION OF THE TRUST AGREEMENTS

General

The Up Trust will be governed by, and it will issue the Up MacroShares pursuant to, the Up Trust Agreement.

We have also created the Down Trust pursuant to, and that trust will issue the Down MacroShares under, the Down Trust Agreement.

We sometimes collectively refer to the Up Trust Agreement and the Down Trust Agreement as the “Trust Agreements” and each individually as a “Trust Agreement.”

The Trustee

State Street Bank and Trust Company, N.A., a nation bank chartered by the Office of the Comptroller of the Currency, will act as trustee for the Up Trust and the Down Trust. The office of the trustee is located at Two World Financial Center, 225 Liberty Street, New York, New York 10281, and its telephone number is (917) 790-4284.

For performing its duties under the Up Trust Agreement, the trustee will be compensated out of funds on deposit in the fee payment account as described below under “— Fees and Expenses of the Paired Trusts.”

The Trust Agreements will provide that the trustee and any director, shareholder, officer, employee, agent, affiliate and subsidiary of the trustee will be indemnified by the trusts in the circumstances and to the extent described under “—Certain Matters Regarding Us, MacroMarkets LLC, MACRO Financial, LLC and the Trustee.” In addition, the Trust Agreements will provide that the trustee may be terminated and replaced by a successor trustee in the circumstances described under “— Trustee Termination Events.”

State Street Bank and Trust Company, N.A. and any successor trustee under either of the Trust Agreements must satisfy the following eligibility criteria: it must (i) be a bank or trust company organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, (ii) have a combined capital and surplus of at least $20,000,000, (iii) maintain or have a parent that maintains any credit or deposit rating required by nationally recognized rating organizations (as of the date hereof “A-1” for Standard & Poor’s Rating Service or “P-1” for Moody’s Investors Service, Inc.) and (iv) accept and act in the capacity of trustee under each of the Paired Trusts. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of these eligibility criteria, the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the trustee ceases to be eligible in accordance with the these eligibility criteria, the trustee shall resign immediately in the manner and with the effect specified in the Trust Agreements.

The Administrative Agent

MACRO Financial, LLC, a Delaware limited liability company, will act as the marketing agent for the Up and Down Trusts. The duties of the marketing agent will include developing a marketing plan for the Paired Trusts, preparing marketing materials and organizing investor presentations. For performing its duties as marketing agent under the Up Trust Agreement, MACRO Financial, LLC will receive an amount equal to 0.455% of the Up Asset Amount, which will be payable out of funds on deposit in the fee payment account as described below under “— Fees and Expenses of the Paired Trusts.”

The Marketing Agents

MACRO Financial, LLC, a Delaware limited liability company, will act as the marketing agent for the Up and Down Trusts. The duties of the marketing agent will include developing a marketing plan for the Paired Trusts, preparing marketing materials and organizing investor presentations.

Fees and Expenses of the Paired Trusts

Pursuant to the Up Trust Agreement, on each Distribution Date, the Up Trust is required to deposit the Fee Deduction Amount in the fee payment account to be applied to the payment of the fees and expenses incurred by the Up Trust during the preceding Calculation Period. These fees and expenses will be payable in arrears on each Distribution Payment Date or, at the direction of the administrative agent, on any business day occurring during each Calculation Period.

On each Distribution Date, the Fee Deduction Amount will be allocated to pay the following variable fees: (i) a fee payable to MacroMarkets LLC for acting as the administrative agent on behalf of the trust, which will accrue at an annualized rate of 0.25% of the Up Asset Amount, (ii) a fee payable to MACRO Financial, LLC for acting as the marketing agent for the trust, which will accrue at an annualized rate of 0.335% of the Up Asset Amount, (iii) a licensing fee payable to MacroMarkets LLC for the use of its intellectual property related to the patented MacroShares structure, which will accrue at an annualized rate of 0.05% on the Up Asset Amount, (iv) a structuring fee payable to MacroMarkets LLC for structuring the transactions described in this prospectus, which will accrue at an annualized rate of 0.10% on the Up Asset Amount, (v) a fee payable to the trustee for the custody, trust administration and trust accounting services it renders to the trust, which will accrue at an annualized rate of 0.12% on the Up Asset Amount, (vi) a sublicensing fee payable to MacroMarkets LLC for the right to reference the NYMEX light sweet crude oil futures contract, which will accrue at an annualized rate of 0.065% on the Up Asset Amount, and (vii) a fee payable to the AMEX for acting as a listing and calculation agent, which will accrue at an annualized rate of 0.03% on the Up Asset Amount. Each of the fees that accrue at an annualized rate will be calculated on the basis of the actual number of days in the current year. The amount of these variable fees will depend upon the aggregate amount of assets on deposit from time to time in the Up Trust.

On each Distribution Date, the Fee Deduction Amount will also be allocated to pay the fixed fees and expenses of the Up Trust, which will include (i) registration fees, (ii) prospectus printing and delivery expenses, (iii) trust administration expenses, (iv) fees payable to the trust’s legal counsel, (v) fees payable to the independent registered public accounting firm engaged on behalf of the trust, (vi) all other fees and expenses of third-party providers incurred by or on behalf of the trust other than the variable fees listed above, and (vii) directors’ and officers’ insurance premiums. These fixed fees and expenses are expected to equal approximately $600,000 annually, which is expected to be allocated ratably to each calendar quarter to the extent that such allocation is commercially reasonable and not constrained by the Up Trust’s contractual obligations to its third-party service providers. The fixed portion of the Fee Deduction Amount will be adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Up Trust.

To the extent that the Up Trust’s yield on treasuries is less than the Fee Deduction Amount, the Underlying Value of the Up Trust will be reduced and the Up Trust will not be able to invest in treasuries an amount equal to the aggregate par amount of the Up MacroShares on the next Distribution Date, which will result in a decrease in Underlying Value until such time as yield on the treasuries during future calculation periods is sufficient to make up that decrease. See “RISK FACTORS — Income on the treasuries may be insufficient to make quarterly distributions; if such income is also insufficient to pay in full the Up Trust’s fees and expenses, the Up Trust’s underlying value will decline.”

On the Distribution Payment Date that follows an Early Termination Date or the Final Scheduled Termination Date, any portion of the Fee Deduction Amounts on deposit in the fee payment account that are in excess of that needed to pay in full the expenses and fees of the Up Trust will be transferred to us, in our capacity as depositor, and will be retained by us.

Similarly, a Fee Deduction Amount will be applied by the trustee for the Down Trust on each Distribution Date to pay the fees and expenses of the Down Trust, which are expected to be comparable to those of the Up Trust. The Down Trust is expected to incur the same variable fees and the same amount of fixed fees and expenses.

The trustee will also be entitled to the transaction fees payable in connection with Paired Issuances and Paired Optional Redemptions. See “DESCRIPTION OF THE UP MACROSHARES — Final Distribution” and “— Paired Issuances.”

Collections and Other Administrative Procedures

The trustee will make reasonable efforts to collect, on behalf of the Up Trust, all payments under the treasuries, the settlement contracts and the income distribution agreement.

Calculations

The American Stock Exchange, or the “AMEX,” acts as a calculation agent for the Up Trust and the Down Trust. Throughout each Price Determination Day, from the opening of trading on NYMEX at 10:00 a.m. New York City time to the close of trading of the Up MacroShares on the AMEX at 4:15 p.m. New York City time, the AMEX will calculate and post every fifteen (15) seconds, immediately following each transmission from NYMEX of the current market price of the light sweet crude oil futures contract of the designated maturity, an indicative Per Share Underlying Value of one Up MacroShare to the Consolidated Tape Association, which oversees the dissemination of real time trade and quote information in AMEX-listed securities to institutions specializing in financial information which post such information through various media, including their websites, where it can be seen under the trading symbol “UOY.” At the end of each Price Determination Day, the AMEX will also calculate the premium or discount of the midpoint of the bid/offer for the Up MacroShares on the AMEX to the Per Share Underlying Value of those shares for such Price Determination Day that is calculated and provided to the AMEX by the trustee and posts it, together with the end of day price information for the Up MacroShares, on its website located at http://www.amex.com/amextrader. The AMEX will also post any corrections made by NYMEX to the Applicable Reference Price of Crude Oil that was reported by NYMEX for any Price Determination Day.

The trustee will provide the AMEX with the variables that are needed to calculate indicative Underlying Value not later than one-half hour before the open of trading on the AMEX. The trustee will also calculate the Underlying Value of the Up Trust and the Per Share Underlying Value of one Up MacroShare at the end of each Price Determination Day and provide such values to the administrative agent for posting on its website located at http://www.macromarkets.com.

In the event that the Substitute Oil Price Provider is a publicly-accessible source of NYMEX settlement prices, the intra-day indicative Underlying Value of the Up Trust will be based upon a futures contract referencing crude oil that is selected by us based upon its similarity, in our commercially reasonable judgment, to NYMEX Division light sweet crude oil futures.  However, the Underlying Value for each Price Determination day will continue to be calculated based upon the NYMEX settlement price for its light sweet crude oil futures contract.

Certain Matters Regarding Us, MacroMarkets LLC, MACRO Financial, LLC and the Trustee

Each Trust Agreement will provide that we, MacroMarkets LLC, MACRO Financial, LLC and any of our or their respective directors, officers, employees and agents will not incur any liability for taking any action, or omitting to take action, in good faith pursuant to that Trust Agreement or for errors in judgment, provided that we, MacroMarkets LLC, MACRO Financial, LLC and any person related to us, MacroMarkets LLC or MACRO Financial, LLC will not be protected against any liability that results:

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from gross negligence, willful misfeasance or bad faith in the performance of our, MacroMarkets LLC’s or MACRO Financial, LLC’s duties; or

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by reason of reckless disregard of our, MacroMarkets LLC’s or MACRO Financial, LLC’s respective obligations and duties under either Trust Agreement.

In addition, MacroMarkets LLC, as administrative agent, will be required to compensate the applicable Paired Trust for any reduced income resulting from a violation by the administrative agent of the requirements and conditions contained in Appendix D to this prospectus relating to transactions with affiliated persons.

Each Trust Agreement may also provide that we, the trustee, and any of our or the trustee’s respective directors, officers, members, managers, shareholders, employees, agents, affiliates (as defined in Regulation S-X of the Securities Act) and subsidiaries will be:

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entitled to indemnification by the related trust, and

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held harmless against any loss, liability or expense incurred in connection with any legal action relating to that Trust Agreement and related transaction documents or the shares issued by the related trust, unless the loss, liability or expense incurred was a result of our, the trustee’s or a related person’s gross negligence, willful misfeasance, willful misconduct or bad faith in the performance of our or the trustee’s respective duties and obligations or by reason of the reckless disregard of these duties and obligations.

The trustee will not be liable for any indemnification provided to any person by the Up Trust or us. Any indemnification expenses will be paid out of the Fee Deduction Amount provided that any amounts payable to the trustee or related person in respect of indemnification will be payable in advance or will be secured by a lien on the assets of the related trust, and will include, among other costs and expenses, the costs and expenses (including counsel fees) of investigating and defending against all such claims and liabilities.

In addition, each Trust Agreement will provide that neither we nor the trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to our or its respective responsibilities under that Trust Agreement or which in our or its opinion may involve us or it in any expense or liability. We and the trustee may, however, in our or its discretion take any such action which we or it may deem necessary or desirable with respect to the related Trust Agreement and the rights and duties of the parties and the interests of the shareholders under that Trust Agreement.

Any person into or with which the trustee may be merged or consolidated, or any person resulting from any merger or consolidation to which the trustee is a party, or any person succeeding to the business of the trustee, will be the successor of the trustee under the Trust Agreements provided that such successor shall be otherwise qualified and eligible under the provisions of the Trust Agreements.

Modification and Waiver

No amendment to either Trust Agreement may:

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modify the formula for calculating Underlying Value or any defined terms related to that formula; or

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modify the 1:1 relative proportion of Up MacroShares to Down MacroShares that together constitute a MacroShares Unit.

Without the written consent of each shareholder of either of the Paired Trusts that would be adversely affected, and subject to the restrictions outlined above, no amendment to either Trust Agreement may:

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modify the amount or timing of any distributions that are required to be made on the Paired Shares; or

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reduce the percentage of shareholders that are required to consent to the foregoing amendment and the two amendments in the next paragraph.

Subject to the restrictions outlined above, with the written consent of shareholders representing a majority of the Up Aggregate Par Amount, we and the other parties to the Trust Agreements may amend the Trust Agreements for the purpose of:

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adding any provisions to or changing in any manner or eliminating any of the provisions of that Trust Agreement; or

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modifying in any manner the rights of the shareholders.

If any such amendment is adopted and approved by each holder of the Up MacroShares, such amendment shall not be effective unless and until an identical amendment has been made to the Down Trust Agreement in accordance with the amendment provisions of that agreement.

Subject to the restrictions outlined above, we and the other parties to the Trust Agreements may amend the Trust Agreements without notice to or consent of the shareholders:

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to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of either Trust Agreement;

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to conform the provisions of the Trust Agreements to this prospectus and the related attachments to this prospectus;

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to add to the covenants, restrictions or obligations of any entity under either Trust Agreement for the benefit of the shareholders or to modify any provisions of that Trust Agreement so long as such modification does not adversely affect the interests of the shareholders of either of the Paired Trusts in any material respect;

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to evidence and provide for the acceptance of appointment under either Trust Agreement of a successor trustee, a successor administrative agent or a successor marketing agent;

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to modify the procedures for effecting Paired Issuances and Paired Optional Redemptions or for directing and settling creation orders and redemption orders in connection with an amendment to a Participants Agreement;

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to increase or decrease the number of shares in a MacroShares Unit so long as the 1:1 proportion of Up MacroShares to Down MacroShares is maintained;

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to modify the rules governing the administrative agent’s selection of treasuries and treasury repos which are summarized under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations;” and

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to comply with any requirements imposed by the Code or any securities laws.

The trustee will not enter into any amendment or modification which would cause either of the Paired Trusts to be required to register as an investment company under the Investment Company Act of 1940, as amended, or to be regulated as a commodity pool under the Commodity Exchange Act, as amended.

Voting Rights

Each holder of Up MacroShares will be entitled to vote under the Up Trust Agreement on the following matters:

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any amendments requiring the prior written consent of shareholders under the Up Trust Agreement, as described under “—Modification and Waiver;”

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the termination of the trustee under the Up Trust Agreement; and

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the appointment of a successor trustee under the Up Trust Agreement.

Each holder’s voting rights as of any business day will be based on the par amount of its Up MacroShares relative to the aggregate par amount of all Up MacroShares that remain outstanding on that date.

As described in this prospectus under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution,” only Authorized Participants may exercise the right to direct the issuance and redemption of the Up MacroShares.

Reports to Shareholders

We will prepare, on behalf of the Up Trust, quarterly reports on Form 10-Q with respect to each calendar quarter and annual reports on Form 10-K with respect to each calendar year. The reports on Form 10-K will include financial statements audited on behalf of the Up Trust by PricewaterhouseCoopers, LLP, acting as the trust’s independent registered public accounting firm. In addition, the settlement contracts will be valued in such financial statements by the administrative agent at fair value. As there is no market for the settlement contracts, and no such market is expected to develop, the administrative agent will determine the fair value of the settlement contracts by reference to various inputs, including the contractual amount due to or from the Paired Trust, applicable market indices, and the rates of transactions in Up MacroShares on the AMEX. The fair value of the settlement contracts is generally expected to be the contractual amount due to or from the Paired Trust upon settlement, but may be different from such contractual amount. As a result, the fair value of such contracts for financial reporting purposes may differ from the underlying value at which the Up MacroShares are redeemed or created, and such differences could be material. We will also prepare current reports on Form 8-K. We will file all such reports with the Securities and Exchange Commission. You may contact your broker to obtain paper copies of these reports.

Duties of the Trustee

Under the Trust Agreements, the duties of the trustee will include:

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causing the Paired Trusts to make their required payments under the income distribution agreement and the settlement contracts;

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making Quarterly Distributions and a Final Distribution to the holders of the Up MacroShares;

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administering Paired Optional Redemptions and delivering treasuries to redeeming shareholders on each Redemption Date in accordance with the provisions described under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution;”

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administering each of the Paired Trusts;

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paying the fees and expenses of each of the Paired Trusts, to the extent the funds are available for that purpose in accordance with the applicable Trust Agreement;

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effecting Paired Issuances in accordance with the provisions described under “DESCRIPTION OF THE UP MACROSHARES —Paired Issuances;”

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effecting Paired Optional Redemptions in accordance with the provisions described under “DESCRIPTION OF THE UP MACROSHARES — Final Distribution — Final Distributions in Paired Optional Redemptions;”

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acting as the custodian for the treasuries and all other assets of each of the Paired Trusts;

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settling purchase orders for treasuries that are placed on behalf of the Up Trust by the administrative agent, in accordance with the directions of the administrative agent;

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for each Price Determination Day, calculating and providing to the AMEX the variables needed by the AMEX to calculate indicative Underlying Value on that day;

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for each Price Determination Day, calculating the Underlying Value of the Up Trust and the Per Share Underlying Value of one Up MacroShare and providing such values to the administrative agent for posting on the website maintained by the administrative agent at http://www.macromarkets.com;

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calculating, for each Distribution Date, the amount of Available Income on deposit in each of the Paired Trusts, the payment due under the income distribution agreement and the Quarterly Distributions to be made on the Up MacroShares;

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calculating, in connection with each Redemption Date, an Early Termination Date and/or the Final Scheduled Termination Date, the respective underlying values of the Paired Trusts, the final payment due under the settlement contracts being settled on those dates and the Final Distribution to be made on the Up MacroShares on the applicable Redemption Date, Early Termination Date or Final Scheduled Termination Date;

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preparing any notices required under the Trust Agreements;

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providing notification of the occurrence of certain Termination Triggers; and

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performing all of the other obligations required of it under the Trust Agreements and the other transaction documents.

The trustee may engage any other persons to assist it with its duties under the Trust Agreements, but the trustee will remain liable to the shareholders for the performance of these duties to the extent expressly provided in the applicable Trust Agreement.

The trustee will not make any representations or warranties as to the validity or sufficiency of various matters related to either of the trusts including, among other matters, either Trust Agreement, the shares issued by either of the trusts, the assets in either of the trusts, the settlement contracts, the income distribution agreement, the MacroShares Licensing Agreement or any other related agreement, document or instrument. In addition, the trustee makes no representation or warranty regarding federal securities laws or state securities or “blue sky” laws in connection with the distribution of the shares issued by either of the trusts or their registration under applicable federal or state securities laws. The trustee is required to perform only those duties specifically enumerated under the related Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form which the related Trust Agreement requires. However, the trustee is not responsible for the accuracy or content of any of these documents or information furnished to it under either Trust Agreement and is not required to perform any due diligence or investigation with respect to any documents, information or instructions by us, the administrative agent or any other authorized parties.

The trustee may be held liable under either Trust Agreement for its own grossly negligent action or failure to act, or for its own willful misconduct. However, each Trust Agreement limits the trustee’s liabilities, including, among other matters, that the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with our directions or the directions of the administrative agent or 66 and 2/3% of the shareholders. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under either Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

Duties of the Administrative Agent

Under the Trust Agreements, the administrative agent will perform or oversee the performance of a number of duties including, among others:

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directing the trustee in the acquisition of new treasuries for the Paired Trusts on each Distribution Date and each Issuance Date, including placing, or directing a designated service provider to place, the purchase orders for such treasuries, in accordance with the acquisition guidelines that are specified in both of the Trust Agreements and described in this prospectus under “DESCRIPTION OF THE UP TRUST ASSETS — United States Treasury Obligations;”

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processing redemption and creation orders for Paired Shares from Authorized Participants;

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directing the trustee in effecting Paired Optional Redemptions and Paired Issuances;

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selecting treasuries to be delivered between the Paired Trusts in connection with the settlement of the settlement contracts and treasuries to be delivered to redeeming Authorized Participants in connection with Paired Optional Redemptions in accordance with the rules specified in the Trust Agreements;

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performing the calculations described under “ — Calculations;”

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maintaining its website located at http://www.macromarkets.com, where investors can obtain information about the performance of the Paired Shares; and

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providing notification of the occurrence of certain Termination Triggers.

The administrative agent will have the right to delegate any of its duties to third-party service providers; however, the administrative agent will remain liable for the performance of such duties.

Trustee Termination Events

A “Trustee Termination Event” under the Up or Down Trust Agreement will consist of the following:

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a failure to make any Quarterly Distribution in the amount determined in accordance with the calculations required to be made under the applicable Trust Agreement, to the extent that funds are available in the applicable trust to make those distributions, which failure continues unremedied for a period of five (5) or more business days;

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a failure to distribute the proceeds of all of the assets of the applicable trust on the Final Scheduled Termination Date, which failure continues unremedied for a period of five (5) or more business days;

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a failure to make any payment required to be made under the income distribution agreement or the settlement contracts, to the extent that the applicable trust has the funds available to make any such payment, which failure continues unremedied for a period of five (5) or more business days;

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a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

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the trustee becoming ineligible or incapable of acting as trustee under the related Trust Agreement; and

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the occurrence of a Trustee Termination Event under the Trust Agreement for the other Paired Trust as a result of which the trustee is terminated under such Trust Agreement.

So long as a Trustee Termination Event remains unremedied, we may, and at the direction of the required percentage of shareholders we will, terminate the trustee’s rights and obligations under the applicable Trust Agreement. A successor trustee will succeed to all the responsibilities, duties and liabilities of the terminated trustee under the applicable Trust Agreement and will be entitled to similar compensation arrangements. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable Trust Agreement after the delivery of a notice of removal, the terminated trustee may petition a court of competent jurisdiction for the appointment of a successor trustee with a net worth at the time of its appointment of at least $100,000,000. Pending the acceptance of that appointment, the terminated trustee is obligated to continue to act as trustee under the applicable Trust Agreement. Without the consent of a majority of the shareholders, voting by Par Amount, the compensation to be paid to the successor trustee may not be greater than the compensation paid to the terminated trustee under the applicable Trust Agreement.

We may also elect to terminate the trustee without cause and appoint a successor trustee that meets or exceeds the requirements described in this prospectus under “— Trustee.” Pending the acceptance of that appointment by the successor trustee, the terminated trustee is obligated to continue to act as trustee under the applicable Trust Agreement.

Resignation of Trustee

The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted its appointment within a specified period, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee. A resignation of the trustee will not become effective until a successor trustee has been appointed and has accepted its appointment.

Removal and Resignation of Administrative Agent

The administrative agent may, upon written notice to us, resign at any time. The administrative agent may also be removed, with or without cause, at any time by us upon written notice. A resignation or removal of the administrative agent will not become effective until a successor administrative agent has been appointed and has accepted its appointment.

Termination of the Trusts

If we are adjudged to be insolvent or if we are liquidated or dissolved for any reason, this will not (1) result in a termination of either of the Trust Agreements, or the Up Trust or the Down Trust, (2) entitle our legal representatives or assigns to petition any court to partition or wind up all or any part of the Up Trust or the Down Trust or any of their respective properties or (3) otherwise affect the rights, obligations and liabilities of the trustee or the shareholders of either of the trusts.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following describes certain material United States federal income tax consequences of the purchase, ownership and disposition of Up MacroShares. This summary is based on the Code, final, temporary and proposed Treasury regulations, and Internal Revenue Service, or the “IRS,” and judicial rulings, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. Apart from the opinion expressed below, see “— Classification of the Up Trust,” Tax Counsel (as identified below) will provide no other opinion relating to United States federal income tax matters with respect to the trust or shares.

This summary is addressed only to shareholders who hold those shares as capital assets and not as a hedge, a position in a “straddle” or other conversion transaction or as part of a “synthetic” security or other integrated financial transaction. This summary does not describe all of the tax consequences of purchasing, owning or disposing of shares that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all United States federal income tax issues relating to shares that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons whose functional currency is not the U.S. dollar. This discussion does not address alternative minimum tax consequences, nor does it address any state, local or foreign tax consequences of purchasing, owning or disposing of shares.

As used in this section, a “U.S. Holder” means a U.S. Person who is a beneficial owner of an Up MacroShare. A “U.S. Person” means a person that is, for United States federal income tax purposes:

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a citizen or resident of the United States,

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a corporation created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

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an estate, the income of which is subject to United States federal income taxation regardless of its source, or

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a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust.

“Non-U.S. Persons” means persons (other than entities treated as domestic partnerships for United States federal income tax purposes) that are not U.S. Persons.

For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including for this purpose any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of shares.

There is no authority directly on point dealing with securities such as Up MacroShares or the transactions of the type described in this prospectus, and the opinion of Tax Counsel is not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

It is strongly recommended that each prospective investor in Up MacroShares consult with its tax advisor regarding the application of tax laws to its particular situation.

Classification of the Up Trust

Tax Counsel is of the opinion that, under current law, and based on the facts and assumptions set forth in such opinion, the Up Trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes such classification. Partnerships are not subject to United States federal income tax. Rather, the taxable income of a partnership is allocated among its partners and included in their taxable income. If the Up Trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the Up Trust’s taxable income would be subject to tax at regular corporate rates and such income would not flow through to its shareholders for reporting on their own returns. The imposition of tax at the Up Trust level would reduce amounts available for distribution to its shareholders.

Classification of Up MacroShares

For United States federal income tax purposes, each holder of an Up MacroShare will be considered to be a partner in the partnership constituted by the Up Trust. Each such shareholder will be required to include in its gross income its distributive share of income attributable to the Up Trust.

Income and Deductions

A U.S. Holder of shares in the Up Trust will be required to take into account in computing the U.S. Holder’s United States federal income tax liability:

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the U.S. Holder’s distributive share of the income, gains, losses, deductions, credits and items of tax preference and other tax items of the Up Trust in which the U.S. Holder has directly invested for any taxable year of the Up Trust ending within or with the taxable year of the U.S. Holder, without regard to whether any distribution from the Up Trust has been or will be received.

The Up Trust items of income and loss will generally have the same character (ordinary or capital, short-term or long-term) and source in the hands of U.S. Holders as they have in the hands of the Up Trust. As a result of the rules governing the allocation of income, gains, deductions and losses explained more fully below and the various limitations on certain deductions, a U.S. Holder may recognize taxable income in advance of (and potentially in excess of) its receipt of any cash distributions with respect to its Up MacroShares.

Allocation of Up Trust Income, Gains and Losses

Under Section 704(b) of the Code:

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a U.S. Holder’s distributive share of an item of Up Trust income, gain, loss or deduction is determined in accordance with the U.S. Holder’s “interest in the partnership” if the allocations of income, gain, loss and deduction under the Up Trust Agreement lack “substantial economic effect,” and

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each U.S. Holder is required to take into account such distributive share for each taxable year of the Up Trust on the holder’s separate federal income tax return for the holder’s taxable year that includes the last day of that taxable year of the Up Trust, except that if the U.S. Holder disposes of all of its Up MacroShares, the U.S. Holder will be required to take into account such distributive share for the holder’s taxable year that includes the date of disposition.

Final regulations promulgated under Section 704(b) of the Code contain intricate and detailed tests for determining whether allocations have “substantial economic effect.” The allocations of income, gain, loss and deduction under the Up Trust Agreement are intended to meet these tests and, accordingly, we believe that the allocations under the Up Trust Agreement generally correspond to the U.S. Holders’ interests in the Up Trust and, as a consequence, that such allocations should not be substantially modified if challenged by the IRS.

Payments or accruals of earnings on the United States Treasury obligations held as collateral by the Up Trust will be taxable as ordinary income at the time those earnings accrue. Although not free from doubt because of the lack of direct authority, the Up Trust will treat gain (or loss) recognized in respect to the settlement contracts as capital gain (or loss). The Up Trust will treat payments received or made pursuant to the income distribution agreement as resulting in ordinary gain or loss; however, there can be no assurance that the IRS or a court will not treat them as capital gains or losses. Because the Up Trust will be an accrual-basis taxpayer for United States federal income tax purposes, income that is recognized for United States federal income tax purposes will accrue on Up MacroShares and will be allocated to holders of Up MacroShares on a daily accrual basis, regardless of the U.S. Holder’s method of accounting. Actual cash distributions on Up MacroShares in respect of such accrual income will not, however, be separately reported as taxable income to the U.S. Holder at the time they are received. The Up Trust expects that its taxable year will be a calendar year unless another taxable year is required by law.

In addition, non-corporate U.S. Holders will be subject to the “miscellaneous itemized” deduction rules of Section 67 of the Code, and, as a result, deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees, and other expenses associated with the Up Trust will be separately stated for each such U.S. Holder and will be deductible by it only to the extent such expenses, taken together with all other miscellaneous itemized deductions of each such U.S. Holder, exceed 2% of each such U.S. Holder’s adjusted gross income. Furthermore, Section 68 of the Code further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions) (collectively, “Overall Limited Deductions”). Under that provision, Overall Limited Deductions in excess of 2% of adjusted gross income may be deducted only to the extent such Overall Limited Deductions exceed the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specific amount or (ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.

Limitation on Deductibility of Partnership Losses

A U.S. Holder is restricted from taking into account for United States federal income tax purposes any Up Trust loss in excess of such U.S. Holder’s adjusted tax basis (calculated as described below) in its Up MacroShares, as the case may be. In addition, United States federal income tax law restricts certain U.S. Persons, including individuals and certain non-corporate taxpayers and closely-held corporations, from taking into account for United States federal income tax purposes any Up Trust net loss in excess of the amounts for which such U.S. Holder is “at risk” with respect to its shares as of the end of the Up Trust’s taxable year in which such loss occurred. The amount for which such a U.S. Holder is “at risk” with respect to its Up MacroShares, as the case may be, generally is equal to its adjusted tax basis for such shares, less any amounts borrowed:

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in connection with its acquisition of such shares for which it is not personally liable and for which it has pledged no property other than its shares,

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from persons who have a proprietary interest in the Up Trust and from certain persons related to such persons or

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for which the U.S. Holder is protected against loss through non-recourse financing, guarantees or similar arrangements.

A corporate taxpayer can utilize capital losses only to offset capital gains, with unused capital losses carried back three years and carried forward five years. Up to $3,000 of the excess of capital losses over capital gains in any year may be used to offset the ordinary income of non-corporate taxpayers, with any balance carried over indefinitely for use in subsequent years, subject to the same limitation.

Non-corporate investors (and certain closely-held corporations, personal service corporations and S corporations) are subject to the limitations on using losses from passive business activities to offset business income, salary income and portfolio income (e.g., interest, dividends, capital gains from portfolio investments, royalties, etc.). All, or substantially all, of the Up Trust’s income may be treated as portfolio income for these purposes. Therefore, investors may not be able to use passive business losses (such as losses from limited partnership interests) to offset income from the Up Trust.

Sale, Exchange, or Redemption of Up MacroShares

Whereas changes in the value of the Applicable Reference Price of Crude Oil will not, in and of themselves, result in the recognition of income or loss by a U.S. Holder, the termination of one or more settlement contracts will result in the recognition of gain or loss by the Up Trust. In the case of a sale, exchange, redemption or other disposition of all or a portion of a U.S. Holder’s Up MacroShares, as the case may be, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or other disposition and such U.S. Holder’s tax basis in such shares. The amount realized is generally equal to the amount of the proceeds or cash distributions received in redemption (including any constructive cash distributions). Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss and will be long-term capital gain if such shares were held for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates.

A U.S. Holder will not recognize loss upon the partial redemption of its shares. Upon a distribution (including a constructive distribution) in partial redemption of a U.S. Holder’s shares, or any other distribution (or constructive distribution) other than a distribution in redemption of all of a U.S. Holder’s shares, the U.S. Holder’s adjusted tax basis in its shares will be reduced and gain will be recognized to the extent that the U.S. Holder’s adjusted tax basis would have been reduced below zero, as described below in “— Adjusted Tax Basis for Up MacroShares.” Because a U.S. Holder’s tax basis in its shares is not adjusted to take into account the U.S. Holder’s allocable share of the Up Trust’s items of income or loss until the end of the Up Trust’s taxable year, partial redemptions during the taxable year could result in taxable gain to a U.S. Holder even if the U.S. Holder’s tax basis will be increased in respect of the U.S. Holder’s share of Up Trust income for the taxable year and, as a result, no such gain would result if the same partial redemption were made at the end of the taxable year. Furthermore, in the case of a partial redemption, shares of the Up Trust’s income or loss allocable to a U.S. Holder at the end of the taxable year will be taken into account by the U.S. Holder of the partially redeemed shares and will increase or decrease, as the case may be, such U.S. Holder’s tax basis in its remaining shares as of the end of such taxable year. Gain or loss attributable to redemptions by holders of Up MacroShares will be allocated to redeeming U.S. Holders under the Up Trust Agreement. The ability of a U.S. Holder to utilize a capital loss recognized on the sale of shares to offset ordinary income is limited.

Adjusted Tax Basis for Up MacroShares

A U.S. Holder’s adjusted tax basis in its Up MacroShares generally will be equal to the amount of its initial capital contribution increased by (a) any additional capital contributions made by such U.S. Holder and (b) such U.S. Holder’s allocable share of (i) items of Up Trust income and gain and (ii) indebtedness of the Up Trust. A U.S. Holder’s adjusted tax basis in its shares generally will be decreased, but not below zero, by the amount of any cash distributions received by such U.S. Holder from the Up Trust and by such U.S. Holder’s allocable share of (a) items of Up Trust deduction and loss and (b) any constructive distributions resulting from a reduction in such U.S. Holder’s share of indebtedness of the Up Trust.

Adjustments to Basis in Up Trust Assets

The Code provides that the basis of partnership property is not adjusted upon the transfer of an interest in the partnership unless an election has been made under Section 754 of the Code or the partnership is subject to mandatory adjustments under Section 743(b) because it has a “substantial built-in loss” with respect to its assets immediately after such transfer (generally, in excess of $250,000) and certain exceptions do not apply. The Up Trust does not expect to make the election permitted by Section 754 of the Code and expects to qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code and accordingly should qualify for an exception such that, even if it were to have a substantial built-in loss, the partnership should not be subject to mandatory adjustments. Given the absence of applicable authority with respect to the classification of partnerships as securitization partnerships, however, no assurance can be given that the IRS might not successfully assert that the Up Trust does not qualify as a securitization partnership. If it were determined that the Up Trust did not qualify as a securitization partnership and a substantial built-in loss were to exist at the time of a transfer of an Up MacroShare, the Up Trust would be subject to Section 743(b) adjustments.

If Section 743(b) adjustments were required to be made, a subsequent purchaser of an Up MacroShare would have its basis in such holder’s share of the Up Trust’s assets reduced by an amount equal to the difference between the purchaser’s initial adjusted United States federal income tax basis in such share and such holder’s proportionate share of the Up Trust’s tax basis in its assets. Section 743(b) adjustments would be made in respect of each subsequent purchaser separately and would not affect any other shareholders. It is unclear, however, given the publicly traded nature of the Up MacroShares and the nature of the Up Trust’s assets, how, as a practical matter, such adjustments would be tracked and applied, and accordingly, how shareholders might be affected.

Up Trust Audits

Each U.S. Holder is required to treat partnership items on its tax return in a manner consistent with the treatment of the items on the Up Trust’s tax return, except to the extent that the U.S. Holder notifies the IRS of any inconsistencies. It is possible that the federal information tax returns filed with the IRS by the Up Trust will be audited. Such an audit would generally be conducted at the trust level in a single proceeding rather than in separate proceedings with each partner. In any trust-level audit, the Up Trust will be represented by MACRO Securities Depositor, LLC as “tax matters partner.” The Up Trust would bear the costs of any such audit. The tax matters partner would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to the Up Trust. Any such settlement by the Up Trust would not be binding upon any U.S. Holder who is timely identified to the IRS. However, the Up Trust Agreement provides that the U.S. Holders agree, to the extent permitted by law, not to take a position for tax purposes inconsistent with one taken by the Up Trust or by the tax matters partner. Under certain circumstances, U.S. Holders may have the right to participate (at their own expense) in litigation initiated by the trustee of the Up Trust and to initiate litigation with the IRS. Recently enacted legislation permits the IRS to determine, based on the partnership’s return, whether to apply the procedures described above.

Investment Interest Limitation

Interest on any amount borrowed by a non-corporate investor to purchase shares, and interest expense incurred by the Up Trust, will be “investment interest” and is subject to limitation on deductibility. In general, investment interest will be deductible only to the extent of a taxpayer’s “net investment income.” For this purpose, “net investment income” will include net income from the Up Trust and other income from property held for investment (other than property that generates passive business income). However, long-term capital gain is excluded from the definition of net investment income unless the taxpayer makes a special election to treat such gain as ordinary income rather than long-term capital gain. Interest that is not deductible in the year incurred because of the investment interest limitation may be carried forward and deducted in a future year in which the taxpayer has sufficient investment income.

Syndication and Organizational Expenditures

Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is not deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code generally may be amortized ratably over a period of 180 months. There can be no assurance that the IRS will not successfully assert that a portion of the amounts paid by the Up Trust to the trustee, us or others should be deemed to be a reimbursement for organizational expenditures or nondeductible syndication expenses. If the IRS were successful in such assertion, U.S. Holders could recognize income in respect of their shares in excess of the amounts of current income distributed to them.

Tax Shelter Regulations

In certain circumstances, a U.S. Holder of shares who disposes of the shares in a transaction resulting in the recognition by the holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations governing tax shelters and other potentially tax-motivated transactions (the “Tax Shelter Regulations”). Failure to make the required disclosure in tax returns and statements will result in significant penalties. Investors should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of their shares.

Information Reporting and Backup Withholding Tax

In general, income tax information with respect to Up MacroShares will be reported to shareholders on Schedule K-1, which should be mailed to shareholders of Up MacroShares as promptly as possible following each calendar year. Backup withholding tax may also apply to such payments if the U.S. Holder fails to comply with certain identification requirements.

Non-U.S. Holders

A “Non-U.S. Holder” means a holder other than a U.S. Holder. For United States federal income tax purposes, Non-U.S. Holders of shares who furnish a properly completed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable, should not be subject to withholding tax on their allocable share of payments or accruals of earnings on the United States Treasury obligations or payments received pursuant to the income distribution agreement or the settlement contracts. In addition, a Non-U.S. Holder will generally not be subject to United States federal income taxation on capital gains earned in connection with holding, selling or redeeming shares where such Non-U.S. Holder:

•

does not have an office or fixed place of business in the U.S. and otherwise does not carry on a U.S. trade or business;

•

is not an individual who is present in the U.S. for 183 days or more in a taxable year or who has a “tax home” in the U.S. for U.S. federal income tax purposes; or is not a former citizen of the U.S.

Backup Withholding

A Non-U.S. Holder who fails to establish its exemption from backup withholding by certifying its status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable, may be subject to backup withholding tax. Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished by such Non-US. Holder to the IRS. Non-U.S. Holders should consult their tax advisors regarding the filing of a U.S. tax return for claiming a refund of any such backup withholding.

STATE TAX CONSEQUENCES

In addition to the federal income tax consequences described in “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES,” you should consider the state income tax consequences of the acquisition, ownership, and disposition of the shares. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the shares.

CERTAIN ERISA CONSIDERATIONS

Up MacroShares

We anticipate that the Up MacroShares offered in this prospectus will meet the criteria of “publicly-offered securities” pursuant to the Plan Assets Regulation issued by the Department of Labor.

Although no assurances can be given, we expect that:

•

there will be no restrictions imposed on the transfer of the Up MacroShares;

•

the Up MacroShares will be held by at least 100 independent investors at the conclusion of this offering; and

•

the Up MacroShares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

If the Up MacroShares were to fail to meet the criteria of publicly-offered securities, the assets of the Up Trust could be deemed under ERISA to include the assets of any plans that invested in the Up Trust. In that event, transactions involving the Up Trust’s assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code, unless another exception to the Plan Assets Regulation or a statutory or administrative exception applies.

Prospective fiduciaries of a plan considering the purchase of Up MacroShares should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the shares with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

•

whether the fiduciary has the authority to make the investment,

•

the composition of the plan’s portfolio with respect to diversification by type of asset,

•

the plan’s funding objectives,

•

the tax effects of the investment,

•

whether the assets of the trust that are represented by the Up MacroShares would be considered plan assets, and

•

whether, under the general fiduciary standards of investment prudence and diversification an investment in the Up MacroShares is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

Any purchaser of Up MacroShares that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered shares without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PLAN OF DISTRIBUTION

The Up Trust issues newly created Up MacroShares to Authorized Participants in Paired Issuances on a continuous basis. The Up MacroShares are issued solely as part of MacroShares Units, each constituting 50,000 Up MacroShares and 50,000 Down MacroShares. Each MacroShares Unit is issued by the Paired Trusts in exchange for cash deposited into the Paired Trusts in an amount equal to the combined Per Share Underlying Value of the Up MacroShares and the Down MacroShares, as measured on the date on which an order for Paired Shares is received. Only Authorized Participants may place orders with the Up Trust.

Due to the fact that Up MacroShares can be issued on an ongoing basis at any point during the life of the Up Trust, a continuous “distribution,” within the meaning of the Securities Act, will be occurring. Authorized Participants, other broker-dealers and all other persons are cautioned that some of their activities result in their being deemed to be participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery requirements and liability provisions of the Securities Act. For example, an Authorized Participant or any other person will be deemed to be a statutory underwriter of the Up MacroShares if it deposits cash into the Up Trust and the Down Trust in exchange for MacroShares Units, and after the issuance sells the Up MacroShares which were part of the MacroShares Unit to its customers or if it couples the creation of a supply of new Up MacroShares with an active selling effort involving the solicitation of secondary market demand for the shares. A determination of whether a particular market participant is a statutory underwriter must take into account all the facts and circumstances pertaining to the activities of that participant or its clients in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to the designation of a person as a statutory underwriter.

Investors that purchase Up MacroShares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but nonetheless are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Up MacroShares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, are unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act and, therefore, will be subject to the prospectus delivery requirements of the Securities Act.

We intend to qualify the Up MacroShares in states selected by us and through broker-dealers who are members of the National Association of Securities Dealers, Inc. Investors intending to create or redeem MacroShares Units through Authorized Participants in transactions not involving a broker-dealer registered in the respective investor’s state of domicile or residence should consult their respective legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to that creation or redemption.

Authorized Participants will not receive from us or any of our affiliates any fees or other compensation in connection with the creation and sale of the Up MacroShares. The Authorized Participants or their respective affiliates may receive customary compensation and brokerage fees from investors who purchase Up MacroShares. The difference between the price paid by Authorized Participants as underwriters and the price paid to such Authorized Participants by investors will be deemed underwriting compensation. An Authorized Participant who directs a Paired Issuance is under no obligation to buy any specific number of MacroShares Units and may sell the MacroShares Units that it has purchased. In addition, an Authorized Participant is under no obligation to create or redeem MacroShares Units at any time, and an Authorized Participant is under no obligation to offer to the public any shares that are part of a MacroShares Unit which it did not create. In connection with any Paired Issuance, any Authorized Participant that creates a MacroShares Unit will be deemed to be a statutory underwriter of the Paired Shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act. An Authorized Participant will be required to deliver a prospectus in connection with any transaction for which the Authorized Participant will be deemed a statutory underwriter.

The marketing agent is assisting us in (1) developing and executing a marketing plan for the Up Trust on an ongoing basis and (2) preparing marketing materials for the Up MacroShares. Fees are paid to the marketing agent by the trustee out of the Fee Deduction Amount as compensation for the services performed by it for the Up Trust. MACRO Financial, LLC may from time to time compensate individual distributors who are not Authorized Participants in connection with sales of the Up MacroShares made by such distributors. The aggregate sum of the marketing agent’s compensation, the administrative agent’s compensation, any sales compensation paid by MACRO Financial, LLC to individual distributors and any expenses reimbursable to the marketing agent and the administrative agent with regard to the sale of the Up MacroShares, will, in no event, exceed the maximum amount of 10% of the gross proceeds of this offering.

The Up MacroShares will be listed on the American Stock Exchange, or the “AMEX,” under the trading symbol “UOY.”

LEGAL OPINIONS

Certain legal matters relating to the Up MacroShares and certain federal income tax consequences will be passed upon for us, the Paired Trusts and MacroMarkets LLC by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing us, MacroMarkets LLC and our and its affiliates in connection with other transactions.

EXPERTS

The Financial Statements of the Up Trust as of April 14 2008, which are included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

GLOSSARY OF DEFINED TERMS

“Applicable Reference Price of Crude Oil” means the settlement price of the Light Sweet Crude Oil Futures Contract, as established and reported by NYMEX on a per barrel basis in U.S. dollars at the end of each Price Determination Day based upon the trading that has occurred in that contract by open outcry and that has been published to the consolidated tape; provided, that if NYMEX abandons its open outcry format for the Light Sweet Crude Oil Futures Contract, the Applicable Reference Price of Crude Oil is based on trading of the Light Sweet Crude Oil Futures Contract on the substitute electronic trading platform established by NYMEX, and, in the event that the NYMEX license has been terminated by NYMEX and MacroMarkets LLC and the depositor have successfully negotiated a license with a Substitute Oil Price Provider, the settlement price for the Substitute Reference Oil Price that is established for each Price Determination Day, as provided in such license.

“Authorized Participant” means an entity that:

•

is a registered broker-dealer and a member in good standing with the Financial Industry Regulatory Authority (“FINRA”), or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of FINRA in order to engage in securities transactions;

•

is a participant in DTC or has indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant; and

•

has entered into a Participants Agreement.

“Available Income” means, on each Distribution Date, an amount calculated for each of the Paired Trusts as all funds on deposit in the applicable trust on that Distribution Date after that trust has (i) set aside an amount equal to the Fee Deduction Amount to pay fees and expenses, (ii) paid or received a payment from the other Paired Trust under the income distribution agreement and (iii) acquired treasuries with an aggregate purchase price equal to the aggregate par amount of its shares as of that Distribution Date.

If the Available Income of either Paired Trust for any Calculation Period is a negative number, then the Available Income of that trust on the related Distribution Date will be equal to zero and that trust will not make any payments under the income distribution agreement or any Quarterly Distribution to its shareholders on that Distribution Date unless it was entitled to and received a portion of the other Paired Trust’s Available Income. The administrative agent is required to use commercially reasonable efforts to direct the acquisition of identical assets for each of the Paired Trusts; accordingly, it is unlikely that there would be a significant difference in the income accrued by each of the Paired Trusts during any Calculation Period.

“business day” means any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close.

“Calculation Period” means, for each Distribution Date, the period beginning on (but excluding) the second business day prior to the preceding Distribution Date (or, in the case of the first Distribution Date, beginning on the first Issuance Date) and ending on (and including) the second business day prior to the current Distribution Date (or, in the case of the last Distribution Date, ending on and including the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date).

“Closing Date” means April [  ], 2008.

“Code” means the Internal Revenue Code of 1986, as amended.

“Daily Fee Accrual” means, for each day occurring during any Calculation Period for the Up or Down Trust, the Up or Down Asset Amount, as applicable, multiplied by the Daily Fee Accrual Rate on that day plus an estimated fixed annual expense amount divided by 365 or 366, depending upon the number of days in the current year. The sum of the Daily Fee Accruals for the Up Trust or the Down Trust for an entire Calculation Period will be equal to the Fee Deduction Amount for that Calculation Period and that trust. The fixed annual expense amount is expected to equal approximately $600,000, as adjusted periodically based upon actual fees and expenses incurred or expected to be incurred by the Up Trust.

“Daily Fee Accrual Rate” means an annual rate equal to 0.95%, divided by 365 or 366, depending on the actual number of days in the current year. This rate represents the annual rate at which the fees and expenses of each of the Paired Trusts are assumed to accrue.

“Daily Yield Rate” means for purposes of calculating the Up Available Income Accrual and the Down Available Income Accrual for each treasury on deposit in the applicable trust, the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. For purposes of this definition, the “yield rate” for each treasury will be equal to its stated interest rate, if any, or any applicable discount rate, based on the date of purchase and the purchase price at which the applicable Paired Trust acquired that treasury and, in the case of treasury repurchase agreements, the difference between its purchase price and its repurchase price.

“Distribution Date” means the second business day preceding each Record Date.

“Distribution Payment Date” means the third business day of the month immediately following the month in which the related Distribution Date occurred.

“Down Aggregate Par Amount” means an amount determined on any date by multiplying the aggregate number of Down MacroShares issued by the Down Trust, whether on the Closing Date or in Paired Issuances less any shares that were redeemed prior to that date, by the Par Amount.

“Down Asset Amount” refers to the amount of assets on deposit in the Down Trust, calculated as of any day occurring during any Calculation Period as the sum of:

•

the Down Investment Amount

plus

•

the sum of the Down Available Income Accruals for each elapsed day of that Calculation Period (not including the day of measurement)

minus

•

the portion of those Down Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the day of measurement plus

•

the portion of the proceeds of all Paired Issuances that have occurred during that Calculation Period prior to the day of measurement that represent the aggregate Down Available Income Accruals that would have accrued on the aggregate par amount of the Down MacroShares that were created in such Paired Issuances if such shares had been outstanding during the period from the last Distribution Date to the applicable Issuance Date.

The Down Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Down Trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the maturities of the treasuries held by the Down Trust during the preceding Calculation Period.

“Down Available Income Accrual” means, for each day occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Down Trust on that date, the product of the purchase price at which the trust acquired that treasury (or, in the case of any treasury that was acquired at a premium, the par amount of that treasury) multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Down Available Income Accrual will be equal to zero.

“Down Earned Income Accrual” means, for each calendar day occurring during any Calculation Period:

•

if on such date the Ending Level is below the Starting Level, the Down Available Income Accrual for that date plus the product of (i) the Up Available Income Accrual for that date and (ii) the Price Level Percentage Change on that date;

•

if on such date the Ending Level is above the Starting Level, the Down Available Income Accrual for that date minus the product of (i) such Down Available Income Accrual and (ii) the Price Level Percentage Change on that date; and

•

if on such date the Ending Level is equal to the Starting Level, the Down Available Income Accrual for that date;

plus

•

if the day of measurement is also an Issuance Date on which a net increase in the Down Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Down MacroShares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Down MacroShare, which represents the Down Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date, minus

•

if the day of measurement is also a Redemption Date on which a net decrease in the Down Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances, the product of the number of Down MacroShares redeemed on such day constituting such net decrease and the income component of the Per Share Underlying Value of each such Down MacroShare, which represents the Down Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

The Down Earned Income Accrual for each Calculation Period will be equal to the sum of the Down Earned Income Accruals for each day of that Calculation Period.

“Down Trust Agreement” means the amended and restated trust agreement, dated as of April [ ], 2008, entered into by us, as depositor, State Street Bank and Trust Company, N.A., as trustee for the Down Trust, MacroMarkets LLC, as administrative agent and MACRO Financial, LLC, as marketing agent.

“Down Investment Amount” will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Down Trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The “Down Investment Amount” on any other day occurring during any Calculation Period will equal the aggregate par amount of the Down MacroShares that are outstanding on that day if the amount actually invested on the preceding Distribution Date was equal to the Down Aggregate Par Amount on that day. If the amount actually invested on the last Distribution Date was less than the Down Aggregate Par Amount, then the “Down Investment Amount” for each day of the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Down MacroShares outstanding on that Distribution Date, multiplied by the number of Down MacroShares that are outstanding on the day of measurement.

“DTC” means The Depository Trust Company.

“Early Termination Date” means the next Distribution Date that follows the occurrence of a Termination Trigger.

“Ending Level” means, for each Price Determination Day, the price established and reported by NYMEX or the Substitute Oil Price Provider for the Applicable Reference Price of Crude Oil on that Price Determination Day.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fee Deduction Amount” means, for each Calculation Period and each Paired Trust, an amount equal to the sum of, for each day during that Calculation Period, (i) the Up Asset Amount or the Down Asset Amount, as applicable, as of that day multiplied by the Daily Fee Accrual Rate, and (ii) an estimated fixed annual amount divided by 365 or 366, depending upon the number of days in the current year. The fixed annual amount for both the Up Trust and the Down Trust is expected to equal approximately $600,000 for each trust, but will be adjusted periodically based upon actual expenses incurred or expected to be incurred by each of the trusts.

“Final Distribution” means any distribution made in redemption of all or a portion of the Up MacroShares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, as described in “DESCRIPTION OF THE UP MACROSHARES — Final Distribution.”

“Final Scheduled Termination Date” means the Distribution Date scheduled to occur on December 27, 2013.

“Issuance Date” means the business day following each Issuance Order Date on which a Paired Issuance is effected, provided that, in the case of any creation order that is delivered on a Distribution Date or the business day following the Distribution Date, the “Issuance Date” will be the third business day following the Issuance Order Date.

“Issuance Order Date” means the business day on which an Authorized Participant delivers a creation order to the administrative agent directing a Paired Issuance.

“Light Sweet Crude Oil Futures Contract” means the NYMEX Division Light Sweet Crude Oil Futures Contract of the Designated Maturity.

“MacroShares Unit” means 50,000 Up MacroShares and 50,000 Down MacroShares.

“NYMEX” means New York Mercantile Exchange, Inc.

“Paired Shares” means the Up MacroShares and the Down MacroShares.

“Paired Trusts” means the Up Trust and the Down Trust.

“Paired Issuance” means the issuance of Paired Shares in MacroShares Units as described in “DESCRIPTION OF THE UP MACROSHARES — Paired Issuances.”

“Paired Optional Redemption” means a redemption of the Paired Shares in MacroShares Units as described in “DESCRIPTION OF THE UP MACROSHARES — Final Distribution — Final Distributions in Paired Optional Redemptions.”

“Par Amount” means for each Up MacroShare and each Down MacroShare, a stated amount equal to $[25] per share.

“Participants Agreement” means an agreement entered into by us, the entity or entities acting as the administrative agents and trustees of the Up Trust and the Down Trust and an Authorized Participant, that specifies procedures for the Paired Issuance and Paired Optional Redemption of Paired Shares.

“Per Share Underlying Value” means, with respect to each business day occurring during any Calculation Period and (i) each Up MacroShare, an amount calculated by dividing the Underlying Value of the Up Trust by the number of Up MacroShares outstanding on that day, and (ii) each Down MacroShare, an amount calculated by dividing the Underlying Value of the Down Trust by the number of Down MacroShares outstanding on that day.

“Price Determination Day” means each day on which the Applicable Reference Price of Crude Oil is calculated based upon trading by open outcry on the facilities of NYMEX.  If trading of the NYMEX Division light sweet crude oil futures contracts ceases to occur by open outcry and is transferred by NYMEX to an electronic platform, a Price Determination Day will be based upon trading on such electronic platform.

“Price Level Percentage Change” means, on any date, the absolute value of (x) the Ending Level of the Applicable Reference Price of Crude Oil on that date (or the last preceding Price Determination Day if the date of determination is not a Price Determination Day) minus the Starting Level of the Applicable Reference Price of Crude Oil divided by (y) the Starting Level.

“Quarterly Distribution” means, for each Distribution Date, the distribution to be made to the holders of the Up MacroShares that is described in “DESCRIPTION OF THE UP MACROSHARES — Quarterly Distributions.”

“Record Date” means the last business day of March, June, September and December of each year, commencing in June of 2008.

“Redemption Cash Component” means the funds that must be delivered by the Authorized Participant to the trustee in connection with any redemption in which treasuries are being delivered to make the Final Distribution and these treasuries, valued at their acquisition cost, represent a value in excess of the Per Share Underlying Value of the shares being redeemed.

“Redemption Date” means the business day following the Redemption Order Date on which a Paired Optional Redemption is effected or, in the event that the Redemption Order Date is a Distribution Date or the business day following the Distribution Date, on the third business day after the Redemption Order Date.

“Redemption Order Date” means any business day on which an Authorized Participant places an order for a Paired Optional Redemption.

“Redemption Percentage” means:

•

on any Redemption Order Date, a fraction, expressed as a percentage:

–

the numerator of which is the aggregate number of Up MacroShares that are being redeemed and the denominator of which is the aggregate number of Up MacroShares that are outstanding prior to the redemption, in the case of the Up MacroShares; and

–

the numerator of which is the aggregate number of Down MacroShares that are being redeemed and the denominator of which is the aggregate number of Down MacroShares that are outstanding prior to the redemption, in the case of the Down MacroShares; or

•

on the Final Scheduled Termination Date or an Early Termination Date, a percentage equal to 100%.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Starting Level” means, for the Applicable Reference Price of Crude Oil for purposes of the transactions described in this prospectus, $[100].00 as of the Closing Date.

“Substitute Reference Oil Price” means the spot price for West Texas Intermediate Oil or the spot price for Light Sweet Louisiana Crude Oil generated by the Dow Jones Energy Service, or if we, in our capacity as the Depositor, are unable to obtain a license from the Dow Jones Energy Service, the crude oil price generated or determined by another Substitute Oil Price Provider.

“Substitute Oil Price Provider” means any source of NYMEX settlement prices that is accessible and available to the general public, or the Dow Jones Energy Service.

“Termination Triggers” has the meaning described in “DESCRIPTION OF THE UP MACROSHARES — Termination Triggers.”

“Trust Agreements” means the Up Trust Agreement and the Down Trust Agreement.

“Trustee Termination Event” has the meaning described in “DESCRIPTION OF THE TRUST AGREEMENTS — Trustee Termination Events.”

“Underlying Value” of the Up Trust will equal, on any Price Determination Day occurring during any Calculation Period:

•

if the Ending Level of the Applicable Reference Price of Crude Oil on that Price Determination Day is above the Starting Level:

–

the sum of the Up Earned Income Accruals for each day that has elapsed during such Calculation Period, up to and including the current Price Determination Day plus

–

the Up Investment Amount on such day

plus

–

the Down Investment Amount on such day multiplied by the Price Level Percentage Change for such day,

OR

•

if the Ending Level of the Applicable Reference Price of Crude Oil on that Price Determination Day is below the Starting Level:

–

the sum of the Up Earned Income Accruals for each day that has elapsed during such Calculation Period, up to and including the current Price Determination Day plus

–

the Up Investment Amount on such day

minus

–

the Up Investment Amount on such day multiplied by the Price Level Percentage Change for such day,

OR

•

if the Ending Level of the Applicable Reference Price of Crude Oil on that Price Determination Day is equal to the Starting Level, the sum of the Up Earned Income Accruals for each day that has elapsed during such Calculation Period, up to and including the relevant Price Determination Day plus the Up Investment Amount on that day.

The Underlying Value of the Up Trust for any Price Determination Day that is followed by one or more days that are not Price Determination Days will include the Up Earned Income Accruals for each of these days, calculated on the basis of the Applicable Reference Price of Crude Oil on the current Price Determination Day. The “Underlying Value” of the Up Trust on any day that is not a Price Determination Day will be equal to its Underlying Value on the last preceding Price Determination Day.

“Up Aggregate Par Amount” means an amount determined on any date by multiplying the aggregate number of Up MacroShares issued by the Up Trust on any Issuance Date, less any shares that were redeemed prior to that date, by the Par Amount.

“Up Asset Amount” refers to the amount of assets on deposit in the Up Trust, calculated as of each day occurring during any Calculation Period as the sum of:

•

the Up Investment Amount

plus

•

the sum of the Up Available Income Accruals for each elapsed day of that Calculation Period (not including the day of measurement)

minus

•

the portion of those Up Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the day of measurement plus

•

the portion of the proceeds of all Paired Issuances that have occurred during that Calculation Period prior to the date of measurement that represent the aggregate Up Available Income Accruals that would have accrued on the aggregate par amount of the Up MacroShares that were created in such Paired Issuances if such shares had been outstanding during the period from the last Distribution Date to the applicable Issuance Date.

The Up Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to the aggregate amount of funds on deposit in the Up Trust on that Distribution Date, including all interest, discount, principal and any other amounts received upon the maturity of its treasuries during the preceding Calculation Period.

“Up Available Income Accrual” means, for each day occurring during any Calculation Period, (i) the sum of, for each treasury on deposit in the Up Trust on that day, the product of the purchase price at which the trust acquired that treasury (or, in the case of any treasury that was acquired at a premium, the par amount of that treasury) multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Up Available Income Accrual will be equal to zero.

“Up Earned Income Accrual” means, for each calendar day occurring during any Calculation Period:

•

if on such date the Ending Level is above the Starting Level, the Up Available Income Accrual for that date plus the product of (i) the Down Available Income Accrual for that date and (ii) the Price Level Percentage Change on that date;

•

if on such date the Ending Level is below the Starting Level, the Up Available Income Accrual for that date minus the product of (i) such Up Available Income Accrual and (ii) the Price Level Percentage Change on that date; and

•

if on such date the Ending Level is equal to the Starting Level, the Up Available Income Accrual for that date;

plus

•

if the day of measurement is also an Issuance Date on which a net increase in the Up Aggregate Par Amount has occurred after giving effect to all Paired Issuances and Paired Optional Redemptions on that date, the product of the number of Up MacroShares created on such date constituting such net increase and the income component of the Per Share Underlying Value of each such Up MacroShare, representing the Up Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Issuance Date;

minus

•

if the day of measurement is also a Redemption Date on which a net decrease in the Up Aggregate Par Amount has occurred after giving effect to all Paired Optional Redemptions and Paired Issuances on that day, the product of the number of Up MacroShares redeemed on such day constituting such net decrease and the income component of the Per Share Underlying Value of each such Up MacroShare, representing the Up Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to such Redemption Date.

The Up Earned Income Accrual for each Calculation Period will be equal to the sum of the Up Earned Income Accruals for each day of that Calculation Period.

“Up Trust Agreement” means the amended and restated trust agreement, dated as of April [ ], 2008, entered into by us, as depositor, State Street Bank and Trust Company, N.A., as trustee for the Up Trust, MacroMarkets LLC, as administrative agent and MACRO Financial, LLC, as marketing agent.

“Up Investment Amount” will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Up Trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The “Up Investment Amount” on any other day occurring during any Calculation Period will equal the aggregate par amount of the Up MacroShares that are outstanding on that day if the amount actually invested on the preceding Distribution Date was equal to the Up Aggregate Par Amount on that day. If the amount actually invested on the last Distribution Date was less than the Up Aggregate Par Amount, then the “Up Investment Amount” for each day of the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Up MacroShares outstanding on that Distribution Date, multiplied by the number of Up MacroShares that are outstanding on the day of measurement.

“Value” means, with respect to each treasury, the purchase price at which the applicable Paired Trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date.